                                               Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-47348

PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 16, 2000)
                                  $458,047,000
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                        [USAIRWAYS LOGO APPEARS HERE]                         +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                           2001-1G Pass Through Trust
                    Pass Through Certificates, Series 2001-1

                                  -----------

   This prospectus supplement relates to class G pass through certificates to be issued by a pass through trust that we will form. Each pass through certificate represents an ownership interest in the property held by the trust. The proceeds of this financing will be used to partially finance fourteen Airbus aircraft. The certificates do not represent interests in or obligations of US Airways or any of our affiliates.

   Interest related to the class G certificates will be paid semiannually, on each March 20 and September 20, beginning March 20, 2001. Principal payments related to the class G certificates are expected to be paid on March 20 and September 20 in scheduled years, beginning on September 20, 2001.

   We are offering only the class G certificates by this prospectus supplement. Simultaneously with this offering, class C certificates in the aggregate face amount of $98,169,000 will be issued by a second pass through trust in a separate private sale.

   Citibank, N.A. will provide a liquidity facility for each class of certificates in an amount sufficient to make three semiannual interest payments if a pass through trust does not have enough funds to make those interest payments.

   MBIA Insurance Corporation will issue a financial guaranty insurance policy to support the payment of interest on the class G certificates when due and the payment of the outstanding balance on the class G certificates due on the final maturity date for the class G certificates, and under certain other circumstances as described in this prospectus supplement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                           [MBIA LOGO APPEAR HERE]                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                  -----------

   Investing in the certificates involves risks. See "Risk Factors" beginning on page S-21.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

Pass Through               Interest  Final Expected   Price to
Certificates  Face Amount    Rate   Distribution Date Public(1)
------------  ------------ -------- ----------------- ---------
2001-1G       $458,047,000  7.076%   March 20, 2021     100%

(1) Plus accrued interest, if any, from the date of issuance.

                                  -----------

   The underwriters will purchase all of the class G certificates, if any are purchased, subject to the satisfaction of certain conditions. The aggregate proceeds from the sale of the class G certificates will be $458,047,000. We will pay the underwriters a commission of $3,893,400. Salomon Smith Barney Inc. expects to deliver the class G certificates to purchasers on January 26, 2001. Interest on the class G certificates will accrue from the date of delivery. Neither class of certificates will be listed on a national securities exchange.

                                  -----------

Salomon Smith Barney
             Credit Suisse First Boston
                         JP Morgan
                                  Credit Lyonnais Securities
                                                      Deutsche Banc Alex. Brown

January 19, 2001.

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.
                                 ------------

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                            Page
                                                                            ----
PRESENTATION OF INFORMATION................................................  S-1

PROSPECTUS SUPPLEMENT SUMMARY..............................................  S-2
  The Offering.............................................................  S-2
  Certificates.............................................................  S-2
  The Pass Through Trust...................................................  S-2
  Secured Promissory Notes.................................................  S-3
  Delayed Aircraft Financing and Termination of Delivery Period............  S-4
  Summary of Terms of Certificates.........................................  S-5
  Secured Promissory Notes and the Aircraft................................  S-6
  Loan to Aircraft Value Ratios............................................  S-6
  Cash Flow Structure......................................................  S-8

THE OFFERING...............................................................  S-9
SUMMARY FINANCIAL AND OPERATING DATA....................................... S-19
RISK FACTORS............................................................... S-21
  Risk Factors Relating to US Airways...................................... S-21
  Risk Factors Relating to the Airline Industry............................ S-24
  Risk Factors Relating to the Certificates and the Offering............... S-27
  Risk Factors Relating to the Policy Provider............................. S-29

FORWARD-LOOKING STATEMENTS................................................. S-31

US AIRWAYS................................................................. S-32
  Merger................................................................... S-32
  US Airways Shuttle....................................................... S-33
  Domestic Service......................................................... S-33
  Expanding International Service.......................................... S-33
  Code Sharing Relationships............................................... S-34
  Fleet Rationalization and the Airbus Aircraft............................ S-34
  US Airways' Market Position.............................................. S-35
  Sabre, Inc. Agreement.................................................... S-35
  On-Line Reservation System............................................... S-35
  Legal Proceedings........................................................ S-35

DESCRIPTION OF THE POLICY PROVIDER......................................... S-38
  General.................................................................. S-38
  MBIA..................................................................... S-38

                                                                           Page
                                                                           ----
  MBIA Financial Information.............................................. S-38
  Where You Can Obtain Additional Information About MBIA.................. S-39
  Financial Strength Ratings of MBIA...................................... S-39
USE OF PROCEEDS........................................................... S-40

DESCRIPTION OF THE CERTIFICATES........................................... S-40
  General................................................................. S-40
  Payments and Distributions.............................................. S-41
  Pool Factors............................................................ S-44
  Reports to Certificateholders........................................... S-46
  Indenture Defaults and Certain Rights upon an Indenture Default......... S-47
  Purchase Rights of Certificateholders................................... S-49
  PTC Event of Default.................................................... S-49
  Merger, Consolidation and Transfer of Assets............................ S-49
  Modifications of the Pass Through Trust Agreements and Certain Other
   Agreements............................................................. S-50
  Obligation to Purchase Secured Promissory Notes......................... S-53
  Termination of the Pass Through Trust................................... S-60
  The Pass Through Trustee................................................ S-60
  Book-Entry; Delivery and Form........................................... S-60

DESCRIPTION OF THE DEPOSIT AGREEMENTS..................................... S-61
  General................................................................. S-61
  Unused Deposits......................................................... S-61
  Distribution upon Occurrence of a Triggering Event...................... S-62
  Distribution upon Occurrence of a Termination Event..................... S-62
  Depositary.............................................................. S-62
  Replacement of Depositary............................................... S-62

DESCRIPTION OF THE ESCROW AGREEMENTS...................................... S-63

DESCRIPTION OF THE LIQUIDITY FACILITIES................................... S-64
  General................................................................. S-64

                                                                            Page
                                                                            ----
  Drawings................................................................. S-64
  Reimbursement of Drawings................................................ S-66
  Liquidity Events of Default.............................................. S-67
  Liquidity Provider....................................................... S-68

DESCRIPTION OF THE POLICY AND THE POLICY PROVIDER AGREEMENT................ S-69
  The Policy............................................................... S-69
  General.................................................................. S-71
  The Policy Provider Agreement and the Policy Fee Letter.................. S-72

DESCRIPTION OF THE INTERCREDITOR AGREEMENT................................. S-73
  Intercreditor Rights..................................................... S-73
  Priority of Distribution................................................. S-75
  The Subordination Agent.................................................. S-77

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS............................. S-78
  The Aircraft............................................................. S-78
  The Appraisals........................................................... S-78
  Deliveries of Aircraft................................................... S-79
  Substitute Aircraft...................................................... S-79

DESCRIPTION OF THE SECURED PROMISSORY NOTES................................ S-80
  General.................................................................. S-80
  Subordination............................................................ S-80
  Principal and Interest Payments.......................................... S-80
  Redemption............................................................... S-81
  Security................................................................. S-82
  Loan to Value Ratios of Secured Promissory Notes......................... S-83
  Limitation of Liability for Leased Aircraft Notes........................ S-85
  Liability for Owned Aircraft Notes....................................... S-86
  Indenture Defaults, Notice and Waiver.................................... S-86

                                                                           Page
                                                                           ----
  Remedies...............................................................  S-87
  Modification of Indentures and Leases..................................  S-89
  Indemnification........................................................  S-90
  The Leases and the Owned Aircraft Indentures...........................  S-90

U.S. INCOME TAX MATTERS..................................................  S-97
  General................................................................  S-97
  Tax Treatment of the Pass Through Trust and Certificateholders.........  S-97
  Sale or Other Disposition of the Certificates..........................  S-98
  Foreign Certificateholders.............................................  S-98
  Information Reporting and Backup Withholding...........................  S-98

CERTAIN CONNECTICUT TAXES................................................  S-99

ERISA CONSIDERATIONS..................................................... S-100
  General................................................................ S-100
  Plan Assets Issues..................................................... S-100
  Prohibited Transaction Exemptions...................................... S-100
  Underwriter Exemption May Apply to the Purchase of Class G Certificates
   by Plans.............................................................. S-101
  Special Considerations Applicable to Insurances Company General
   Accounts.............................................................. S-102

UNDERWRITING............................................................. S-103

PURCHASE OF CLASS C CERTIFICATES......................................... S-105

LEGAL MATTERS............................................................ S-105

EXPERTS.................................................................. S-106

GLOSSARY................................................................. S-107

APPRAISAL LETTERS.................................................... Appendix I

                                   Prospectus

                                                                           Page
                                                                           ----
FORWARD-LOOKING STATEMENTS................................................   1
SUMMARY...................................................................   2
  The Offering............................................................   2
  Certificates............................................................   2
  Pass Through Trusts.....................................................   3
  Secured Promissory Notes................................................   3
  Delayed Financing.......................................................   4
  Cash Flow Structure.....................................................   5
  Transaction Structure for Leased Aircraft...............................   6
  Transaction Structure for Owned Aircraft................................   7
  Additional Information..................................................   7
US AIRWAYS................................................................   8
RATIO OF EARNINGS TO FIXED CHARGES........................................   9
USE OF PROCEEDS...........................................................  10
DESCRIPTION OF THE CERTIFICATES...........................................  11
  General.................................................................  11
  Payments and Distributions..............................................  15
  Pool Factors............................................................  16
  Reports to Certificateholders...........................................  16
  Voting of Secured Promissory Notes......................................  17
  Events of Default and Certain Rights upon an Event of Default...........  18
  Merger, Consolidation and Transfer of Assets............................  20
  Modifications of the Basic Agreement....................................  20
  Modification of Indenture and Related Agreements........................  21
  Cross-Subordination Issues..............................................  22
  Termination of the Pass Through Trusts..................................  22
  Delayed Purchase of Secured Promissory Notes............................  22
  Liquidity Facility, Insurance Policy, Swap or Hedging Instrument, and
   Other Credit Enhancements..............................................  22
  The Pass Through Trustee................................................  23
  Book-Entry Registration.................................................  24

                                                                           Page
                                                                           ----
DESCRIPTION OF THE SECURED PROMISSORY NOTES...............................  27
  General.................................................................  27
  Principal and Interest Payments.........................................  28
  Redemption..............................................................  28
  Security................................................................  28
  Ranking of Secured Promissory Notes.....................................  30
  Payments Under Leases and Limitation of Liability.......................  30
  Defeasance of the Indentures and the Secured Promissory Notes in Certain
   Circumstances..........................................................  31
  Assumption of Obligations by US Airways.................................  31
  Additional Notes........................................................  32
  Intercreditor Issues....................................................  32
  Owner Participant; Revisions to Agreements..............................  32
U.S. INCOME TAX MATTERS...................................................  33
  General.................................................................  33
  Tax Treatment of the Pass Through Trusts and Certificateholders.........  33
  Effect of Subordination on Certificateholders of Subordinated Trusts....  34
  Original Issue Discount.................................................  34
  Sale or Other Disposition of the Certificates...........................  34
  Foreign Certificateholders..............................................  35
  Information Reporting and Backup Withholding............................  35
ERISA CONSIDERATIONS......................................................  36
PLAN OF DISTRIBUTION......................................................  36
SELLING CERTIFICATEHOLDERS................................................  37
LEGAL OPINIONS............................................................  38
EXPERTS...................................................................  38
WHERE YOU CAN FIND MORE INFORMATION.......................................  39
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................  40

                          PRESENTATION OF INFORMATION

   These offering materials consist of this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the terms of this offering and replaces any inconsistent information in the prospectus.

   For convenience, throughout this prospectus supplement, the words we, us, ours or similar words refer to US Airways, Inc. and the word parent or other similar words refer to US Airways Group, Inc. In addition, for convenience, throughout this prospectus supplement we may refer to pass through certificates as certificates and to the holder of a pass through certificate as a certificateholder.

   We have given capitalized terms specific meanings for purposes of this prospectus supplement. The capitalized terms and their meanings are in the "Glossary" attached to this prospectus supplement.

                         PROSPECTUS SUPPLEMENT SUMMARY

   This summary highlights selected information from this prospectus supplement and the prospectus, and may not contain all the information that is important to you. For more complete information about the certificates or us, you should read this entire prospectus supplement and the prospectus, as well as the materials filed with the SEC that are considered to be part of the prospectus. See "Incorporation of Certain Documents by Reference" in the prospectus.

The Offering

   This prospectus supplement describes our offering of pass through certificates to help finance or refinance aircraft that we will own or lease.

   This prospectus supplement first describes the pass through certificates and the pass through trusts that will issue the pass through certificates. It also describes the various agreements relating to the certificates. This prospectus supplement then describes the secured promissory notes that the pass through trusts will acquire and, in the case of promissory notes secured by aircraft leased to us, the owner trusts that will issue those secured promissory notes.

Certificates

   Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by each pass through trust will be the beneficiaries of that trust. A certificateholder's beneficial interest in a pass through trust will be a pro rata interest in the property of that trust equal to the ratio of the aggregate face amount of all of the certificates owned by the holder to the aggregate face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. Class G and class C certificates will be issued, each by separate pass through trusts. We are offering only the class G certificates in this prospectus supplement. The class C certificates will be issued in a separate simultaneous private sale.

   As described in this prospectus supplement, each class of certificates is entitled to the benefits of a separate liquidity facility provided by Citibank, N.A. Each liquidity facility is a revolving credit agreement that will provide the pass through trustee with an additional source of funds to make up to three consecutive scheduled semiannual interest payments relating to the certificates. The liquidity facilities may not be used to make any payment of principal.

   The class G certificates are entitled to the benefits of a financial guaranty insurance policy issued by MBIA Insurance Corporation to support the payment of interest on the class G certificates when due under certain circumstances, and the payment of the outstanding balance on such certificates on the final maturity date for such certificates and under certain other circumstances. The class C certificates will not be entitled to the benefits of any such financial guaranty insurance policy.

The Pass Through Trust

   We will form separate pass through trusts to issue each class of certificates. We will form the pass through trusts with State Street Bank and Trust Company of Connecticut, National Association, as pass through trustee.

   State Street Bank and Trust Company will guarantee the performance and obligations of State Street Bank and Trust Company of Connecticut, National Association under the pass through trust agreements. Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The trust instruments will consist of a basic pass through trust agreement and a supplement to the basic pass through trust agreement between US Airways and the pass through trustee.

   This prospectus supplement describes, among other things, the property that will be held by the pass through trusts. This property will include promissory notes secured by aircraft that we will own or lease. Payments of principal and interest on the secured promissory notes owned by the pass through trusts will be passed through to holders of certificates, according to the terms of each pass through trust agreement. The pass through trusts also will hold other property described in this prospectus supplement.

Secured Promissory Notes

   The secured promissory notes owned by each pass through trust may consist of any combination of:

  . promissory notes issued by an owner trust and secured by an aircraft owned by that trust and leased to us; or

  .  promissory notes issued by us and secured by an aircraft that we own.

   We refer to promissory notes secured by an aircraft leased to us as leased aircraft notes and promissory notes secured by aircraft that we own as owned aircraft notes.

   Leased Aircraft Notes. Leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more entities will form an owner trust to acquire an aircraft, and that owner trust will lease the aircraft to us. In the leasing industry, the entity that is the beneficiary of the owner trust is referred to as an owner participant. The owner participant will contribute a portion of the purchase price of the aircraft to the owner trust. The transaction is called a "leveraged" lease because the remainder of the owner trust's purchase price of the aircraft is financed through the issuance of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise.

   The leased aircraft notes are issued under a separate indenture and security agreement between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.

   In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the rent and other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to the loan trustee as security for its obligations to pay principal of, premium, if any, and interest on the leased aircraft notes. Payments or advances made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease.

   We will not have any obligation to pay principal of, or interest on, the leased aircraft notes. Holders of leased aircraft notes will not have recourse against us for the payment of principal of, or interest on, the leased aircraft notes.

   Owned Aircraft Notes. We may finance or refinance aircraft that we own by issuing owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture and security agreement relating to that owned aircraft. Each separate indenture and security agreement relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee.

   We refer to the indenture and security agreement entered into for the issuance of owned aircraft notes as an owned aircraft indenture. The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.

   Holders of owned aircraft notes will have recourse against us for payment of principal of, and interest on, the owned aircraft notes.

   Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the indentures.

Delayed Aircraft Financing and Termination of Delivery Period

   We expect the certificates to be issued prior to the delivery of any of the aircraft described in this prospectus supplement. At first, all of the proceeds from the sale of each class of the certificates will be held in escrow and deposited with ABN AMRO Bank N.V., as depositary. The depositary will hold the deposits until the deposits are withdrawn to be used to purchase secured promissory notes or, in the case of deposits that are not used to purchase secured promissory notes, until returned to certificateholders. The depositary will pay interest on amounts held as deposits as described later in this prospectus supplement.

   The escrow agent will withdraw and distribute to the holders of the certificates any deposits remaining after the delivery period termination date. The delivery period termination date is the earlier of (i) the date all aircraft described in this prospectus supplement are financed and (ii) November 30, 2001.

   Each certificateholder's interest in the corresponding deposit will be evidenced by an escrow receipt attached to the certificate. The escrow receipts may not be detached from the certificates, and must be transferred together with the certificate to which it is attached and may not be transferred unless the certificate to which it is attached also is transferred.

                        Summary of Terms of Certificates

                               Class G Certificates           Class C Certificates
                          ------------------------------ ------------------------------
Aggregate Face Amount...           $458,047,000                   $98,169,000
Ratings:
  Moody's...............               Aaa                            Ba2
  Standard & Poor's.....               AAA                            BBB-
Initial Loan to Aircraft
 Value (cumulative)(1)..               51.3%                          61.9%
Expected Principal
 Distribution Window
 (years)................             0.7-20.2                       0.7-21.2
Initial Average Life
 from Issuance Date
 (years)................               11.2                           11.1
Regular Distribution
 Dates..................    March 20 and September 20      March 20 and September 20
Final Expected Regular
 Distribution Date......          March 20, 2021                 March 20, 2022
Final Maturity Date.....        September 20, 2022             September 20, 2023
Minimum Denomination....              $1,000                         $1,000
Section 1110
 Protection.............               Yes                            Yes
Liquidity Facility
 Coverage...............  3 semiannual interest payments 3 semiannual interest payments
Insurance Policy
 Coverage(2)............               Yes                             No

--------
(1) This percentage is calculated as of September 20, 2001, the first regular distribution date after all aircraft are scheduled to have been delivered, assuming the amount of principal due on that date has been paid. Regular distribution dates will be March 20 and September 20 of each year. In making this calculation, we have assumed that all aircraft financed from the proceeds of the sale of the certificates offered by this prospectus supplement will be delivered prior to September 20, 2001. We also have assumed that the maximum principal amount of the secured promissory notes described in this prospectus supplement will be issued and that the aggregate appraised aircraft base value will be $892,150,000 as of September 20, 2001. The appraised base value is only an estimate of aircraft value and may not reflect current market conditions. See "Description of the Aircraft and the Appraisals--The Appraisals."
(2) The insurance policy will support the payment of interest on the class G certificates and interest on the deposits related to the escrow receipts attached to such certificates (in each case, when due and after taking into account the application of any amount received by the escrow agent as accrued interest on the deposits and the prior use of any available funds under the class G liquidity facility or the class G cash collateral account) and the payment of the outstanding balance of the class G certificates due on the final maturity date for such certificates and in certain other circumstances as described in this prospectus supplement. The insurance policy will not support any payments of principal from the deposits relating to the escrow receipts attached to the class G certificates and will not cover any payments on the class C certificates.

Secured Promissory Notes and the Aircraft

   The following chart provides information about the secured promissory notes that we expect will be held in the pass through trusts and about the aircraft that we expect will secure those promissory notes:

                                                                                         Maximum
                   Expected                                     Principal Amount    Principal Amount
                 Registration Manufacturer's     Scheduled     of Series G Secured of Series C Secured   Appraised
 Aircraft Type      Number    Serial Number  Delivery Month(1)  Promissory Notes    Promissory Notes   Base Value(2)
 -------------   ------------ -------------- ----------------- ------------------- ------------------- -------------
Airbus A321-200     N167US         1442         March 2001        $ 28,252,286         $ 6,147,714     $ 55,740,000
Airbus A321-200     N168US         1447         March 2001          28,252,286           6,147,714       55,740,000
Airbus A321-200     N169UW         1455         March 2001          28,252,286           6,147,714       55,740,000
Airbus A321-200     N170US         1462         March 2001          28,984,800           8,361,000       55,740,000
Airbus A321-200     N171US         1465         April 2001          28,488,780           5,911,220       56,136,667
Airbus A321-200     N172US         1472         April 2001          28,488,780           5,911,220       56,136,667
Airbus A321-200     N173US         1481         April 2001          28,488,780           5,911,220       56,136,667
Airbus A321-200     N174US         1492          May 2001           28,420,236           5,979,764       56,160,000
Airbus A321-200     N175US         1496          May 2001           28,420,236           5,979,764       56,160,000
Airbus A321-200     N176UW         1499          May 2001           29,203,200           8,424,000       56,160,000
Airbus A321-200     N177US         1517          June 2001          29,203,200           8,424,000       56,160,000
Airbus A321-200     N178US         1519          June 2001          29,202,530           8,423,670       56,160,000
Airbus A330-300     N677UW         0380        February 2001        57,106,400           8,200,000      109,820,000
Airbus A330-300     N678US         0388         March 2001          57,283,200           8,200,000      110,160,000

--------
(1) The scheduled delivery month is the month that we expect the aircraft to be delivered by the manufacturer. The actual date of delivery may be delayed or accelerated. We have the option to substitute other aircraft if the delivery of any aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery of that aircraft or beyond the delivery period termination date. The delivery period termination date is the earlier of (i) the date all aircraft described in this prospectus supplement are financed, and (ii) November 30, 2001. See "Description of the Aircraft and the Appraisals--Substitute Aircraft." We may take delivery of an aircraft and finance that aircraft under this offering up to 180 days after such delivery (or such longer period after such delivery as we may elect with approval from the rating agencies, but in any event not later than November 30, 2001).
(2) The appraised base value of each aircraft is the lesser of the mean and median base values of that aircraft as appraised by three independent appraisal and consulting firms. The appraised base values for the aircraft not yet delivered are projected values as of the month each aircraft is expected to be delivered by the manufacturer. The appraisals are based on assumptions that may not reflect current market conditions. An appraisal is only an estimate of value and should not be relied on as a measure of actual sales value at any time. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft."

Loan to Aircraft Value Ratios

   The following table shows the assumed aggregate loan to aircraft value ("LTV") ratios for the certificates as of September 20, 2001 and as of each subsequent September 20, assuming each pass through trust acquires the maximum principal amount of secured promissory notes prior to September 20, 2001. In a default situation, the LTV ratios for secured promissory notes issued to finance individual aircraft may be more relevant than the aggregate LTV ratios shown below. This is because any proceeds from the sale of an aircraft or other exercise of default remedies will not be used to cover any shortfalls on the secured promissory notes relating to any other aircraft. See "Description of the Secured Promissory Notes--Loan to Value Ratios of Secured Promissory Notes." The LTV ratios for the certificates as of dates prior to September 20, 2001 may not be relevant because the property of the pass through trust prior to that date may not include all the secured promissory notes expected to be acquired by the pass through trust. The table should not be considered a forecast or prediction of expected or likely LTV ratios but simply a mathematical calculation based on one set of assumptions.

See "Risk Factors--Risk Factors Relating to the Certificates and the Offering-- Appraisals and Realizable Value of Aircraft."

                                               Class G         Class C       Class G      Class C
                         Assumed Aggregate  Certificates    Certificates   Certificates Certificates
          Date           Aircraft Value(1) Pool Balance(2) Pool Balance(2)    LTV(3)       LTV(3)
          ----           ----------------- --------------- --------------- ------------ ------------
September 20, 2001......   $892,150,000     $457,779,439     $94,742,600       51.3%        61.9%
September 20, 2002......    865,385,500      443,069,856      87,725,365       51.2         61.3
September 20, 2003......    838,621,000      429,094,897      73,618,299       51.2         59.9
September 20, 2004......    811,856,500      415,177,357      64,158,123       51.1         59.0
September 20, 2005......    785,092,000      397,561,501      56,457,545       50.6         57.8
September 20, 2006......    758,327,500      368,717,058      55,389,995       48.6         55.9
September 20, 2007......    731,563,000      342,445,965      54,339,313       46.8         54.2
September 20, 2008......    704,798,500      315,255,455      53,166,250       44.7         52.3
September 20, 2009......    678,034,000      287,863,604      51,861,075       42.5         50.1
September 20, 2010......    651,269,500      267,284,622      50,413,281       41.0         48.8
September 20, 2011......    624,505,000      244,427,723      48,811,529       39.1         47.0
September 20, 2012......    597,740,500      219,425,918      47,043,574       36.7         44.6
September 20, 2013......    570,976,000      191,381,531      45,096,201       33.5         41.4
September 20, 2014......    544,211,500      158,699,063      42,955,141       29.2         37.1
September 20, 2015......    517,447,000      124,767,157      40,604,993       24.1         32.0
September 20, 2016......    490,682,500       90,396,217      38,029,129       18.4         26.2
September 20, 2017......    454,996,500       65,924,892      35,209,601       14.5         22.2
September 20, 2018......    419,310,500       44,354,500      32,127,032       10.6         18.2
September 20, 2019......    383,624,500       32,979,382      28,760,505        8.6         16.1
September 20, 2020......    347,938,500       21,106,397      25,087,439        6.1         13.3
September 20, 2021......    312,252,500                0      21,083,457        NA           6.8
September 20, 2022......    267,645,000                0               0        NA           NA

--------
(1) We have assumed the initial appraised value of each aircraft, determined as described under "--Secured Promissory Notes and the Aircraft," declines by 3% per year for the first 15 years after the year of delivery of that aircraft, by 4% per year for the next 5 years and by approximately 5% per year after the first 20 years. Other depreciation assumptions would result in important differences in the LTV ratios.
(2) The "pool balance" for each pass through trust or for the certificates issued by each pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders. In calculating the outstanding pool balances, we have assumed that each pass through trust will acquire the maximum principal amount of secured promissory notes for all aircraft and that any principal amounts due on the Regular Distribution Dates have been paid.
(3) The LTV ratios for each class of certificates for each date were calculated by dividing (a) the expected outstanding pool balance of that class together with the expected outstanding pool balance of all other classes senior in right of payment to that class, after giving effect to the distributions expected to be made on the applicable distribution date, by (b) the assumed value of all of the aircraft on that date based on the assumptions described above. The outstanding pool balances and LTV ratios may change if, among other things, the aggregate principal amount of the secured promissory notes acquired by the pass through trusts is less than the maximum permitted under the terms of this offering, or the amortization of the secured promissory notes differs from the assumed amortization schedule calculated for purposes of this prospectus supplement.

                              Cash Flow Structure

   The following diagram illustrates the cash flow structure for payments on the certificates and on the secured promissory notes owned by the pass through trusts.


         [Diagram omitted, which shows that we will pay to the loan trustee for leased aircraft and owned aircraft (a) the lease rental payments, which are assigned by the owner trustee, on leased aircraft and (b) the mortgage payments on owned aircraft. From those lease rental payments and mortgage payments, the loan trustee will make secured promissory note payments on the series G and the series C secured promissory notes with respect to all aircraft to the subordination agent. Excess rental payments will be paid by the loan trustee to the lessors for leased aircraft. From those secured promissory note payments, the subordination agent will pay principal, premium, if any, and interest to the pass through trustee for the class G trust and the pass through trustee for the class C trust, which in turn will pass this principal, premium, if any, and interest through to the holders of class G certificates and the holders of class C certificates, respectively.]

--------------
(1) The Owner Trust will assign to the Loan Trustee its right to receive these payments and we will make these payments directly to the Loan Trustee.

(2) Each aircraft leased to US Airways will be subject to a separate lease and a related indenture. Each owned aircraft will be subject to a separate indenture.

(3) These payments will be made from payments on the secured promissory notes as supplemented by any liquidity facility, insurance policy or another form of credit enhancement, if any. Any liquidity facility, insurance policy or other credit enhancement which is available to certificateholders will be described in the prospectus supplement.

--------
(1) The Owner Trust will assign to the Loan Trustee its right to receive these payments and we will make these payments directly to the Loan Trustee.
(2) Each aircraft leased to US Airways will be subject to a separate lease and a related indenture. Each owned aircraft will be subject to a separate indenture.
(3) These payments from the liquidity facilities cover up to three interest payments on the certificates of the pass through trusts.
(4) The policy covers payment of interest on and the outstanding balance of the class G certificates in the circumstances described in this prospectus supplement. The policy does not cover any amounts payable in respect of the class C certificates.
(5) These payments will be made from payments on the secured promissory notes as supplemented by the liquidity facilities and, with respect to the class G certificates only, the financial guaranty insurance policy.
(6) The proceeds of the offering of the class G and class C certificates initially will be held in escrow and deposited with the depositary. The depositary will hold such funds as interest-bearing deposits. The pass through trusts will withdraw funds from the deposits to purchase the corresponding series of secured promissory notes from time to time as each aircraft is financed. The scheduled payments of interest on the secured promissory notes and on the deposits, taken together, will be sufficient to pay accrued interest on the outstanding certificates. The liquidity facilities will not cover interest on the deposits. If any funds remain as deposits at the end of the delivery period, such funds will be withdrawn by the escrow agent and distributed to the holders of the certificates issued by the relevant pass through trust, together with accrued and unpaid interest thereon and a premium payable by US Airways, provided that no premium will be paid with respect to unused deposits attributable to the failure of an aircraft to be delivered prior to the end of the delivery period for any reason that was not caused by US Airways' fault or negligence and in certain circumstances, the amount of premium payable with respect to the class C certificates will be limited.

                                  THE OFFERING

Certificates Offered........  Class G certificates

                              Class C certificates are not offered by this prospectus supplement, but are being sold at the same time in a separate private sale.

Use of Proceeds.............  The proceeds from the sale of the certificates will ultimately be used to purchase secured promissory notes issued to finance a portion of the acquisition of 14 Airbus aircraft that we will operate.

Subordination Agent, Pass
 Through Trustee, Paying
 Agent and Loan Trustee.....  State Street Bank and Trust Company of
                              Connecticut, National Association

Escrow Agent................  First Security Bank, National Association

Depositary..................  ABN AMRO Bank N.V., acting through its Chicago branch.

Liquidity Provider..........  Citibank, N.A.

Policy Provider.............  MBIA Insurance Corporation

Trust Property..............  The property of each pass through trust will include:

                                 .  Secured promissory notes.

                                 . All rights under the applicable liquidity facility.

                                 . Funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust.

                                 .  In the case of the class G pass through
                                    trust only, all rights under the insurance policy.

                                 .  Rights of the pass through trust to
                                    acquire secured promissory notes under a note purchase agreement.

                                 . Rights of the pass through trust under an escrow and paying agent agreement.

                                 . Rights of the pass through trust under the intercreditor agreement described below under "--Intercreditor Agreement."

Regular Distribution
 Dates......................  March 20 and September 20, commencing on
                              March 20, 2001.

Record Dates................  The fifteenth day preceding the related distribution date.

Distributions by the Pass
 Through Trustees...........  Each pass through trustee will distribute all payments of principal, premium, if any, and interest received on the secured promissory notes held in that pass through trust to the holders of the certificates issued by that pass through trust.

                              Each pass through trustee will distribute all scheduled payments of principal and interest paid on the secured promissory notes on regular distribution dates.

                              Each pass through trustee will distribute principal, premium, if any, and interest received on the secured promissory notes resulting from any early redemption or purchase of those secured promissory notes on a special distribution date. Each pass through trustee will also distribute any premium that we pay in connection with the return of any unused deposit. Such distribution of premium will be on a special distribution date. Each pass through trustee will provide certificateholders with at least 15 days' notice prior to any special distribution. Distributions by the subordination agent to a pass through trustee for the benefit of the certificateholders generally are subject to the intercreditor agreement and subordination provisions described below.

Distribution by the Paying
 Agent......................  The paying agent will distribute all payments of interest on the deposits and any unused deposits relating to each pass through trust to the holders of the certificates issued by that pass through trust.

Intercreditor Agreement.....  The pass through trustees, the subordination agent, the liquidity provider and the policy provider will enter into an intercreditor agreement that states how payments made on the secured promissory notes, under the liquidity facilities and under the insurance policy will be shared and distributed among the pass through trustees, the liquidity provider and the policy provider. The intercreditor agreement also sets forth agreements among the pass through trustees, the liquidity provider and the policy provider relating to who will control the exercise of remedies under the secured promissory notes and the indentures.

                              There are no cross-default provisions in the indentures or in the leases. This means that, if the secured promissory notes relating to an aircraft are in default and the secured promissory notes issued with respect to the remaining aircraft are not in default, no remedies will be exercisable with respect to the remaining aircraft.


Subordination...............  By virtue of the intercreditor agreement, the secured promissory notes are cross-subordinated. This means that payments received on a junior class of secured promissory notes relating to one aircraft may be applied according to the priority of payment provisions in the intercreditor agreement to make payments relating to a more senior class of certificates. Under the intercreditor agreement, distributions on the certificates will be made in the following order:

                                 .  first, to the holders of the class G
                                    certificates; and

                                 .  second, to the holders of the class C
                                    certificates.

                              Certain payments to the liquidity provider and to the policy provider will be made prior to payments on all or some of the certificates, as discussed under "Description of the Intercreditor Agreement--Distributions."

                              The subordination provisions may permit
                              distributions to junior certificateholders after a default on the secured promissory notes even if more senior certificateholders have not been repaid in full. The subordination provisions do not apply to payments relating to the deposits or received from the liquidity provider or the policy provider.

Control of Loan Trustee.....  As long as there is no continuing default under an indenture, the holders of a majority of the outstanding principal amount of secured promissory notes issued under that indenture (and in the case of the series G secured promissory notes, the policy provider under certain circumstances) will be entitled to direct the loan trustee in taking action under that indenture. If an indenture default is continuing, the controlling party may direct the loan trustee to exercise remedies, which may include accelerating the secured promissory notes under that indenture or foreclosing the lien on the aircraft securing those secured promissory notes. In exercising remedies during the nine months after the earlier of (a) the acceleration of the secured promissory notes issued under any indenture or (b) our bankruptcy, the controlling party may not sell the secured promissory notes or the aircraft subject to the lien of that indenture for less than certain specified minimums or modify lease rental payments for that aircraft below a specified threshold.

                              The controlling party will be:

                                 .  the policy provider, until the final
                                    distribution of the aggregate outstanding balance of the class G certificates, together with accrued and unpaid interest, is made to the holders of the class G certificates and no obligations owing to the policy provider remain outstanding or, if a policy provider default has occurred and is continuing, then the class G pass through trustee, until payment of final distributions to the holders of the class G certificates; and after that,

                                 .  the class C pass through trustee.

                              Under certain circumstances, the liquidity provider with the larger amount owed to it may elect to act as the controlling party, unless the policy provider pays to the liquidity provider all outstanding drawings under all liquidity facilities, together with accrued interest on such drawings, in which case, the policy provider will be the controlling party (so long as no policy provider default has occurred and is continuing). See "Description of the Intercreditor Agreement--Intercreditor Rights."

Right to Buy Class G
 Certificates...............  If we are in bankruptcy or another triggering event has occurred, the class C
                              certificateholders will have the right to purchase all of the class G certificates. Whether or not such right is exercised by the class C certificateholders, the policy provider will thereafter have the right to purchase all of the class G certificates. See "Description of the Certificates--Purchase Rights of Class C Certificateholders and the Policy Provider."

                              The purchase price will be the outstanding balance of the class G certificates plus accrued and unpaid interest, plus any other amounts then due to the class G certificateholders.

Liquidity Facilities........  Under the liquidity facility for each pass through trust, the liquidity provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on up to three successive semiannual regular distribution dates at the applicable interest rate for the certificates. The liquidity facilities may not be used to pay any other amount relating to the certificates and will not cover interest on deposits held with the depositary.

                              The holders of the certificates to be issued by each pass through trust will be entitled to receive and keep the proceeds of advances under the liquidity facility for that pass through trust. This is because the subordination provisions will not apply to the proceeds of advances under the liquidity facilities.

                              On receipt of each advance under any liquidity facility, the subordination agent will, to the extent of available funds, reimburse the liquidity provider for the amount of that advance. That reimbursement obligation and all interest, fees and other amounts owing to the liquidity provider will rank senior to all classes of certificates in right of payment.

Insurance Policy Coverage...  Under the insurance policy for the class G certificates, the policy provider will honor drawings to cover:

                                 . any shortfall on any regular distribution date (other than the final maturity date) in interest on the class G certificates (and interest on the deposits related to the escrow receipts attached to such certificates) at the stated interest rate for the class G certificates;

                                 .  if a series G secured promissory note
                                    defaults in the payment of principal or is accelerated, any shortfall on any special distribution date between (a) amounts actually available to the subordination agent for distribution to the class G pass through trustee from a disposition of that series G secured promissory note or of its underlying collateral and (b) the amount necessary for the subordination agent to pay to the class G pass through trustee an amount equal to the then outstanding principal amount of that series G secured promissory note plus interest on that amount at the stated interest rate for the class G certificates from the last regular distribution date to that special distribution date;

                                 . if no payments on the class G certificates attributable to the proceeds of the disposition of any series G secured promissory note that has defaulted in the payment of principal or has been accelerated (or the disposition of its underlying collateral) are received by the subordination agent for a period of 18 months following the last date on which the subordination agent received payment in full of scheduled payments on that series G secured promissory note, an amount equal to the then outstanding principal amount of that series G secured promissory note plus interest at the stated interest rate for the class G certificates from the last regular distribution date to that special distribution date on which such amounts are paid to the class G pass through trustee; and

                                 . any shortfall on the final maturity date for the class G certificates in the final distribution (other than any unpaid premium) on the class G certificates.

                              The policy provider has the right at the end of the 18-month period referred to above, so long as no policy provider default has occurred and is continuing, to elect instead:

                                 . to pay on the special distribution date an amount equal to any shortfall in the scheduled principal and interest that came due on the defaulted secured promissory note (without regard to the acceleration of the secured promissory note) during the 18-month period (after giving effect to the application of funds received from the class G liquidity facility or the class G cash collateral account attributable to that interest), and

                                 . after the 18-month period, on each regular distribution date to permit drawings under the insurance policy for an amount equal to the scheduled principal (without regard to any acceleration thereof) and interest at the stated interest rate for the class G certificates that were to become due on the defaulted secured promissory note on the related payment date until paid in full.

                              After the policy provider has made such election, on any business day that is a special distribution date elected by the policy provider upon 20 days' notice or, following either the occurrence and continuation of a policy provider default or the sale or other disposition of the defaulted secured promissory note or its underlying collateral in connection with the exercise of remedies, on any business day that is a special distribution date specified by the subordination agent upon 20 days' notice, in each case, the subordination agent will make a policy drawing for an amount equal to the then outstanding principal balance of the defaulted secured promissory note and accrued interest on the defaulted secured promissory note at the stated interest rate for the class G certificates from the last regular distribution date to that special distribution date (after giving effect to the application of funds, if any, received on that special distribution date from the class G liquidity facility or the class G cash collateral account attributable to such interest) less any policy drawings previously paid by the policy provider in respect of principal on that series G secured promissory note.

                              In addition, regardless of whether the policy provider makes the election, the policy provider will, at the end of the 18-month period, endorse (if not already endorsed) the insurance policy to provide for the payment to the liquidity provider of interest accruing on the liquidity obligations for the class G and class C liquidity facilities from and after the end of the 18-month period as and when the interest becomes due in accordance with the liquidity facilities.

                              Any shortfall in the amounts available to the subordination agent for distribution to the holders of the class G certificates will be calculated after the application of available funds through the payment priorities of the intercreditor agreement and of funds received from the escrow agent, the class G liquidity facility and the class G cash collateral account. The insurance policy will cover only the class G certificates (and interest only on the deposits related to the escrow receipts attached to such certificates), and will not cover the class C certificates. The proceeds of any policy drawing, except as noted above, will be applied only to the outstanding balance of, and unpaid interest at the stated interest rate for, the class G certificates (and interest on the deposits related to the escrow receipts attached to such certificates). The subordination agent will reimburse the policy provider for any drawings, which reimbursement obligation ranks junior to further distributions on the class G certificates.

Escrowed Funds..............  Funds paid to the escrow agent by each class of certificateholders will be deposited with a depositary and held as deposits under a separate deposit agreement for the pass through trust that issued that class of certificates. Funds may be withdrawn by the escrow agent at the direction of the pass through trustee for that class of certificates to purchase the corresponding series of secured promissory notes prior to the delivery period termination date. On each regular distribution date, the depositary will pay to the paying agent interest accrued on the deposits relating to that pass through trust at a rate equal to the interest rate for the corresponding class of certificates. The paying agent, on behalf of the escrow agent, will pay that interest to that class of certificateholders. The deposits relating to each pass through trust and interest or premium paid on or with respect to the related deposits will not be subject to the subordination provisions of the intercreditor agreement. Except as noted in the next paragraph, the deposits cannot be used to pay any other amount relating to the certificates.

Unused Escrowed Funds.......  We may not use all the deposits held in escrow prior to the delivery period termination date. This may happen because of delays in the delivery of aircraft or other reasons. If any funds remain as deposits with respect to any pass through trust after the delivery period termination date, they will be withdrawn by the escrow agent and distributed, with accrued and unpaid interest, to the holders of escrow receipts relating to the respective pass through trust. The holders of escrow receipts will receive at least 15 days' prior written notice of this distribution. That distribution will also include a premium payable by us, provided that no premium will be paid on unused deposits attributable to the failure of an aircraft to be delivered prior to the delivery period termination date for any reason that was not our fault or was not caused by our negligence. Any premium paid on unused deposits will not be subject to the subordination provisions of the intercreditor agreement. See "Description of the Deposit Agreements--Unused Deposits."

Obligation to Purchase
 Secured Promissory Notes...  Under the note purchase agreement, the class G and class C pass through trustees will be obligated to purchase the series G and series C secured promissory notes, respectively, issued for each aircraft.

                              We may enter into a leveraged lease financing or a secured debt financing with respect to each aircraft pursuant to forms of financing agreements attached to the note purchase agreement.

                              In the case of a leased aircraft, the terms of the financing agreements entered into may differ from the forms of those agreements described in this prospectus supplement because we or the owner participant may request changes. However, under the note purchase agreement, the terms of those financing agreements must (a) contain mandatory document terms that are included in the note purchase agreement with only those modifications as are permitted by the note purchase agreement and (b) not vary mandatory economic terms that are included in the note purchase agreement. In addition, we must (a) certify to the pass through trustees and the policy provider that any modifications to the forms of the financing agreements do not materially and adversely affect the certificateholders or the policy provider and (b) if such agreements are modified in any material respect, obtain prior written consent of the policy provider and written confirmation from each rating agency that the use of versions of agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates, without regard to the insurance policy. The pass through trustees will not be obligated to purchase secured promissory notes if, at the time of issuance, we are in bankruptcy or certain other specified events have occurred. In addition, so long as Airbus Industrie

                              Financial Services is the registered or
                              beneficial owner of any class C certificates, the class C pass through trustee's obligation to purchase series C secured promissory notes relating to the financing of the aircraft will be subject to the satisfaction of certain additional conditions precedent. See "Description of the Certificates--Obligation to Purchase Secured Promissory Notes."

Secured Promissory Notes

 (a) Issuer.................  Leased Aircraft. Promissory notes secured by aircraft leased by us will be issued by an owner trustee. We expect that First Security Bank, National Association will be the owner trustee for all aircraft that are leased to us under this prospectus supplement. These secured promissory notes will not be recourse to the owner trustee in its individual capacity. We have an obligation to provide funds under the related lease and related documents in amounts sufficient to pay scheduled payments on those secured promissory notes.

                              Owned Aircraft. We will be the issuer of promissory notes secured by aircraft that we own.

 (b) Interest...............  The secured promissory notes held in the class G pass through trust will accrue interest at the annual rate shown on the cover page of this prospectus supplement. The secured promissory notes held in the class C pass through trust will accrue interest as described in the section captioned "Purchase of Class C Certificates." Interest on the secured promissory notes will be payable on March 20 and September 20 of each year, commencing on March 20, 2001. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

 (c) Principal..............  Principal payments on the series G and series C secured promissory notes are scheduled to be paid on March 20 and September 20 in scheduled years beginning on September 20, 2001.

 (d) Redemption and
      Purchase..............  Aircraft Event of Loss. If an aircraft under the related financing agreements is lost, destroyed or damaged beyond repair or other events of loss occur with respect to an aircraft, all the secured promissory notes issued for that aircraft will be redeemed, unless we replace the aircraft under the related financing agreements. This redemption price will be the unpaid principal amount of those secured promissory notes, together with accrued interest, but without any premium.

                              Optional Redemption. The issuer of the secured promissory notes for an aircraft may elect to redeem the notes prior to maturity. This redemption price will be the unpaid principal amount of those secured promissory notes, together with accrued interest plus a premium. See "Description of the Secured Promissory Notes--Redemption."

                              Purchase by Owner. If an event of default under a lease between us and an owner trustee occurs and is continuing, the applicable owner trustee or owner participant of an aircraft may elect to purchase all the secured promissory notes with respect to that aircraft, subject to the terms of the applicable leased aircraft indenture. The purchase price will be the unpaid principal amount of those secured promissory notes, together with accrued interest, but without any premium except under certain circumstances specified in the relevant leased aircraft indenture. In the case of an owned aircraft, we will have no comparable right to purchase the secured promissory notes.

 (e) Security...............  The secured promissory notes issued for each aircraft will be secured by a security interest in that aircraft and, in the case of each leased aircraft, in the related owner trustee's rights under the lease for that aircraft, subject to limited exceptions.

                              The secured promissory notes are not cross-collateralized. This means that the secured promissory notes issued for an aircraft will not be secured by any other aircraft or lease. Any proceeds from the sale of an aircraft or from the exercise of other default remedies for an aircraft will not be available to cover shortfalls with respect to any other aircraft.

                              There are no cross-default provisions in the indentures or in the leases. This means that if the secured promissory notes issued for one aircraft are in default and the secured promissory notes issued for the remaining aircraft are not in default, no remedies will be exercisable with respect to the remaining aircraft.

 (f) Section 1110
      Protection............  Our outside counsel will provide its opinion to the pass through trustee and the policy provider that the loan trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the relevant aircraft. See "Description of the Secured Promissory Notes-- Remedies."


U.S. Income Tax Matters.....  No pass through trust will itself be subject to
                              U.S. federal income taxation. Each U.S. person acquiring an interest in the certificates is required to report on its federal income tax return its pro rata share of the entire income from the relevant deposits, and its pro rata share of the entire income from the secured promissory notes and other property held by the relevant pass through trust. See "U.S. Income Tax Matters" in this prospectus supplement and in the prospectus.

ERISA Considerations........  In general, employee benefit plans subject to
                              Title I of ERISA or Section 4975 of the Code, or entities that may be deemed to hold the assets of those plans, will be eligible to purchase the certificates, subject to the conditions and circumstances that apply to those plans. Each person who acquires a certificate will be deemed to have represented and warranted that either:
                              (a) no
                              employee benefit plan assets have been used to purchase that certificate or (b) the purchase and holding of that certificate are exempt from the prohibited transaction restrictions of ERISA and
                              Section 4975 of the Code pursuant to one or more prohibited transaction statutory or administrative exemptions. See "ERISA Considerations."

Rating of the Class G
 Certificates...............  It is a condition to the issuance of the class G certificates that the certificates have a rating of Aaa from Moody's Investors Service and a rating of AAA from Standard & Poor's Ratings Services.

                              A rating is not a recommendation to purchase, hold or sell certificates. Ratings do not address market price or suitability for a particular investor. There can be no assurance that these ratings will not be lowered or withdrawn by a rating agency.

                                                                         Standard
                                                           Fitch Moody's & Poor's
                                                           ----- ------- --------
 Policy Provider Rating...........  Financial Strength..    AAA    Aaa     AAA

                                                                        Standard
                                                                Moody's & Poor's
                                                                ------- --------
 Rating of Depositary.............  Short Term................    P-1     A-1+

                                                                        Standard
                                                                Moody's & Poor's
                                                                ------- --------
 Threshold Rating for the
  Liquidity Providers.............  Short Term................    P-1     A-1

 Liquidity Provider Rating........  Citibank, N.A. meets the threshold rating requirements for each class of
                                    certificates.

                      SUMMARY FINANCIAL AND OPERATING DATA

   The following tables summarize certain of our consolidated financial data and certain operating data. The following selected consolidated financial data for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 is derived from our audited consolidated financial statements, which are incorporated by reference in our prospectus and should be read in conjunction with our audited consolidated financial statements. Our consolidated financial data for the nine months ended September 30, 2000 and 1999 are derived from our unaudited condensed consolidated financial statements, which are incorporated by reference in this prospectus supplement, which include all adjustments, consisting solely of normal recurring accruals, that we consider necessary for the fair presentation of the financial position and results of our operations for these periods. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. Our selected consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements, including the notes to the consolidated financial statements.

                           Nine Months
                              Ended
                          September 30,         Year Ended December 31,
                          ---------------  --------------------------------------
                          2000(1)   1999    1999    1998    1997    1996    1995
                          -------  ------  ------  ------  ------  ------  ------
                           (Unaudited)
                             (In millions of dollars, except ratios and
                                           operating data)
Financial Data
Operating Revenues......  $6,834   $6,357  $8,460  $8,556  $8,501  $7,704  $6,985
Operating Expenses......   6,798    6,104   8,321   7,566   7,915   7,335   6,750
                          ------   ------  ------  ------  ------  ------  ------
Operating Income........      36      253     139     990     586     369     235
Other Income (Expense),
 Net(2).................     (96)     331     320     (54)     87    (178)   (198)
                          ------   ------  ------  ------  ------  ------  ------
Income (Loss) Before
 Taxes and Accounting
 Change.................     (60)     584     459     936     673     191      37
Provision (Credit) for
 Income Taxes...........      (6)     233     186     377    (379)      8       4
                          ------   ------  ------  ------  ------  ------  ------
Income (Loss) Before
 Accounting Change......     (54)     351     273     559   1,052     183      33
Accounting Change, Net
 of Taxes of $63
 Million(1).............    (103)     --      --      --      --      --      --
                          ------   ------  ------  ------  ------  ------  ------
Net Income (Loss).......  $ (157)  $  351  $  273  $  559  $1,052  $  183  $   33
                          ======   ======  ======  ======  ======  ======  ======
Ratio of Earnings to
 Fixed Charges..........       *      2.5     1.9     2.7     2.2     1.3     1.1

Operating Data
 (Unaudited)(3)
Revenue passenger miles
 (millions)(4)..........  34,677   31,112  41,478  41,253  41,579  38,943  37,618
Available seat miles
 (millions)(5)..........  48,950   43,809  59,136  56,723  58,294  56,885  58,163
Passenger load
 factor(6)..............    70.8%    71.0%   70.1%   72.7%   71.3%   68.5%   64.7%
Breakeven passenger load
 factor(7)..............    73.0%    69.0%   69.6%   65.7%   66.4%   67.9%   64.9%
Passenger revenue per
 available seat mile
 (cents)(8).............   11.49    11.78   11.58   12.38   12.20   11.95   10.78
Operating cost per
 available seat mile
 (cents)(9).............   12.73    12.88   12.90   12.34   12.33   12.69   11.40
Average yield per
 revenue passenger mile
 (cents)(10)............   16.21    16.59   16.51   17.02   17.10   17.46   16.66
Average passenger
 journey (miles)(11)....     785      745     743     711     709     688     664

                                                     September 30, December 31,
                                                        2000(1)        1999
                                                     ------------- ------------
                                                      (Unaudited)
                                                      (In millions of dollars)
Financial Data--Balance Sheet Assets:
  Cash and Cash Equivalents.........................    $  490        $  228
  Short-term Investments............................       692           624
  Other Current Assets..............................     1,293         1,332
  Total Property and Equipment......................     4,559         3,626
  Other Assets, Net(12).............................     1,829         1,687
                                                        ------        ------
    Total Assets....................................    $8,863        $7,497
                                                        ======        ======
Liabilities and Stockholder's Equity (Deficit):
  Current Liabilities...............................    $2,987        $2,366
  Long-term Debt, Net of Current Maturities.........     2,432         2,100
  Deferred Credits and Other Noncurrent
   Liabilities......................................     3,836         3,217
  Stockholder's Equity (Deficit)(12)................      (392)         (186)
                                                        ------        ------
    Total Liabilities and Stockholder's Equity
     (Deficit)......................................    $8,863        $7,497
                                                        ======        ======

--------
  * For the nine months ended September 30, 2000, earnings were not sufficient to cover fixed charges. Additional earnings of approximately $63 million would have been required to achieve a ratio of 1.0.
 (1) Effective January 1, 2000, we changed our accounting policy related to Dividend Miles revenue recognition. In connection with the change, US Airways recognized a $103 million, net of applicable income taxes, cumulative effect charge on January 1, 2000. See "Risk Factors Relating to US Airways--Financial History." Also, effective July 1, 2000, Shuttle, Inc. was merged into US Airways, Inc.
 (2) For the nine-month period ended September 30, 1999 and the year ended December 31, 1999, Other Income (Expense), Net includes a gain of $274 million relating to the sale of holdings in Galileo International, Inc.
 (3) Represents all of our operations including the operations of our low-cost product, MetroJet, which commenced service June 1, 1998. These statistics include free frequent travelers and related miles they flew. All nonrecurring items and some revenues and expenses associated with our capacity purchase arrangements with some affiliated airlines have been excluded from these calculations for better comparability between periods.
 (4) Revenue passengers multiplied by the number of miles they flew. Includes scheduled service only (excludes charter service).
 (5) Seats available multiplied by the number of miles flown (a measure of capacity). Includes scheduled service only (excludes charter service).
 (6) Percentage of aircraft seating capacity that is actually used (calculated by dividing revenue passenger miles by available seat miles). Includes scheduled service only (excludes charter service).
 (7) Percentage of aircraft seating capacity that must be used in order for the airline to break-even at the pre-tax income level.
 (8) Passenger transportation revenue divided by available seat miles (a measure of unit revenue). Includes scheduled service only (excludes charter service).
 (9) Total operating expenses divided by available seat miles (a measure of unit cost).
(10) Passenger transportation revenue divided by revenue passenger miles (a measure of the average revenue received for each mile a revenue passenger is carried). Includes scheduled service only (excludes charter service).
(11)  Includes scheduled service only (excludes charter service).
(12) As of September 30, 2000 and December 31, 1999, Other Assets, Net included accounts receivable from our parent of $90 million and $281 million, respectively. In addition, as of September 30, 2000 and December 31, 1999, our Stockholder's Equity was reduced by accounts receivable and accrued interest due from our parent of $2.3 billion and $2.0 billion, respectively.

                                  RISK FACTORS

   You should carefully read the following risk factors before purchasing any certificates.

Risk Factors Relating to US Airways

 Leverage and Liquidity

   We have a higher proportion of debt compared to our equity capital than most of our principal competitors. A majority of our property and equipment is subject to liens securing indebtedness. We require substantial cash resources in order to meet scheduled debt and lease payments and to finance day-to-day operations. As a result, we may be less able than some of our competitors to withstand a prolonged recession in the airline industry or respond as flexibly to changing economic and competitive conditions.

   As of September 30, 2000, we had:

  .  $1.2 billion of cash, cash equivalents and short-term investments;

  .  a ratio of current assets to current liabilities of 0.8 to 1; and

  .  $2.8 billion of long-term debt and capital lease obligations.

   We currently have in place a $190 million 364 day revolving credit facility and a $250 million three-year revolving credit facility to provide liquidity for our operations. The maturity date of the 364 day facility is November 21, 2001 and the maturity date of the three year facility is December 10, 2002. The effective interest rate for borrowing against the facilities is a floating rate based on the London Interbank Offered Rate (LIBOR). As of December 31, 2000, no amounts were outstanding under these facilities.

   Our ability to fulfill our short-term and long-term cash needs and to service our debt obligations depends upon a variety of factors, including:

  . the rates we pay to acquire resources vital to our operations, such as labor and aviation fuel;

  .  the prices we can obtain for our services;

  .  our ability to compete effectively in the market;

  .  the absence of adverse general economic changes;

  .  unit operating cost reductions; and

  .  our ability to attract new capital.

   We can give no assurances that any of these factors will produce an outcome favorable to us. We continue to actively address our high cost structure. A sustained reduction of unit cost is especially critical to us becoming more competitive with airlines with lower unit operating costs and with those with greater financial strength.

   Our parent has agreed to acquire up to 430 new Airbus aircraft, accompanying jet engines and ancillary assets. As of December 31, 2000, we had taken delivery of 90 Airbus A320 family single-aisle aircraft and our parent had 65 Airbus A320 family single-aisle aircraft on firm order, 182 Airbus A320 family aircraft subject to reconfirmation prior to delivery and options for 63 additional Airbus A320 family aircraft. The A320 family aircraft on firm order are scheduled to be delivered through 2006, of which 11 of the aircraft scheduled for delivery in 2003 and 2004 are subject to cancellation with 18 months' notice and payment of a cancellation fee. We expect the new single-aisle aircraft to replace certain aircraft that we operate. In addition, as of December 31, 2000, we had taken delivery of six Airbus A330-300 aircraft and our parent had four more on firm order and options for 20 additional Airbus widebody aircraft. The four A330 firm order aircraft are scheduled for delivery through 2004. We expect to use the Airbus A330 aircraft primarily in the transatlantic markets. As of September 30, 2000, the minimum determinable payments associated with our parent's purchase agreements for Airbus aircraft, including progress payments, payments at delivery, buyer-furnished equipment, spares, capitalized interest, penalty payments, cancellation fees and/or nonrefundable deposits, were estimated to be $692 million for the three months ended December 31, 2000, $1.15 billion in 2001, $587 million in 2002, $289 million in 2003 and $501 million thereafter. Our parent expects to assign substantially all of its rights and obligations with respect to the purchase of the new Airbus aircraft to us.

   Our parent has entered into an agreement with CFM International, Inc. (CFM) to purchase jet engines to power the A320 family aircraft. As part of the agreement with CFM, an affiliate of CFM will maintain these engines under a long-term renewable contract. Our parent has also reached an agreement with Pratt & Whitney to purchase jet engines to power the A330 aircraft and to provide long-term maintenance on those engines.

   We anticipate financing the acquisition of aircraft for which the purchase rights have been assigned to us with a combination of enhanced pass through trust certificates, other debt, leveraged leases and cash. To date, we have used cash to purchase all of our new Airbus aircraft and completed leveraged lease transactions or secured loan transactions for substantially all of such aircraft soon after delivery. Because we are currently funding our parent's purchase deposits for Airbus aircraft and because we expect our parent to continue to assign its purchase rights to us, this financing will result in a significant increase in our financial obligations. We currently have commitments that we believe will provide financing for at least 25% of the anticipated purchase price of all of our firm-order Airbus A320 family aircraft. However, we will need additional financing or internally-generated funds to satisfy our capital commitments for the balance of the aircraft purchase price and for other aircraft-related expenditures. Other capital expenditures, such as purchases of training simulators, and aircraft parts and components, also are expected to increase with the acquisition of the new aircraft and jet engines. There can be no assurance that enough financing will be available for all aircraft and other capital expenditures not covered by committed financing.

   We are currently unable to predict the full impact that the purchase of the new aircraft will have on our future operating cash flows. We expect decreases in certain expenses as we replace several older, diverse aircraft types with newer, more efficient aircraft. We are, however, experiencing increases in certain expenses resulting from our growth plans, including higher ownership costs and costs associated with integrating new aircraft types into our operating fleet. An economic downturn, additional government regulation, intensified competition from lower-cost competitors or further increases in the cost of aviation fuel or other resources vital to our operations could have a material adverse effect on our results of operations, financial condition and future prospects.

 Recent Developments

   For the fourth quarter of 2000, we reported a net loss of $98 million and an operating loss of $81 million on revenues of $2.3 billion. For the year ended December 31, 2000, we reported a net loss of $255 million and an operating loss of $44 million on revenues of $9.2 billion. The results for the year ended December 31, 2000 include a $103 million charge, net of applicable income taxes, for the cumulative effect of an accounting change. See "--Financial History." Our financial performance for the fourth quarter of 2000 was adversely affected by significantly higher fuel prices, which have increased by approximately 47% over the prior fourth quarter period. In addition, we continue to be under intense competitive pressure from major carriers expanding into the east coast region, primarily with regional jets, as well as from low-fare carriers. As of December 31, 2000, we had $1.3 billion of cash, cash equivalents, and short-term investments and $440 million available under two revolving credit facilities. For additional information, see our Current Report on Form 8-K filed with the SEC on January 17, 2001 and incorporated herein by reference in its entirety.

   On December 22, 2000, Moody's revised its pending review of certain of the ratings of our and our parent's bank debt and debt securities from a review for possible upgrade to a review with direction uncertain.

 Outlook

   For the first quarter of 2001, we expect unit revenues to be down slightly and unit cost, excluding fuel, to improve year over year. We anticipate paying $0.95 per gallon including taxes for aviation fuel during the first quarter. Based on these and other factors, we expect to record a net loss for the first quarter.

   For calendar year 2001, we expect to record a net profit. In addition, we expect capacity to increase between 8% and 10% over 2000 with a capacity increase of 30% in the transatlantic market, 12% in East-West markets and 6% in Florida. We expect that unit revenue will decline in 2001, however, the decline will be less than that experienced in 2000. We anticipate that unit costs, excluding fuel, will improve for calendar year 2001 over 2000.

 Financial History

   We recorded a net loss of $157 million and net income of $351 million for the nine-month periods ended September 30, 2000 and 1999, respectively. We also recorded annual net income of $273 million for 1999, $559 million for 1998, $1.05 billion for 1997, $183 million for 1996 and $33 million for 1995. We recorded net losses in excess of $3.2 billion on revenues of approximately $35.9 billion from 1989 through 1994.

   The major factors that influenced our financial performance for the first nine months of 2000 included significantly higher fuel prices, severe weather along the eastern United States in January and June, reduced passenger traffic stemming from the then-threatened March 25, 2000 shutdown, air traffic control delays and passenger apprehensions of flying on or around December 31, 1999.

   In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. Although SAB 101 does not change existing accounting rules on revenue recognition, changes in accounting to apply the guidance set forth in SAB 101 may be accounted for as a change in accounting principle. On January 1, 2000, we changed our method of accounting for the sale of mileage credits in our Dividend Miles program from recognizing revenue when credits are sold, to deferring a portion of revenue attributable to future transportation and recognizing it as passenger revenue when the service is provided. The remaining portion of sales proceeds will continue to be recognized immediately as a component of other operating revenues. We believe the new method results in a better matching of revenue with the period in which travel services are provided. In connection with the change, we recognized a $103 million, net of applicable income taxes, cumulative effect charge on January 1, 2000.

 Transactions with US Airways Group

   Historically, we have funded some of the activities and financing transactions of our parent. As of September 30, 2000, our parent owed us $2.41 billion, of which $2.35 billion was not expected to be collected prior to September 30, 2001 including $2.3 billion classified as a component of stockholder's equity. The advances primarily relate to our funding of our parent's common stock purchase programs and for purchase deposit obligations for new flight equipment. From January 1998, when our parent's first common stock purchase program was authorized, through early January 2000 our parent had purchased a total of 36.2 million shares of its common stock at a total cost of $1.9 billion.

 High Personnel Costs

   Our personnel costs are the largest single component of our operating costs (approximately 37% for the nine months ended September 30, 2000). Our unit operating costs, including our personnel costs, generally are higher than those of our competitors. We believe that we must reduce our operating cost structure to achieve sustained improved financial performance.

   In order to achieve those reduced costs, we have negotiated a series of labor agreements based on a principle of "parity." This approach provides wages and benefits for our labor groups based on those of the same employee groups at our four largest competitors, American Airlines, United Air Lines, Northwest Airlines and Delta Air Lines. While historically we have maintained labor agreements which, as a whole, have been more costly than our competitors, these parity agreements will bring our costs in line with our competitors while providing a comparable package of wages, benefits and work rules for our employees.

   We have achieved the following agreements with our principal labor groups:

  . Pilots. Our pilots ratified a five year labor agreement in October 1997.
    The agreement became effective on January 1, 1998 and may be amended after January 1, 2003. The labor agreement includes various provisions that we believe will help address our high cost structure, including work rule changes and linking the compensation of our pilots to the compensation of pilots at several other major domestic air carriers. This contract also includes provisions that allowed us to launch our MetroJet service, our competitive response to low-cost, low-fare competition, and introduce regional jet aircraft on certain routes operated by US Airways Express.

  . Flight Attendants. On May 1, 2000, our flight attendants, represented by the Association of Flight Attendants, approved a five-year labor contract. The contract is amendable April 30, 2005.

  . Fleet Service. Our fleet service employees, represented by the International Association of Machinists and Aerospace Workers, ratified an initial labor contract on April 1, 1999. The contract is amendable October 10, 2004.

  . Mechanics. On October 6, 1999, our mechanics and related employees, represented by the International Association of Machinists and Aerospace Workers, ratified a five year contract. The contract is amendable October 10, 2004.

  . Passenger Service. Our passenger service employees voted to be represented by the Communications Workers of America on August 20, 1999 following a court invalidation of the same union certification in May 1999. On November 30, 1999 the membership ratified an initial agreement, which will become amendable on December 12, 2004.

  . Other. Our flight dispatchers ratified a collective bargaining agreement on July 29, 1999 covering approximately 198 flight dispatchers. The dispatchers' contract will become amendable January 31, 2007. Our flight crew training instructors ratified a collective bargaining agreement on May 3, 1999 covering approximately 152 flight crew training instructors. The contract is amendable May 3, 2004. Our simulator engineers, approximately 57 employees, ratified a new collective bargaining agreement on July 28, 2000. The contract is amendable July 31, 2005. A first agreement with The United Steel Workers covering 106 Canadian customer service employees was ratified in January 2000 and became effective February 6, 2000. This contract will be amendable February 6, 2005.

 Geographical Concentration

   A substantial portion of our flights are to or from cities in the eastern United States. As of September 30, 2000, approximately 82% of our departures originated from, and approximately 50% of our capacity, as measured by available seat miles, was deployed within the United States east of the Mississippi River. Accordingly, severe weather, downturns in the economy and air traffic control problems in the eastern United States adversely affect our results of operations and financial condition more than they affect airlines that do not have flights concentrated in the eastern United States.

Risk Factors Relating to the Airline Industry

 General Industry Conditions

   The airline industry is highly competitive and susceptible to price discounting and similar promotions. We believe that, for the foreseeable future, demand for more profitable "business fares" will grow with the general economy, but demand for lower-profit "leisure fares," which are affected by the general economy, will remain highly price sensitive. These conditions will make it difficult for airlines, including US Airways, to implement regular price increases. Therefore, we believe we must reduce our cost structure in order to ensure our long-term financial stability.

 Current Competitive Position

   Most of our operations are in competitive markets. We compete with at least one major airline on most of our routes between major cities. We also compete with all forms of ground transportation.

   Vigorous price competition exists in the airline industry. Competitors frequently offer sharply reduced discount fares and other promotions to increase the number of passengers during normally slack travel periods, to generate cash flow and to increase market share in selected markets. We often elect to match discount or promotional fares in certain markets in order to compete in those discounted markets. We and our affiliates continue to experience an increase in pricing pressures and competition.

 Significant Impact of Low-Cost, Low-Fare Competition

   Our foremost competitive threat is the growth of low-cost, low-fare competition in our primary operating region, the eastern United States. Our primary low-cost, low-fare competitors are Southwest Airlines and Delta Express. Southwest Airlines has exhibited steady growth within the eastern United States since launching service at Baltimore-Washington International Airport in 1993. In October 1996, Delta Air Lines, a major air carrier, which was itself experiencing pressure from low-cost, low-fare competition, launched Delta Express, its low-cost product.

   Direct competition with low-cost, low-fare competitors has typically resulted in lower average revenue received for each mile a revenue passenger is carried. Our northeastern United States to Florida service has been particularly affected by low-cost, low-fare competition. We have the highest unit operating cost, as measured by operating cost per available seat mile or cost per available seat mile, of all major domestic air carriers. Our cost per available seat mile was 12.73 cents for the first nine months of 2000 and 12.88 cents for the same period in 1999. In contrast, Southwest Airlines reported unit operating costs of 7.72 cents and 7.45 cents for the corresponding periods in 2000 and 1999, respectively.

   We launched MetroJet, our competitive response to low-cost, low-fare competition, on June 1, 1998. We believe that MetroJet is enabling us to compete effectively against low-cost, low-fare competitors in the markets in which MetroJet operates. We also believe that MetroJet improves the attractiveness of our overall product line, particularly with respect to predominately leisure markets such as service between the northeastern United States and Florida.

 Aviation Fuel

   Aviation fuel costs represent a significant portion of our operating costs. These costs were approximately 8% of our operating costs for the full year 1999 and 12% of our operating costs for the nine months ended September 30, 2000. Aviation fuel costs increased significantly in the first nine months of 2000 due primarily to average fuel prices increasing 71.1% over their prior year level. Significant increases in aviation fuel costs could materially and adversely affect our results of operations. Fuel prices continue to be susceptible to, among other factors, political events and market factors that we cannot control. If a fuel supply shortage resulting from a disruption of oil imports or other factors occurs, higher fuel prices or curtailment of scheduled service could result. Aviation fuel expenses increased $394 million, or 87%, during the nine months ended September 30, 2000 versus the nine months ended September 30, 1999. In late December 2000, we hedged approximately 20% of first quarter 2001 fuel consumption. We expect to continue this fuel hedge strategy as market opportunities present themselves.

 Regulatory Matters

   We are subject to a wide range of government regulation. Changes in government regulation can have a material impact on our results of operations and financial condition. In recent years, for example, the Federal Aviation Administration ("FAA") has issued or proposed mandates relating to, among other things:

  .  expanded flight data recorder parameters;

  .  cargo hold smoke detection/fire suppression systems;

  .  enhanced ground proximity warning systems;

  .  fuselage pressure bulkhead reinforcement;

  .  cockpit drip shields;

  .  fuselage lap joint inspection/rework; and

  . increased inspections and maintenance procedures to be conducted on certain aircraft.

   We expect to continue to incur expenditures relating to compliance with aging aircraft modifications and safety. In addition, several airports have increased substantially the rates charged to airlines. The ability of airlines to contest these increases is restricted by federal legislation, United States Department of Transportation ("DOT") regulations and judicial decisions.

   The FAA has designated John F. Kennedy International Airport, Chicago O'Hare International Airport, LaGuardia Airport and Washington's Ronald Reagan Washington National Airport as "high-density traffic airports" and limited the number of departure and arrival slots available to air carriers at those airports. In April 2000, legislation was enacted which eliminates slot restrictions beginning in 2001 at O'Hare and in 2007 at LaGuardia and Kennedy. As a result of this legislation, we performed an evaluation in the second quarter 2000 in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and determined that the slots are not currently impaired.

   Among other things, this legislation encourages the development of air service to smaller communities from slot-controlled airports. In connection with this, we and our parent have implemented a plan to increase service to such communities from LaGuardia. In addition, several airlines have increased regional jet service from LaGuardia to cities in the east, south and midwest which we currently serve, which has led to excessive flight delays at LaGuardia. In response to such delays, the FAA implemented a lottery system limiting the number of new flights at LaGuardia. As a result, several airlines, including us, will be required to reduce the number of flights added at LaGuardia in connection with this legislation by January 31, 2001.

   Regional jet aircraft add a great deal of flexibility to our system because they can operate effectively in markets too small for our jet service and with stage lengths too great for turboprop aircraft. The number of regional jet aircraft that we operate is limited by provisions in our pilot labor contract. Based on the scope of the limitations imposed by the agreement, we can currently operate approximately 70 regional jets. We currently have service agreements with Mesa Airlines, Inc., Chautauqua Airlines, Inc. and Trans States Airlines, Inc., under which these airlines may operate regional jets for us. As of December 31, 2000, these airlines flew 36 regional jets under these agreements. By the end of 2001, we expect to be operating 66 regional jets.

   Legislation has been enacted that provides for increased review of certain airline joint ventures by the DOT. In April 1998, the DOT issued proposed rules designed to regulate perceived anti-competitive behavior directed against new entrants in the airline industry. However, in January 2001, the DOT indicated that it did not intend to publish its proposed rules.

   Working with members of Congress, Air Transport Association members developed a voluntary Airline Customer Service Commitment, which was announced in June 1999. As a result of this commitment, members of Congress agreed not to pursue various consumer-oriented legislative proposals at that time. In return, U.S. air carriers agreed voluntarily to publish and implement plans to address consumer concerns in a variety of areas. We implemented our customer service commitment plan on December 15, 1999. We continue to monitor our compliance to insure that we provide our customers with our agreed upon service.

   We cannot predict what laws and regulations will be adopted, what changes to aviation treaties and agreements between the United States and foreign governments may be affected or how we might be affected by any of the foregoing. We may be adversely affected by future laws or regulations.

Risk Factors Relating to the Certificates and the Offering

 Appraisals and Realizable Value of Aircraft

   Three independent appraisal and consulting firms have prepared base value appraisals of the aircraft. Letters summarizing these appraisals are attached to this prospectus supplement as Appendix I. These appraisals, which are based on the base value of the aircraft, rely on assumptions and methodologies and may not reflect current market conditions that could affect the fair market value of the aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The appraisals were prepared without physical inspection of the aircraft. Appraisals based on other assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. See "Description of the Aircraft and the Appraisals--The Appraisals."

   An appraisal is only an estimate of value. It does not indicate the price at which an aircraft may be purchased from the aircraft manufacturer or the price at which an aircraft may be sold in connection with the exercise of remedies under any indenture. Therefore, the appraisal should not be relied upon as a measure of the actual sales value of the aircraft. The proceeds realized upon a sale of any aircraft may be less than its appraised value. In particular, the appraisals of the aircraft to be delivered after the date of this prospectus supplement are estimates of values as of future delivery dates. The value of an aircraft, if remedies are exercised under the applicable indenture, will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the aircraft and other factors. As a result, aircraft sale proceeds on any exercise of remedies may not be enough to pay the total amount due on the certificates.

 Certain Payments Made to Subordinated Certificateholders

   Payments on the class C certificates scheduled to be made on any date will not be made until the class G certificates are paid those amounts due to them on such date. However, the subordination provisions in the intercreditor agreement may permit distributions to class C certificateholders after a default on the secured promissory notes even if class G certificateholders have not been paid in full.

   Payment with respect to the deposits under the deposit agreements are not subject to the subordination provisions of the intercreditor agreement.

 Control Over Collateral; Sale of Collateral

   If a default under an indenture is continuing, the controlling party may direct the loan trustee to exercise remedies under that indenture. The controlling party will be:

  . the policy provider, until the final distribution of the aggregate outstanding balance of the class G certificates, together with accrued and unpaid interest, is made to the holders of the class G certificates and no obligations owing to the policy provider remain outstanding or, if a default has occurred and is continuing with respect to the policy provider, the class G pass through trustee until payment of final distributions to the holder of the class G certificates, and after that,

  .  the class C pass through trustee.

   Remedies exercisable under an indenture may include accelerating the applicable secured promissory notes under the indenture or foreclosing the lien on the aircraft securing those secured promissory notes. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default."

   Under certain circumstances, the liquidity provider with the larger amount owing to it may elect to act as the controlling party, unless the policy provider pays to the liquidity provider all outstanding drawings under all liquidity facilities, together with accrued interest on such drawings in which case, the policy provider will be the controlling party (so long as no policy provider default has occurred and is continuing). See "Description of the Intercreditor Agreement--Intercreditor Rights."

   During the continuation of any indenture default, the controlling party may accelerate and sell the secured promissory notes issued under that indenture, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Secured Promissory Notes or Aircraft." The market for secured promissory notes during any indenture default may be very limited, and there can be no assurance as to the price at which they could be sold. If the controlling party sells any secured promissory notes for less than their outstanding principal amount, certificateholders may receive a smaller amount of principal distributions than expected and will not have any claim for the shortfall against us, any owner trustee, any owner participant, any liquidity provider, the policy provider (except, with respect to the holders of the class G certificates, as provided in the insurance policy) or any pass through trustee.

 Ratings of the Certificates

   It is a condition to the issuance of the class G certificates that they receive a rating of Aaa from Moody's and AAA from Standard & Poor's and it is a condition to the issuance of the class C certificates that they receive a rating of at least Ba2 from Moody's and BBB- from Standard & Poor's.

   A rating is not a recommendation to purchase, hold or sell certificates, because that rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a rating agency if at any time, in its judgment, circumstances in the future, including the downgrading of us, the depositary, the policy provider or any liquidity provider, so warrant.

   The expected rating of each class of certificates will be based primarily on the default risk of the secured promissory notes purchased by the applicable pass through trust, the rating of the policy provider (in the case of the class G certificates), the rating of the depositary, the availability of a liquidity facility for the benefit of holders of that class of certificates, the availability of the insurance policy (in the case of class G certificates) and the collateral value provided by the aircraft relating to the secured promissory notes and the subordination provisions that apply to the certificates. Standard & Poor's has indicated that its rating will apply to a unit consisting of certificates representing the property of the pass through trusts and escrow receipts initially representing beneficial interests in certain rights to $556,216,000 of deposits under the escrow agreements. Amounts deposited under the escrow agreement are not our property and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the certificates nor the escrow receipts may be separately assigned or transferred. The reduction, suspension or withdrawal of the ratings of the certificates will not, by itself, constitute an event of default.

 Agreements May Change

   The actual participation agreements, leases and leased aircraft indentures that we enter into may differ from the descriptions of these agreements in this prospectus supplement because we or the owner participant may request changes. The degree to which these agreements may change is limited because:

  . the agreements are required to contain certain mandatory document terms and mandatory economic terms, described in this prospectus supplement under the heading "Description of the Certificates--Obligations to Purchase Secured Promissory Notes;"

  . we must certify to the policy provider and each pass through trustee that changes to the form agreements do not materially and adversely affect the certificateholders or the policy provider; and

  . if we use forms of financing agreements that are modified in any material respect from forms attached to the note purchase agreement or otherwise approved by the rating agencies, we are obligated to obtain the written consent of the policy provider and written confirmation from the rating agencies that the use of those versions of agreements will not result in a withdrawal, downgrade or suspension of the rating of the certificates (without regard to the insurance policy).

 Note Purchase Agreement; Class C Certificates

   The note purchase agreement contains conditions to the class C pass through trustee's obligation to enter into the participation agreement to purchase the series C secured promissory notes to be issued in any particular financing transaction that do not apply to the class G pass through trustee's obligations to purchase series G secured promissory notes. These additional conditions are part of the Airbus financing commitment and remain in effect only for so long as Airbus Industrie Financial Services owns any class C certificates. We have no reason to believe that these additional conditions will not be satisfied at all times during the delivery period. If, however, at the time of the closing of a financing with respect to any aircraft, these additional conditions are not satisfied, we will still be obligated to finance that aircraft but will not issue any series C secured promissory notes with respect to that aircraft.

   Any series C secured promissory notes that are expected to be issued and are not purchased by the class C pass through trustee will reduce the aggregate amount of payments made to the subordination agent under the intercreditor agreement. As a result, less money will be available to support the payment obligations on the class G certificates, which rank senior in right of distributions to the class C certificates.

 Unused Escrowed Funds

   We may not use all of the deposits held in escrow prior to the delivery period termination date. See "Description of the Deposit Agreements--Unused Deposits." If any funds remain as deposits with respect to any pass through trust after the delivery period termination date, those remaining funds will be withdrawn by the escrow agent for that pass through trust and distributed, with accrued and unpaid interest, to the certificateholders of that pass through trust. In addition, we will pay a premium with respect to those remaining deposits, except for any deposits that are returned because an aircraft is not delivered prior to the delivery period termination date for any reason that is not our fault or caused by our negligence. See "Description of the Deposit Agreement--Unused Deposits."

 Limited Market for Resales of the Certificates

   Prior to the offering of the class G certificates and the private sale of the class C certificates, the certificates were not publicly traded. Neither we nor the pass through trustees intend to apply for listing of the certificates on any securities exchange or otherwise. We have been advised by the underwriters that they presently intend to make a market in the class G certificates, as permitted by applicable laws and regulations, after consummation of the offering of the class G certificates. None of the underwriters is obligated, however, to make a market in the class G certificates and any market-making activity may be discontinued at any time without notice at the sole discretion of each underwriter. There can be no assurance that an active public market for the class G certificates will develop or that an investment in these class G certificates will be liquid.

Risk Factors Relating to the Policy Provider

 The Impact of any Decline in the Financial Condition of the Policy Provider

   The expected AAA rating by Standard & Poor's and the expected Aaa rating by Moody's of the class G certificates will be based, primarily, on the existence of the insurance policy insuring the complete and timely payment of interest accrued and payable on the class G certificates on each regular scheduled date for the payment of interest and the payment of principal on or (under certain circumstances) before the date on which the class G certificates mature. Any decline in the financial condition of the policy provider or the insolvency of the policy provider may result in the downgrade of the foregoing ratings of the class G certificates and may impair the ability of the policy provider to make payments to the holders of such certificates under the terms of the insurance policy. In addition, in the event of insolvency of the policy provider under insurance insolvency proceedings, it is possible that the subordination agent would be unable to recover the full amount due under the class G certificates on its unsecured claim against the policy provider. For information on the financial information generally available with respect to the policy provider, see "Description of the Policy Provider" and "Description of the Policy and the Policy Provider Agreement--The Policy."

 The Limited Nature of the Policy

   The insurance policy's support on interest payments and principal payments will be limited to the class G certificates and interest on the deposits related to the escrow receipts attached to such certificates. Although drawings under the insurance policy for interest payments may be made when interest is due, drawings for principal payments may not, except in certain circumstances, be made until the final maturity date for the class G certificates. The insurance policy will not provide coverage for the class C certificates.

 The Policy Provider as a Controlling Party

   Unless certain events of default have occurred with respect to the policy provider, the policy provider will be the controlling party, unless the liquidity provider with the larger amount owed to it has elected to become the controlling party as described in "Description of the Intercreditor Agreement-- Intercreditor Rights--Controlling Party." As the controlling party, the policy provider has the ability, subject to certain limitations, to direct the subordination agent to exercise any remedy, including the ability to direct the subordination agent to sell any or all of the secured promissory notes or to instruct the loan trustee under an indenture to accelerate the secured promissory notes issued under such indenture and to foreclose upon the lien created under the indenture.

                           FORWARD-LOOKING STATEMENTS

   This prospectus supplement and the information incorporated by reference into this prospectus supplement include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We prepare forward-looking statements using estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of our control. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from the results we discuss in the forward-looking statements. These risks, uncertainties and other factors include, among others:

  . economic conditions;

  . labor costs;

  . financing costs;

  . aviation fuel costs;

  . the anticipated merger of our parent and a subsidiary of UAL Corporation;

  . competitive pressures on pricing--particularly from low-cost, low-fare competitors;

  . weather conditions;

  . governmental legislation;

  . consumer perceptions of our products;

  . demand for air transportation in the markets in which we operate;

  . other operational matters discussed in this prospectus supplement; and

  . other risks and uncertainties listed from time to time in reports we periodically file with the SEC.

   The preparation of forward-looking statements also involves other factors and assumptions not listed above. If the assumptions used to prepare the forward-looking statements prove incorrect, the actual results may differ materially from the results discussed.

                                   US AIRWAYS

   We are a certificated air carrier engaged primarily in the business of transporting passengers, property and mail. We are the principal operating subsidiary of our parent, US Airways Group, Inc., accounting for approximately 88% of our parent's consolidated operating revenues for 1999.

   We carried approximately 56 million passengers in 1999 and currently rank as the sixth largest domestic air carrier, as ranked by total revenue passenger miles, based on our review and analysis of our and other airlines' press releases. Nine air carriers that operate under the trade name "US Airways Express" code share with us. Under a code share arrangement, one carrier places its designator code and sells tickets on flights of another carrier. Our combined system served 205 destinations worldwide as of September 30, 2000. As of September 30, 2000, we had approximately 44,000 full-time equivalent employees.

Merger

   On May 23, 2000, US Airways Group entered into an Agreement and Plan of Merger with UAL Corporation (UAL), United Air Lines' parent corporation, and Yellow Jacket Acquisition Corp., a wholly-owned subsidiary of UAL which was formed for the purpose of this merger, pursuant to which the merger subsidiary will be merged into US Airways Group. Upon consummation of the merger, initially US Airways Group would be the surviving corporation and would become a wholly-owned subsidiary of UAL, and we would continue to be a wholly-owned subsidiary of US Airways Group. Under this structure, UAL would not be obligated to assume any of our obligations under the leases, participation agreements, indentures, pass through trust agreements, or any other obligations which we have with respect to the certificates or the secured promissory notes.

   Consummation of the merger is subject to various conditions set forth in the Agreement and Plan of Merger, including, but not limited to, the receipt of regulatory approvals and adoption by the stockholders of US Airways Group. On October 12, 2000, the stockholders of US Airways Group adopted the merger agreement with UAL. Regulatory review is being conducted by the U.S. Department of Justice, the U.S. Department of Transportation and various U.S. state attorneys general. On December 22, 2000, US Airways Group and UAL announced that they had agreed with the Department of Justice to extend the period for review pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976 to April 2, 2001. In connection with the extension of the regulatory review period, US Airways Group and UAL also agreed to extend their merger agreement in accordance with its terms. On January 12, 2001, the European Commission announced its approval of the merger. With respect to regulatory approvals for the merger, we believe that efforts sufficient to satisfy the requisite regulatory requirements can be concluded on or before April 2, 2001. However, we can provide no assurance that such regulatory requirements can be satisfied, or if satisfied, the date by which they will be satisfied.

   At this time, we cannot predict what effect, if any, the merger might have on us, our operations, or our relationships with our major vendors. On August 24, 2000, American Airlines gave us notice of its intent to terminate our joint marketing relationship agreement, effective as of August 23, 2001.

   If the merger between our parent and a subsidiary of UAL is consummated, the combined company may be required to divest some of its routes and slots for competitive reasons. To address the potential competitive issues, our parent and UAL have entered into a Memorandum of Understanding with Robert Johnson, which subsequently was amended, under which an entity formed by Mr. Johnson would buy certain assets of the combined company and create a new airline to be called "DC Air" to operate out of Reagan National Airport. The combined company would retain the routes formerly operated by US Airways Shuttle and the assets necessary to fly to the former US Airways hubs at Charlotte, Philadelphia and Pittsburgh. Mr. Johnson is the founder, chairman and chief executive officer of BET Holdings II, Inc. and a member of our Board of Directors and the Board of Directors of our parent.

US Airways Shuttle

   Effective July 1, 2000, Shuttle, Inc., a wholly owned subsidiary of our parent which operates under the trade name "US Airways Shuttle," was merged into us. We now operate Shuttle, Inc.'s former service between LaGuardia and Logan International Airport and LaGuardia and Reagan National Airport.

Domestic Service

   Our major connecting hubs are located at airports in Charlotte, Philadelphia and Pittsburgh. We also have substantial operations at Boston's Logan International Airport, LaGuardia and Reagan National Airport. As of September 2000, as measured by departures, we were the largest airline at each of these airports and are the largest air carrier in many other smaller eastern cities such as Albany, Buffalo, Hartford, Richmond, Rochester and Syracuse based on information provided by OAG Worldwide, a division of Reed Business Information. We also are the leading airline from the northeastern United States to Florida, based on information provided by OAG Worldwide. As of September 2000, approximately 82% of our departures originated from, and approximately 50% of our capacity as measured by available seat miles was deployed within, the United States east of the Mississippi River.

   Four northeastern United States corridor cities are the core of our network:
Boston, New York, Philadelphia and Washington. With the exception of Newark Airport and Washington Dulles Airport, we are the number one carrier in terms of number of departures at these metro regions' airports as of September 2000. We believe that our intra-east coast core provides a platform for growth by allowing us to leverage our intra-east coast short-haul presence into long-haul operations.

 MetroJet

   In response to the entrance and growth of "low-cost, low-fare" competition, including competition from Southwest Airlines and Delta Express, we launched our "MetroJet" brand on June 1, 1998.

   MetroJet is designed to be competitive with Southwest Airlines in terms of labor costs, asset utilization and on-board products offered. Southwest Airlines still maintains advantages relating to the cost of employee benefits and productivity and to the cost of distribution, but we believe that these advantages have been significantly reduced. We believe MetroJet will maintain a revenue premium advantage over Southwest Airlines by virtue of the following factors:

  .  strong east coast presence;

  .  broad-based Dividend Miles program;

  .  advance seat assignments;

  .  existing customer base; and

  .  vast travel agency network.

   Due to these factors, we also anticipate carrying more passengers per departure than our low-cost competitors, as well as a broader yield mix of passengers.

   We believe we are realizing cost savings from MetroJet due to increased asset utilization and labor costs that are below that of our other operations principally due to the fact that the MetroJet service is largely a conversion of our other services. As of September 2000, MetroJet operated 42 aircraft. We anticipate holding MetroJet's capacity at the current level for the next few quarters.

Expanding International Service

   We continue to expand international service. A majority of transatlantic passengers originate their travel from the eastern United States, which is our primary operating region. We began to bolster international operations to take advantage of our strategic position in 1996. From March to December 2000, we received our first six Airbus A330 widebody aircraft. The new Airbus A330 aircraft play an important role in our long-term strategy of establishing ourself as a competitive global airline. We launched our three-class transatlantic service when the A330 was placed into service on May 4, 2000 operating between Philadelphia and Paris. A premium First Class cabin was added to an expanded Envoy Class service and an Economy Class cabin.

   Since the end of 1999, we added service between Charlotte and both Paris and Frankfurt on April 13, 2000 and May 11, 2000, respectively, between Philadelphia and Manchester, England on May 25, 2000 and between Pittsburgh and London's Gatwick Airport on July 17, 2000. In addition, we will resume daily nonstop service between Philadelphia and Amsterdam, the Netherlands, effective April 11, 2001 and between Philadelphia and Brussels, Belgium, beginning in May 2001.

   In November 2000, we introduced service between Philadelphia and both Aruba and Santo Domingo, between New York LaGuardia and Nassau, between Pittsburgh and Cancun and between Charlotte and St. Thomas.

Code Sharing Relationships

   Nine air carriers that operate under the trade name "US Airways Express," including our parent's wholly-owned subsidiaries Allegheny Airlines, Piedmont Airlines, PSA Airlines and Potomac Air, have code sharing arrangements with us. Typically, under a code share arrangement, one air carrier places its designator code and sells tickets on flights of another carrier. Through service agreements, we provide reservations and, at certain stations, ground support services, in return for service fees. The US Airways Express network feeds traffic into our route system at several points, primarily at our hubs. As of January 1, 2000, US Airways Express served 163 airports in the continental United States, Canada and the Bahamas, including 69 airports that we also serve. In 1999, US Airways Express air carriers carried approximately 11 million passengers, approximately 58% of whom connected to our flights. We also have code-share arrangements with Deutsche BA for certain intra-Germany flights.

Fleet Rationalization and the Airbus Aircraft

   We are committed to rationalizing our fleet through our parent's order for up to 400 new aircraft from the Airbus A320 family of single-aisle aircraft and our parent's order for up to 30 new Airbus widebody aircraft. Prior to taking delivery of any new Airbus aircraft, our operating fleet consisted of eight different aircraft models--six within the 95-150 seat range--a diversity that reflects the different airlines that have merged with or been acquired by us over the years. The complexity of, and mechanical differences in, our fleet create inefficiencies with respect to aircraft maintenance, flight scheduling, flight crew and maintenance training and inventory management (spare parts).

   We received 50 A320 family aircraft and six A330 aircraft into our fleet during 2000. The Airbus aircraft are more fuel efficient, are less costly to maintain, have greater range capabilities and provide certain customer service advantages over the aircraft they replace. For the year 2001, we are scheduled to take delivery of 23 A321 aircraft and three A330 aircraft and expect to retire one B737-200 aircraft, ten MD-80 aircraft and 23 DC-9 aircraft.

   We believe the addition of the Airbus A320 family of aircraft to our fleet will allow us to enjoy economies of consolidation in terms of training costs, ground support equipment and spare aircraft parts. We expect the Airbus aircraft to serve the dual purposes of retiring older fleet types while growing the fleet overall. We expect the Airbus aircraft to give us the flexibility to further increase capacity through the exercise of options for additional aircraft. The addition of the Airbus single-aisle aircraft also provides more seats with lower direct operating costs per plane mile. As we modernize our fleet over the next several years, we believe we will realize a reduction in maintenance and fuel costs associated with retiring aircraft. A newer fleet is generally expected to have greater dispatch reliability, which is expected to enhance further our revenues. However, we have experienced and will continue to experience increases in certain ownership costs such as interest expense, depreciation and aircraft rent expense in conjunction with the higher ownership and/or rental costs associated with the new aircraft. We also are experiencing increases in certain expenses which are associated in part with the integration of new Airbus aircraft into our fleet, which have adversely affected our financial performance.

   We also believe that upgrading our fleet to include the Airbus A320 family of aircraft will provide us with added flexibility in assigning aircraft to routes based on customer volume and demand. As the full-passenger ranges of the Airbus A320 family of aircraft range from 2,500 to 2,900 nautical miles, these aircraft can be dispatched non-stop from any of our three domestic hub cities to most major cities on the west coast.

   Our parent's order for up to 30 Airbus widebody aircraft is designed to take advantage of fleet commonality in order to increase our savings, in addition to providing certain customer service benefits. We expect to use these aircraft primarily in transatlantic markets. The savings in training costs, ground support equipment and spare parts will be compounded because the Airbus widebody aircraft are consistent in cockpit design with the Airbus A320 family aircraft. The decision to select the Airbus A330-300 was based, in part, on the desire to obtain properly-sized planes in order to upgrade existing routes as well as to introduce service in new markets. We anticipate that, by combining the Airbus widebody deliveries with the Airbus A320 family deliveries, we will have one of the most modern commercial air carrier fleets within a few years time. We also believe that the Airbus A330-300 offers exceptional passenger appeal together with comfort and efficiency in international service.

US Airways' Market Position

   Historically, demand for air transportation has tended to mirror general economic conditions. Since early 1995, general domestic economic conditions have been relatively favorable with the level of demand for air transportation exhibiting a strong correlation. In addition, over the same time period, we and our affiliated carriers experienced favorable pricing and capacity trends in the markets in which we and our affiliated carriers operate as a result of these economic conditions. However, we have experienced an increase in pricing pressures from our competitors.

   Most of the markets in which we and our affiliated carriers operate are highly competitive, especially with respect to leisure traffic. Crucial to our ability to compete effectively is our ongoing effort to reduce our traditionally high cost structure. We expect the Airbus single-aisle aircraft to bring substantial operational cost savings to us over time. In addition, we have developed our own cost-effective response to the low-cost, low-fare competition by launching our MetroJet service.

Sabre, Inc. Agreement

   We entered into an extensive contract with Sabre, Inc. under which Sabre, Inc. assumed responsibility, as of January 1, 1998, for substantially all of our information technology requirements. We believe that the agreement with Sabre, Inc. has provided information system enhancements and efficiencies, particularly in the areas of reservations, passenger check-in, yield management and aircraft and crew scheduling. We cannot predict at this time how the merger between our parent and a subsidiary of UAL Corporation may affect our relationship with Sabre, Inc.

On-Line Reservation System

   In March 2000, we launched an updated on-line Internet reservations system. Our "www.usairways.com" web site offers customers a convenient way to search for low fares and make reservations for flights in our system and for flights on MetroJet and US Airways Express, as well as reserve cars with over 50 different car rental agencies and rooms in 45,000 different hotels. Visitors to "usairways.com" can manage their Dividend Miles accounts, check flight status, obtain flight schedules, view ticket prices and check fare availability.

Legal Proceedings

   We are involved in legal proceedings arising out of an aircraft accident in September 1994 near Pittsburgh in which 127 passengers and five crew members lost their lives. With respect to this accident, the National

Transportation Safety Board held hearings in January and November 1995, and held a final hearing in March 1999, at which it issued the final accident investigation report. The report concluded that the probable cause of the accident involved a malfunction of the aircraft's rudder system. All wrongful death cases have been resolved except for one case currently pending before the federal district court for the Southern District of New York. We are fully insured with respect to this litigation and, therefore, believe that the litigation will not have a material adverse effect on our financial condition or results of operations.

   In May 1995, we, our parent, and the Retirement Income Plan for Pilots of US Airways, Inc. were sued in federal district court for the District of Columbia by 481 active and retired pilots alleging that defendants had incorrectly interpreted the plan provisions and erroneously calculated benefits under the plan. The plaintiffs sought damages in excess of $70 million. In May 1996, the court issued a decision granting our motion to dismiss the majority of the complaint for lack of jurisdiction, deciding that the dispute must be resolved through the arbitration process under the Railway Labor Act because the plan was collectively bargained. The plaintiffs appealed the district court's dismissal and in February 1999, the U.S. Court of Appeals upheld the district court's decision originally granted in May 1996 in our favor. In May 1999, the plaintiffs filed a petition for certiorari with the U.S. Supreme Court. In October 1999, the U.S. Supreme Court denied the plaintiffs' petition for certiorari. The U.S. District Court retained jurisdiction over one count of the complaint alleging violation of a disclosure requirement under ERISA. In August 2000, the U.S. District Court dismissed the remaining count without prejudice, giving plaintiffs the right to reinstate their claims after completion of the arbitration. Certain of the plaintiffs have filed a claim before the US Airways Pilot Retirement Board requesting arbitration of their claim for benefits which they believe were erroneously calculated. The Retirement Board has selected an arbitrator to decide certain issues related to the plaintiffs' claims for benefits. We are unable to predict at this time the ultimate resolution of these proceedings.

   In October 1995, we terminated for cause an agreement with In-Flight Phone Corporation (IFPC). IFPC was our provider of on-board telephone and interactive data systems. The IFPC system had been installed in approximately 80 aircraft prior to the date of termination of the agreement. On December 6, 1995, IFPC filed suit against us in Illinois state court seeking equitable relief and damages in excess of $186 million. We believe that our termination of this agreement was appropriate and that we are owed significant damages by IFPC. We have filed a counterclaim against IFPC seeking compensatory damages in excess of $25 million and punitive damages in excess of $25 million. In January 1997, IFPC filed for protection from its creditors under Chapter 11 of the Bankruptcy Code. The parties stipulated to lift the automatic stay provided for in the Bankruptcy Code, which would allow the claims to be fully litigated. At the present time, we are engaged in written discovery. We are unable to predict at this time the ultimate resolution or potential financial impact of these proceedings on our financial condition or results of operations.

   We and our parent have been named as defendants in three lawsuits filed in U.S. District Court for the Eastern District of Michigan. Northwest Airlines is also named as a defendant in each action, while Delta Air Lines and the Airlines Reporting Corporation are named as defendants in two of the cases. The complaints are brought on behalf of a class of airline passengers who originated or terminated their trips at the defendant carriers' respective hubs. These passengers allege that they paid excessive fares due to the respective airlines' enforcement of ticketing rules, which prohibit the use of a connecting segment coupon, which is part of a through-fare ticket, where the passenger does not fly or intend to fly the entire ticketed itinerary. Plaintiffs allege monopolization and restraint of trade in violation of federal antitrust laws. They seek recovery of unquantified treble-damages and an injunction prohibiting future enforcement of the rules at issue. We believe the claims against us are without merit and intend to pursue a vigorous defense.

   Commencing on May 24, 2000, we, along with several of our officers and directors and, in all suits other than one, UAL Corporation, have been named as defendants in eight putative class actions filed in the Court of Chancery of the State of Delaware in and for the New Castle County. The plaintiffs allege that they have been and will be damaged by the agreement reached between our parent, UAL Corporation, and Robert Johnson with respect to the acquisition by an entity established by Mr. Johnson of certain assets located at Reagan

National Airport that are to be divested by us in connection with the consummation of the merger. The plaintiffs allege, among other things, that the individual defendants have breached their duty of loyalty and their fiduciary duties in entering into the agreement with Mr. Johnson. On November 9, 2000, we entered into a memorandum of understanding to settle the class actions, subject to consummation of the merger, negotiation of a definitive settlement agreement and Court approval of the settlement. There can be no assurance that the Court will approve the settlement as proposed.

   We were also named as a nominal defendant in a derivative action filed in the Court of Chancery based upon the same allegations. The derivative plaintiff brought causes of action for (i) breach of fiduciary duty; (ii) gross mismanagement; and (iii) corporate waste of assets. The plaintiff in the derivative action seeks, among other things, declaratory and equitable relief, unspecified compensatory damages and attorneys' fees.

                       DESCRIPTION OF THE POLICY PROVIDER

General

   The information set forth in this section, including any financial statements incorporated by reference herein, has been provided by MBIA Insurance Corporation for inclusion in this prospectus supplement. This information has not been independently verified by US Airways, the Underwriters, the pass through trustees, the Depositary or the Liquidity Providers. Accordingly, notwithstanding anything to the contrary herein, none of US Airways, the Underwriters, the pass through trustees, the Depositary or the Liquidity Providers assume any responsibility for the accuracy, completeness or applicability of such information.

MBIA

   MBIA, the insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

   MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in, or omitted from, this prospectus supplement, other than with respect to the accuracy of the information regarding the policy and MBIA set forth under the heading "Description of the Policy Provider," excluding the second and third sentence under "Description of the Policy Provider--General." Additionally, MBIA makes no representation regarding the offered certificates or the advisability of investing in the offered certificates.

   The policy issued by MBIA as insurer is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Financial Information

   The consolidated financial statements of MBIA, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the three years in the period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1999, and the consolidated financial statements of MBIA and its subsidiaries as of September 30, 2000 and for the nine-month periods ended September 30, 2000 and September 30, 1999 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 2000, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated by reference in this prospectus supplement shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

   All financial statements of MBIA and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the offered certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents.

   The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities, referred to below as SAP, and generally accepted accounting principles, referred to below as GAAP:

                                                      December 31, September 30,
                                                          1999         2000
                                                      ------------ -------------
                                                       (Audited)    (Unaudited)
                                                            (in millions)
SAP
Admitted Assets......................................    $7,045       $7,525
Liabilities..........................................     4,632        5,101
Capital and Surplus..................................     2,413        2,424

                                                      December 31, September 30,
                                                          1999         2000
                                                      ------------ -------------
                                                       (Audited)    (Unaudited)
                                                            (in millions)
GAAP
Assets...............................................    $7,446       $8,124
Liabilities..........................................     3,218        3,531
Shareholder's Equity.................................     4,228        4,593

Where You Can Obtain Additional Information About MBIA

   Copies of the financial statements of MBIA incorporated by reference in this prospectus supplement and copies of MBIA's 1999 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

Financial Strength Ratings of MBIA

   Moody's rates the financial strength of MBIA "Aaa."

   Standard & Poor's rates the financial strength of MBIA "AAA."

   Fitch rates the financial strength of MBIA "AAA."

   Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

   The above ratings are not recommendations to buy, sell or hold the offered certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the offered certificates. MBIA does not guaranty the market price of the certificates nor does it guaranty that the ratings on the offered certificates will not be revised or withdrawn.

                                USE OF PROCEEDS

   All proceeds from the sale of the certificates will be deposited with the depositary on behalf of the escrow agent for the benefit of the certificateholders of the pass through trusts. Upon the request of the pass through trustees, the escrow agent will withdraw the deposits and deliver such proceeds to the pass through trustees to purchase one or more secured promissory notes.

   If an owner trustee issues the secured promissory notes, the owner trustee will use the proceeds of the sale of the secured promissory notes to finance or refinance a portion of the purchase price of an aircraft. Upon the purchase of an aircraft by an owner trustee, the aircraft will be leased by the owner trustee to us.

   If we issue secured promissory notes, we will use the proceeds from the sale of the secured promissory notes to finance or refinance the purchase of aircraft that we will own.

                        DESCRIPTION OF THE CERTIFICATES

   The following is a summary of the general terms and provisions of the certificates. This description supplements and, to the extent it is inconsistent with the description of the certificates in the prospectus, replaces that description. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Basic Agreement, which has been filed with the SEC as an exhibit to the Form S-3 Registration Statement, filed with the SEC on October 5, 2000, and to the provisions of the certificates, the pass through trust supplements, the Deposit Agreements, the Escrow Agreements, the Liquidity Facilities, the Policy, and the Intercreditor Agreement, each of which we will file as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K with the SEC.

   Except as otherwise indicated, the following summary relates to each pass through trust and the certificates issued by that pass through trust. The terms and conditions governing each of the pass through trusts will be substantially the same, except as described under "Description of the Intercreditor Agreement--Priority of Distributions" below and except that the interest rate, the principal amount and scheduled principal repayments of the secured promissory notes held by each pass through trust will differ. The references to sections in parentheses in the following summary are to the relevant sections of the Basic Agreement unless otherwise indicated.

General

   Each certificate will represent a fractional undivided interest in one of two US Airways 2001-1 pass through trusts: the class G pass through trust and the class C pass through trust, collectively referred to as the pass through trusts. The pass through trusts will be formed pursuant to the Basic Agreement and two separate trust supplements. We will refer to each supplement as a pass through trust supplement and we will refer to the Basic Agreement as supplemented by each pass through trust supplement as the pass through trust agreements. We will refer to the certificates issued by the class G or class C pass through trusts as the class G certificates or the class C certificates, respectively, or, collectively, as the certificates. State Street Bank and Trust Company of Connecticut, National Association, will be the initial pass through trustee of the pass through trusts.

   The property of each pass through trust will consist of:

  . Subject to the Intercreditor Agreement, secured promissory notes acquired under the Note Purchase Agreement and issued, at our election, either (a) on a nonrecourse basis by the Owner Trustees of separate owner trusts for a separate leveraged lease transaction for each leased aircraft to finance or refinance a portion of the purchase price of such leased aircraft by the Owner Trustee, in which case the applicable leased aircraft will be leased to us or (b) on a recourse basis by us in connection with each separate secured loan transaction for each owned aircraft to finance or refinance a portion of the purchase price of such owned aircraft by us.

  . The rights of the pass through trust to acquire secured promissory notes under the Note Purchase Agreement.

  . The rights of the pass through trust under the Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable the pass through trust to purchase secured promissory notes on the financing date of each aircraft during the Delivery Period.

  . The rights of the pass through trust under the Intercreditor Agreement
    (including all monies receivable in respect of such rights).

  . Monies receivable under the Liquidity Facility for such pass through trust.

  . With respect to the class G pass through trust, all monies receivable under the Policy.

  . Funds from time to time deposited with the pass through trustee in accounts relating to such pass through trust.

   The certificates of each pass through trust will be issued in fully registered form only and will be subject to the provisions described below under "--Book-Entry; Delivery and Form." Certificates will be issued only in minimum denominations of $1,000 or integral multiples of $1,000, except that one certificate of each pass through trust may be issued in a different denomination. (Section 3.01)

   The certificates will represent interests in the respective pass through trusts, and all payments and distributions on the certificates will be made only from the property of the related pass through trust. (Section 3.09) The certificates will not represent an interest in or obligation of US Airways, the pass through trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any of them.

   Under the Escrow Agreement for each pass through trust, the holder of a certificate of such pass through trust will also be the holder of an Escrow Receipt affixed to such certificate. The holder of an Escrow Receipt will be entitled to certain rights with respect to amounts held in certain accounts established under the Escrow Agreement. Those accounts will be funded by payments made by the Depositary under the applicable Deposit Agreement.

   Any transfer of a certificate will have the effect of transferring the corresponding rights with respect to such accounts. Escrow Receipts may not be separately transferred by the holder of a certificate. Rights with respect to the Deposits, payments and withdrawals to be made under the applicable Deposit Agreement and the applicable Escrow Agreement, except for the right to request withdrawals for the purchase of secured promissory notes, will not constitute property of such pass through trust.

Payments and Distributions

   The following description of distributions on the certificates should be read together with the description of the Intercreditor Agreement because the Intercreditor Agreement may change the effect of the following provisions in a default situation. See "Description of the Intercreditor Agreement--Priority of Distributions." Each payment of interest on the Deposits with respect to each pass through trust will be made by the Depositary to the Paying Agent and will be distributed by the Paying Agent to the Receiptholders on the date receipt of such payment is confirmed by the Paying Agent. Each payment of principal, premium, if any, and interest on the secured promissory notes or payments on or with respect to other trust property held in each pass through trust will be distributed by the pass through trustee to certificateholders of such pass through trust on the date receipt of such payment is confirmed by the pass through trustee, except in the case of certain types of Special Payments.

   The Deposits held with respect to the class G pass through trust and the secured promissory notes held in such pass through trust, in the aggregate, will accrue interest at the applicable annual rate for such certificates shown on the cover page of this prospectus supplement. The Deposits held with respect to the class C pass through trust and secured promissory notes held in such pass through trust will accrue interest at the annual rate for such certificates set forth under "Purchase of Class C Certificates." In either case, such interest will be payable on March 20 and September 20 of each year, commencing on March 20, 2001 (or, in the case of secured promissory notes issued after such date, commencing with the first such date to occur after initial issuance of such secured promissory notes). The non-default interest rate applicable to each class of certificates is referred to as the Stated Interest Rate for such pass through trust. All such interest payments will be distributed to certificateholders of such pass through trust on each such date until the final Distribution Date for such pass through trust, subject to the Intercreditor Agreement in the case of payments on the secured promissory notes. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Payments of interest applicable to the certificates will be supported by a separate Liquidity Facility for each pass through trust, to be provided by the Liquidity Provider for the benefit of the holders of the certificates of such pass through trust in an aggregate amount sufficient to pay interest on the certificates issued by such pass through trust at the Stated Interest Rate for such pass through trust on the next three successive Regular Distribution Dates (without regard to any future payments of principal on such certificates).

   The Liquidity Facility with respect to each pass through trust will not cover interest payable by the Depositary on the Deposits. These Liquidity Facilities will not provide for drawings thereunder to pay for principal of or premium on the certificates of any class or any interest on the certificates of any such class in excess of the Stated Interest Rate for such class or for more than three semiannual installments of interest thereon, or principal of or interest or premium on the certificates of any other class. (Liquidity Facilities, Section 2.2; Intercreditor Agreement, Section 3.6)

   After use of any available funds under the class G Liquidity Facility or the class G Cash Collateral Account, the payment of interest at the Stated Interest Rate for the class G certificates will be supported by the Policy provided by the Policy Provider. See "Description of the Policy and the Policy Provider Agreement."

   Payments of principal of the secured promissory notes are scheduled to be received by the pass through trustees on March 20 and September 20 in certain years, depending upon the terms of the secured promissory notes held in the respective pass through trust. The Final Maturity Date for the class G certificates is September 20, 2022 and for the class C certificates is September 20, 2023.

   Payment of principal of the class G certificates on the Final Maturity Date for such certificates, and in certain limited circumstances, earlier payments of principal, will be supported by the Policy. See "Description of the Policy and the Policy Provider Agreement."

   The Paying Agent under each Escrow Agreement will distribute on each Regular Distribution Date to the certificateholders of the pass through trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The pass through trustee of each pass through trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the certificateholders of such pass through trust all Scheduled Payments received in respect of secured promissory notes held on behalf of such pass through trust, the receipt of which is confirmed by the pass through trustee on such Regular Distribution Date. Each certificateholder of each pass through trust will be entitled to receive its proportionate share, based upon its fractional interest in such pass through trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such pass through trust and, subject to the Intercreditor Agreement, of principal or interest on secured promissory notes held by the Subordination Agent on behalf of such pass through trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or pass through trustee to the certificateholders of record of the relevant pass through trust on the record date applicable to such Scheduled Payment (generally 15 days prior to each Regular Distribution Date) subject to certain exceptions.

(Sections 4.01 and 4.02; Escrow Agreements, Section 2.3) If a Scheduled Payment is not received by the applicable Paying Agent or pass through trustee on a Regular Distribution Date but is received within five days after such Regular Distribution Date, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

   Any payment in respect of, or any proceeds of, any Trust Indenture Estate under a Leased Aircraft Indenture, any secured promissory note or any Collateral under an Owned Aircraft Indenture, other than a Scheduled Payment, will be distributed on, in the case of an early redemption or a purchase of any secured promissory note, the date of such early redemption or purchase (which is a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each pass through trustee as soon as practicable after the pass through trustee has received funds for such Special Payment. Any such distribution will be subject to the Intercreditor Agreement.

   Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest on the Deposits, will be distributed on a date 15 days after the Paying Agent has received notice of the event requiring such distribution (also a Special Distribution Date). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment will be made on such Regular Distribution Date. Payments made on or with respect to a Deposit are not subject to the Intercreditor Agreement.

   Each Paying Agent, in the case of the Deposits, and each pass through trustee, in the case of trust property, will mail a notice to the certificateholders of the applicable pass through trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the secured promissory notes or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the pass through trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 3.01; Escrow Agreements, Sections 2.3 and 2.6) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any pass through trust will be made by the Paying Agent or the pass through trustee, as applicable, to the certificateholders of record of the applicable pass through trust on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreements, Section 2.3) See "--Indenture Defaults and Certain Rights upon an Indenture Default" and "Description of the Secured Promissory Notes-- Redemption."

   If any distribution of proceeds from any "No Proceeds Drawing" or "Avoidance Drawing" as described in "Description of the Policy and the Policy Provider Agreement--The Policy" is made, the class G pass through trustee will mail a notice to the class G certificateholders stating the scheduled Special Distribution Date, the related record date, the amount of such distribution and the reason for such distribution. The notice will be mailed not less than 20 days prior to the date such proceeds are scheduled to be distributed. Each such distribution will be made by the class G pass through trustee to the class G certificateholders of record on the record date applicable to such distribution.

   Each pass through trust agreement will require that the pass through trustee establish and maintain a Certificate Account for the deposit of payments representing Scheduled Payments received by that pass through trustee. Each pass through trust agreement will require that the pass through trustee establish and maintain a Special Payments Account for the deposit of payments representing Special Payments received by that pass through trustee. A Special Payments Account will be non-interest bearing except in certain circumstances where each pass through trustee may invest amounts in such account in certain permitted investments. The terms of each pass through trust agreement will require the applicable pass through trustee to deposit any Scheduled Payments relating to such pass through trust received by it in the Certificate Account of such pass through trust and to deposit any Special Payments so received by it in the Special Payments Account of such pass through trust. (Section 4.01; Trust Supplements, Section 3.01) All amounts so deposited will be distributed by the applicable pass through trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements,
Section 3.01).

   Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more Paying Agent Accounts, which are to be non-interest bearing. The terms of each Escrow Agreement will require the Paying Agent to deposit interest on Deposits relating to such pass through trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

   The final distribution for each pass through trust will be made only upon presentation and surrender of the certificates for such pass through trust at the office or agency of the pass through trustee specified in the notice given by the pass through trustee of such final distribution. The pass through trustee of each pass through trust will mail such notice of the final distribution to the certificateholders of such pass through trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01) See "--Termination of the Pass Through Trust" below. Distributions in respect of certificates issued in global form will be made as described in "--Book-Entry; Delivery and Form" below.

   If any Distribution Date is on a day that is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and without additional interest.

Pool Factors

   The following table sets forth the Assumed Amortization Schedule for the secured promissory notes held in each pass through trust and resulting Pool Factors with respect to such pass through trust. The actual aggregate principal amortization schedule applicable to each pass through trust and the resulting Pool Factors with respect to such pass through trust may differ from those set forth below, because the amortization schedule for the secured promissory notes issued with respect to an aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. The scheduled distribution of principal payments for any pass through trust will be affected if any secured promissory notes held in such pass through trust are redeemed or purchased or if a default in payment on such secured promissory notes has occurred. As a result, the aggregate principal amortization schedule applicable to each pass through trust and the resulting Pool Factors may differ from those set forth in the following table.

                           Class G Trust                    Class C Trust
                          Promissory Notes  Class G Trust  Promissory Notes  Class C Trust
                         Scheduled Payments Expected Pool Scheduled Payments Expected Pool
Date                        of Principal       Factor        of Principal       Factor
----                     ------------------ ------------- ------------------ -------------
March 20, 2001..........   $        0.00      1.0000000     $        0.00      1.0000000
September 20, 2001......      267,561.32      0.9994159      3,426,400.03      0.9650969
March 20, 2002..........    7,860,278.96      0.9822554      5,017,234.52      0.9139888
September 20, 2002......    6,849,303.82      0.9673022      2,000,000.00      0.8936158
March 20, 2003..........    6,986,938.86      0.9520484        786,968.00      0.8855993
September 20, 2003......    6,988,020.00      0.9367923     13,320,098.64      0.7499139
March 20, 2004..........    6,929,520.00      0.9216639        493,368.00      0.7448882
September 20, 2004......    6,988,020.00      0.9064078      8,966,808.21      0.6535477
March 20, 2005..........    6,929,520.00      0.8912794        612,568.00      0.6473078
September 20, 2005......   10,686,335.88      0.8679491      7,088,009.28      0.5751056
March 20, 2006..........    6,929,520.00      0.8528207        585,257.82      0.5691439
September 20, 2006......   21,914,923.31      0.8049765        482,292.17      0.5642310
March 20, 2007..........    4,839,572.38      0.7944108        510,623.22      0.5590296
September 20, 2007......   21,431,520.13      0.7476219        540,059.14      0.5535282
March 20, 2008..........    5,196,800.86      0.7362763        570,643.12      0.5477154
September 20, 2008......   21,993,709.31      0.6882601        602,419.81      0.5415788
March 20, 2009..........    5,580,397.85      0.6760770        635,435.83      0.5351059
September 20, 2009......   21,811,453.28      0.6284587        669,739.45      0.5282836
March 20, 2010..........    5,992,309.68      0.6153764        705,380.93      0.5210982
September 20, 2010......   14,586,672.47      0.5835310        742,412.43      0.5135357
March 20, 2011..........    6,434,626.41      0.5694830        780,888.14      0.5055811
September 20, 2011......   16,422,272.17      0.5336302        820,864.42      0.4972194
March 20, 2012..........    6,909,592.33      0.5185453        862,399.75      0.4884345
September 20, 2012......   18,092,213.24      0.4790467        905,554.97      0.4792101
March 20, 2013..........    7,419,617.42      0.4628484        950,393.27      0.4695289
September 20, 2013......   20,624,769.70      0.4178207        996,980.23      0.4593731
March 20, 2014..........    7,967,289.53      0.4004267      1,045,384.09      0.4487243
September 20, 2014......   24,715,177.73      0.3464690      1,095,675.72      0.4375632
March 20, 2015..........    8,555,387.52      0.3277910      1,147,928.70      0.4258698
September 20, 2015......   25,376,518.62      0.2723894      1,202,219.55      0.4136234
March 20, 2016..........    9,186,895.48      0.2523328      1,258,627.76      0.4008023
September 20, 2016......   25,184,044.56      0.1973514      1,317,235.87      0.3873843
March 20, 2017..........    9,865,017.56      0.1758143      1,378,129.72      0.3733460
September 20, 2017......   14,606,307.34      0.1439260      1,441,398.39      0.3586631
March 20, 2018..........   10,593,194.56      0.1207992      1,507,134.54      0.3433107
September 20, 2018......   10,977,197.86      0.0968339      1,575,434.43      0.3272625
March 20, 2019..........   11,375,118.22      0.0720000      1,646,398.03      0.3104914
September 20, 2019......            0.00      0.0720000      1,720,129.19      0.2929693
March 20, 2020..........            0.00      0.0720000      1,796,735.84      0.2746668
September 20, 2020......   11,872,984.85      0.0460791      1,876,330.18      0.2555536
March 20, 2021..........   21,106,396.79      0.0000000      1,959,028.71      0.2355979
September 20, 2021......            0.00      0.0000000      2,044,952.45      0.2147670
March 20, 2022..........            0.00      0.0000000     21,083,457.45      0.0000000
September 20, 2022......            0.00      0.0000000              0.00      0.0000000

   The Pool Factor and Pool Balance of each pass through trust will be recomputed if there have been delays in deliveries of Aircraft, an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the secured promissory notes held in a pass through trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Secured Promissory Notes-- Redemption," a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event or any drawing under the Policy (other than in respect of interest on the certificates (or on interest on the Deposits related to the Escrow Receipts attached to such certificates) or any payments to the Liquidity Providers).

Reports to Certificateholders

   On each Distribution Date, the applicable Paying Agent and pass through trustee will include with each distribution by it of a Scheduled Payment or Special Payment to certificateholders of the related pass through trust a statement setting forth the following information (per $1,000 aggregate principal amount of certificate for such pass through trust, except as to the amounts described in items (1) and (6) below):

     (1) The aggregate amount of funds distributed on such Distribution Date under the applicable pass through trust agreement and under the applicable Escrow Agreement, indicating the amount allocable to each source, including any portion which is paid by any Liquidity Provider and/or the Policy Provider.

     (2) The amount of such distribution under the applicable pass through trust agreement allocable to principal and the amount allocable to premium, if any.

     (3) The amount of such distribution under the applicable pass through trust agreement allocable to interest.

     (4) The amount of such distribution under the applicable Escrow Agreement allocable to interest.

     (5) The amount of such distribution under the applicable Escrow Agreement allocable to unused Deposits, if any.

     (6) The Pool Balance and the Pool Factor for the applicable pass through trust. (Trust Supplements, Section 3.02(a))

   So long as the certificates are registered in the name of DTC, or its nominee, on the record date prior to each Distribution Date, the applicable pass through trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the certificates issued by such pass through trust on such record date. On each Distribution Date, the applicable Paying Agent and pass through trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to certificate owners. (Trust Supplements, Section 3.02(a))

   In addition, after the end of each calendar year, the applicable pass through trustee and Paying Agent will furnish to each certificateholder of the related pass through trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1),
(2), (3), (4) and (5) above with respect to the applicable pass through trust for such calendar year or, in the event such person was a certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of such certificateholder's preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.02(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable pass through trustee by the DTC Participants and will be delivered by such pass through trustee to such DTC Participants to be available for forwarding by such DTC Participants to certificate owners in the manner described above. (Trust Supplements, Section 3.02(b)) At such time, if any, as the certificates are issued in the form of definitive certificates, the applicable Paying Agent and pass through trustee will prepare and deliver the information described above to each certificateholder of record as the name and period of ownership of such certificateholder appears on the records of the registrar of the certificates.

Indenture Defaults and Certain Rights upon an Indenture Default

   An event of default under a Leased Aircraft Indenture will include an event of default under the related lease. We will refer to an event of default under a lease as a Lease Event of Default. See "Description of the Secured Promissory Notes--Indenture Defaults, Notice and Waiver." Since the secured promissory notes issued under an indenture will be held in more than one pass through trust, a continuing Indenture Default under such indenture would affect the secured promissory notes held by each such pass through trust. There are no cross-default provisions in the Indentures or in the leases. This means that events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular lease may or may not constitute a Lease Event of Default under any other lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of secured promissory notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the secured promissory notes will continue to be distributed to the holders of the certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement--Priority of Distributions."

   Under a Leased Aircraft Indenture, the applicable Owner Trustee and Owner Participant will have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

   The same institution acts as pass through trustee of multiple pass through trusts, in the absence of instructions from the certificateholders of any such pass through trust, such pass through trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, the pass through trustee will resign as pass through trustee of one or all such pass through trusts, and a successor trustee will be appointed in accordance with the terms of the applicable pass through trust agreement. State Street Bank and Trust Company of Connecticut, National Association, will be the initial pass through trustee under each pass through trust.

   After the occurrence and during the continuation of an Indenture Default, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies under such Indenture and may accelerate and sell all (but not less than all) of the secured promissory notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Secured Promissory Notes or Aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to the pass through trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the certificateholders on a Special Distribution Date. (Sections 4.01 and 4.02)

   The market for secured promissory notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they can be sold. If any such secured promissory notes are sold for less than their outstanding principal amount, certificateholders may receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against US Airways, any Liquidity Provider, the Policy Provider (in the case of the series C secured promissory notes), any Owner Trustee, any Owner Participant or any pass through trustee.

   Any Special Payment made to the pass through trustee of any pass through trust by the Subordination Agent following an Indenture Default will be deposited in the Special Payments Account and will be distributed to the certificateholders of such pass through trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Section 3.01) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding secured promissory notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee for the secured promissory notes issued under such Leased Aircraft Indenture and distributed to such pass through trust by the Subordination Agent will be deposited in the Special Payments Account and will be distributed to the certificateholders of such pass through trust on a Special Distribution Date. (Sections 4.01 and 4.02)

   Any funds representing payments received with respect to any defaulted secured promissory notes, or the proceeds from the sale of any secured promissory notes, held by the pass through trustee in the Special Payments Account for such pass through trust will, to the extent practicable, be invested and reinvested by such pass through trustee in Permitted Investments at our direction pending the distribution of such funds on a Special Distribution Date. (Section 4.04)

   Each pass through trust agreement will provide that the pass through trustee of that pass through trust will, within 90 days after the occurrence of any default known to such pass through trustee, give to the certificateholders of such pass through trust notice, transmitted by mail, of such uncured or unwaived default with respect to the pass through trust known to it. However, except in the case of default in a payment of principal, premium, if any, or interest on any of the secured promissory notes, the applicable pass through trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such certificateholders. The term "default" as used in this paragraph only with respect to the pass through trust means the occurrence of an Indenture Default under any Indenture pursuant to which secured promissory notes held by such pass through trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection with such Indenture Default will be disregarded. (Section 7.02)

   Each pass through trust agreement will contain a provision entitling the pass through trustee of the related pass through trust, subject to the duty of such pass through trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the certificates before proceeding to exercise any right or power under such pass through trust agreement at the request of such certificateholders. (Section 7.03(e))

   Subject to certain qualifications set forth in the pass through trust agreement and to the Intercreditor Agreement, the certificateholders of each pass through trust holding certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such pass through trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such pass through trustee with respect to the applicable pass through trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such pass through trustee under the applicable pass through trust agreement or the Intercreditor Agreement, including any right of such pass through trustee as Controlling Party under the Intercreditor Agreement or as holder of the secured promissory notes. (Section 6.04)

   In certain cases, but subject to the qualifications noted above, the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of a pass through trust may on behalf of the holders of all the certificates of such pass through trust waive any past "event of default" under the pass through trust (i.e., any Indenture Default under any Indenture pursuant to which secured promissory notes held by the pass through trust were issued) and its consequences or, if the pass through trustee of such pass through trust is the Controlling Party, may direct the pass through trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (a) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution of any Scheduled Payment or Special Payment, (b) a default in payment of the principal, premium, if any, or interest with respect to any of the secured promissory notes and (c) a default in respect of any covenant or provision of the pass through trust agreement that cannot be modified or amended without the consent of each certificateholder affected by such default. (Section 6.05)

   Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the secured promissory notes issued under such Indenture may on behalf of all such holders waive any past default or Indenture Default under such Indenture. Notwithstanding such provisions of the Indentures, under the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

Purchase Rights of Certificateholders

   Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to each pass through trustee and to each certificateholder of the same class, the class C certificateholders will have the right to purchase all, but not less than all, of the class G certificates, and, whether or not such right is exercised by the class C certificateholders, the Policy Provider, if it is the Controlling Party and 180 days have elapsed since the occurrence of a Triggering Event that is continuing, will have the right to purchase all, but not less than all, of the class G certificates.

   In each case, the purchase price will be equal to the Pool Balance of the class G certificates plus accrued and unpaid interest on such Pool Balance to the date of purchase, without premium, but including any other amounts due to the class G certificateholders. Such purchase right may be exercised by any class C certificateholder. If prior to the end of the ten-day period, any other class C certificateholder notifies the purchasing certificateholder that such other class C certificateholder wants to participate in such purchase, then such other certificateholder may join with the purchasing certificateholder to purchase the certificates pro rata based on the interest in the pass through trust held by each certificateholder. The purchase rights of the certificateholders arising by reason of the occurrence of a Triggering Event will expire 180 days after the Triggering Event and, upon such expiration, the Policy Provider's purchase rights in respect of the certificates will become effective. (Trust Supplements, Section 4.01)

PTC Event of Default

   A PTC Event of Default under each pass through trust agreement means the failure to pay:

  . The outstanding Pool Balance of the applicable class of certificates within ten Business Days of the Final Maturity Date for such class (unless, in the case of the class G certificates, the Subordination Agent has made a drawing under the Policy in an aggregate amount sufficient to pay the outstanding Pool Balance and has distributed such amount to the class G pass through trustee).

  . Interest due on the applicable class of certificates within ten Business Days of any Distribution Date (unless the Subordination Agent has made Interest Drawings, or withdrawals from the Cash Collateral Account for the certificates, or, in the case of the class G certificates, a drawing under the Policy, in an aggregate amount sufficient to pay such interest and has distributed such amount to the relevant pass through trustee). (Section 1.01)

   Any failure to make expected principal distributions for any class of certificates on any Regular Distribution Date (other than the Final Maturity
Date) will not constitute a PTC Event of Default for such certificates. A PTC Event of Default for the most senior outstanding class of certificates resulting from an Indenture Default under all Indentures will constitute a "Triggering Event." See "Description of the Intercreditor Agreement--Priority of Distributions--After a Triggering Event" for a discussion of the consequences of a Triggering Event.

Merger, Consolidation and Transfer of Assets

   We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other entity unless:

  . The surviving successor corporation or transferee is validly existing under the laws of the United States or any state of the United States or the District of Columbia.

  . The surviving successor corporation or transferee is a "citizen of the United States" (as defined in the Transportation Code) and holds an air carrier operating certificate issued pursuant to Chapter 447 of

   Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

  . The surviving successor corporation or transferee expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the Note Purchase Agreement, the Indentures, the Participation Agreements, the leases and any other operative documents.

  . We deliver a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions. (Section 5.02)

   In addition, each leased aircraft participation agreement and each owned aircraft participation agreement will prohibit us from merging or consolidating if a Lease Event of Default, in the case of a leased aircraft, or an Indenture Default, in the case of an owned aircraft, has occurred and is continuing. (Special Leased Aircraft Participation Agreement, Section 7(s); Basic Leased Aircraft Participation Agreement, Section 7(v); Owned Aircraft Participation Agreement, Section 7(e)).

   The Basic Agreement, the pass through trust supplements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the leases will not contain any covenants or provisions that would give any pass through trustee or certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of US Airways.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

   The pass through trust agreements will contain provisions permitting, at our request, the execution of amendments or supplements to such pass through trust agreements or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Liquidity Facilities or, with respect to the pass through trust agreement for the class G pass through trust, the Policy and the Policy Provider Agreement, without the consent of the holders of the certificates of such pass through trust:

  . To provide for the formation of a pass through trust, to issue an additional series of certificates and to enter into pass through trust supplements setting forth the terms of any series of certificates.

  . To evidence the succession of another corporation to us and the assumption by such corporation of our obligations under such pass through trust agreement, the Note Purchase Agreement, the applicable Liquidity Facility or the Policy Provider Agreement.

  . To add to our covenants for the benefit of holders of such certificates or to surrender any right or power conferred upon us in such pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement, the applicable Liquidity Facility, the Policy or the Policy Provider Agreement.

  . To correct or supplement any provision of such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the applicable Liquidity Facility, the Policy or the Policy Provider Agreement which may be defective or inconsistent with any other provision in the pass through trust agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the applicable Liquidity Facility, the Policy or the Policy Provider Agreement, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under the pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the applicable Liquidity Facility, the Policy or the Policy Provider Agreement, provided that such action will not materially adversely affect the interests of the holders of the certificates.

  . To correct any mistake in such pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement, the applicable Liquidity Facility, the Policy or the Policy Provider Agreement.

  . To give effect to or provide for a Replacement Facility, as provided in the Intercreditor Agreement.

  . To comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the certificates are listed, or any regulatory body.

  . With respect to the pass through trust agreement for the class G pass through trust, to add to or change such pass through trust agreement to facilitate the issuance of any certificates in bearer form or to facilitate or provide for the issuance of any certificates in global form in addition to or in place of certificates in certificated form.

  . With respect to the pass through trust agreement for the class G pass through trust, to provide for the delivery of certificates or any supplement to the Basic Agreement in or by means of any computerized, electronic or other medium, including computer diskette.

  . To modify, eliminate or add to the provisions of such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement to such extent as is necessary to continue the qualification of such pass through trust agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, or any similar federal statute enacted after the execution of such pass through trust agreement, and to add to such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement such other provisions as may be expressly permitted by the Trust Indenture Act.

  . To evidence and provide for the acceptance of appointment under such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement by a successor pass through trustee and to add to or change any of the provisions of such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement as is necessary to provide for or facilitate the administration of such pass through trust under the Basic Agreement by more than one pass through trustee.

   In each case, such modification or supplement may not adversely affect the status of the pass through trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.01)

   A majority of the certificateholders of a pass through trust may amend or supplement the provisions of the pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, the Policy (with respect to the class G certificateholders only) or any Liquidity Facility to the extent applicable to such certificateholders or may modify the rights and obligations of such certificateholders under such pass through trust agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, with respect to the pass through trust agreement for the class G pass through trust, the Policy. No such amendment or supplement may, without the consent of the holder of each certificate so affected by such amendment or supplement:

  . Reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the secured promissory notes held in the pass through trust or distributions in respect of any certificate (or, with respect to the Deposits, payments to be made to Receiptholders), or change the date or place of any payment in respect of any certificate, or make distributions payable in coin or currency other than that provided for in such certificates, or impair the right of any certificateholder to institute suit for the enforcement of any such payment when due.

  . Permit the disposition of any secured promissory note held in such pass through trust, except as provided in such pass through trust agreement, or otherwise deprive such certificateholder of the benefit of the ownership of the applicable secured promissory notes.

  . Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the certificateholders.

  . Reduce the percentage of the aggregate fractional undivided interests of such pass through trust provided for in the pass through trust agreement, the consent of the holders of which is required for any supplemental trust agreement or for any waiver provided for in such pass through trust agreement.

  . Modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment except to increase any percentage of certificateholders required to effect a waiver or to add to the list of provisions that may not be altered without the consent of each certificateholder affected thereby. (Section 9.02; Trust Supplements,
     Section 6.02)

  . Terminate or modify the Policy, other than endorsements already contemplated or required by Section 2.6(c) or 3.7(c) of the Intercreditor Agreement.

   No amendment or supplement to the pass through trust agreement may be made that will adversely affect the status of any pass through trust as a grantor trust for United States federal income tax purposes, without the unanimous consent of the certificateholders.

   In the event that a pass through trustee, as holder (or beneficial owner through the Subordination Agent) of any secured promissory note in trust for the benefit of the certificateholders of the relevant pass through trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any lease, any secured promissory note or any other related document, such pass through trustee will promptly send a notice of such proposed amendment, modification, waiver or supplement to each certificateholder registered on the register of such pass through trust as of the date of such notice and the Policy Provider. See "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party." Such pass through trustee will request from the certificateholders a direction as to:

  . Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such secured promissory note or the Controlling Party has the option to direct.

  . Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such secured promissory note or as Controlling Party.

  . How to vote (or direct the Subordination Agent to vote) any secured promissory note if a vote has been called for with respect to such amendment, modification, waiver or supplement.

   Provided such a request for certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any secured promissory note (or in directing the Subordination Agent in any of the foregoing) each pass through trustee will:

  . Other than as Controlling Party, vote for or give consent to any such action with respect to such secured promissory note in the same proportion as that of (x) the aggregate face amount of all certificates actually voted in favor of or for giving consent to such action by such direction of certificateholders to (y) the aggregate face amount of all outstanding certificates.

  . As the Controlling Party, vote as directed in such certificateholder direction by the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the pass through trust.

   For purposes of the certificateholder directions described above, a certificate is deemed "actually voted" if the certificateholder has delivered to the applicable pass through trustee an instrument evidencing such certificateholder's consent to such direction prior to one Business Day before the applicable pass through trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the certificateholders under the relevant pass through trust agreement and subject to the Intercreditor Agreement, a pass through trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or lease, any relevant secured promissory note or any other related document, if an Indenture Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement does not materially adversely affect the interests of the certificateholders. (Section 10.01)

Obligation to Purchase Secured Promissory Notes

   Each pass through trustee will be obligated to purchase the secured promissory notes issued with respect to the aircraft during the Delivery Period, subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement. Under the Note Purchase Agreement, we agree to finance each aircraft in the manner provided in the Note Purchase Agreement. We will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each aircraft.

  . If we choose to enter into a leveraged lease financing with respect to an aircraft, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement, a lease and a Leased Aircraft Indenture relating to the financing of such leased aircraft.

  . If we choose to enter into a secured debt financing with respect to an aircraft that we own, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such owned aircraft.

   We have received an expression of interest from an equity investor that may act as an owner participant for one or more leveraged lease financings. For such owner participant, the leveraged lease documents would be substantially in the forms attached to the Note Purchase Agreement designated as the "Form of Special Leased Aircraft Participation Agreement," "Form of Special Lease," "Form of Special Leased Aircraft Indenture" and "Form of Special Trust Agreement."

   If we elect to enter into a leveraged lease financing with an owner participant other than the owner participant referred to in the preceding paragraph or one of its affiliates, then the leveraged lease documents are expected to be substantially in the forms attached to the Note Purchase Agreement designated as the "Form of Basic Leased Aircraft Participation Agreement," "Form of Basic Lease," "Form of Basic Leased Aircraft Indenture" and "Form of Basic Trust Agreement," with such changes as may be requested by the applicable owner participant and agreed to by us subject to the Mandatory Document Terms and Mandatory Economic Terms.

 Transaction Structure for Leased Aircraft

   The following diagram illustrates transactions in connection with the purchase of secured promissory notes by the pass through trustee to finance leased aircraft. We anticipate that separate transactions similar to the transactions illustrated in the diagram will occur for each U.S. leveraged lease transaction financed with the proceeds of the offering of the certificates. At our request or at the request of an Owner Participant, the structure illustrated below may change so that the actual cash flows on the closing of any lease financing may vary.

[Diagram omitted, which shows that we may finance or refinance aircraft that we own through the issuance of owned aircraft notes. The diagram also shows that we will enter into an indenture with the loan trustee providing for a security interest in the owned aircraft and the issuance of secured promissory notes. We will sell the class G and class C secured promissory notes to the class G and class C pass through trusts, respectively. The class G and class C pass through trusts will sell certificates to series G and series C certificateholders, respectively, for cash. The proceeds from the sale of the certificates initially will be held in escrow and deposited with the applicable depositary. As each aircraft is financed, the class G and class C pass through trusts will withdraw amounts from the depositary necessary to purchase the applicable secured promissory notes and pass such amounts through to the loan trustee who will in turn forward the proceeds to us as payment for the secured promissory notes. We will then purchase owned aircraft from those proceeds.]
--------
(1) We may sell aircraft we own to the owner trust in a leveraged lease transaction. In some instances, the owner trust may purchase aircraft directly from the manufacturer or from other persons.
(2) Each leased aircraft will be subject to a separate lease.
(3) Because the owner trustee assigns these payments to the loan trustee, we will make these payments directly to the loan trustee.
(4) Because the sale of the certificates occurs prior to the closing of each leveraged lease transaction, the proceeds from the sale of the certificates will initially be held in escrow by the escrow agent and deposited with the depositary. The depositary will hold such funds as interest-bearing deposits. In connection with each leveraged lease transaction, amounts are withdrawn from the deposit for the pass through trust and used to acquire secured promissory notes.

 Transaction Structure for Owned Aircraft

   The following diagram illustrates transactions in connection with the purchase of secured promissory notes by the pass through trustees to finance owned aircraft. We anticipate that separate transactions similar to the transactions illustrated in the diagram will occur for each owned aircraft financed with the proceeds of the offering of the certificates.



[Diagram omitted, which shows that we will pay to the loan trustee for leased aircraft and owned aircraft (a) the lease rental payments, which are assigned by the loan trustee, on leased aircraft and (b) the mortgage payments on owned aircraft. From those lease rental payments and mortgage payments, the loan trustee will make secured promissory note payments on the series G and the series C secured promissory notes with respect to all aircraft to the subordination agent. Excess rental payments will be paid by the loan trustee to the lessors for leased aircraft. From those secured promissory note payments, the subordination agent will pay principal, premium, if any, and interest to the pass through trustee for the class G trust and the pass through trustee for the class C trust, which in turn will pay this principal, premium, if any, and interest to the holders of class G certificates and the holders of class C certificates, respectively. The subordination agent may also receive advances, if any, and pay reimbursements, if any, to the liquidity provider. The subordination agent may also receive policy drawings, if any, and pay reimbursements, if any, to the policy provider. The applicable depositary will make interest payments on the deposits to the paying agent on behalf of the escrow agent. From such interest payments, the paying agent on behalf of the escrow agent will make payments to the holders of the class G certificates and the holders of class C certificates.]
--------
(1) Because the sale of the certificates may occur prior to the financing of an owned aircraft, the proceeds from the sale of certificates, in that circumstance, will initially be held in escrow by the escrow agent and deposited with the depositary. The depositary will hold such funds as interest-bearing deposits. In connection with the closing of each owned aircraft financing, amounts are withdrawn from the deposit for the pass through trust and used to acquire secured promissory notes.

 Mandatory Terms

   The description of the Participation Agreements, the leases, the Leased Aircraft Indentures and the Owned Aircraft Indentures in this prospectus supplement is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. The terms of the agreements actually entered into may differ from the forms of such agreements and, as a result, may differ from the description of such agreements contained in this prospectus supplement. However, under the Note Purchase Agreement, the terms of such agreements are required to (a) contain the Mandatory Document Terms (as such Mandatory Document Terms are permitted to vary in accordance with the terms of the Note Purchase Agreement) and (b) not vary the Mandatory Economic Terms. In addition, we must (1) certify to the pass through trustee and the Policy Provider that any permitted modifications do not materially and adversely affect the certificateholders or the Policy Provider, and (2) if such agreements are modified in any material respect, we must obtain the written consent of the Policy Provider and written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates. If Policy Provider consent and Rating Agency Confirmation have been received with respect to any financing agreements and such financing agreements are used without material modification, no additional Policy Provider consent or Rating Agency Confirmation shall be required.

   Under the Note Purchase Agreement, it is a condition precedent to the obligation of the pass through trustee to purchase the secured promissory notes related to the financing of an aircraft that no Triggering Event has occurred. The pass through trustee has no right or obligation to purchase secured promissory notes after the Delivery Period Termination Date.

   In addition, so long as Airbus Industrie Financial Services ("AIFS") is the registered or beneficial owner of any of the class C certificates, the class C pass through trustee's obligation to purchase series C secured promissory notes relating to the financing of an aircraft will be subject to the satisfaction of certain additional conditions precedent. The additional conditions to the class C pass through trustee's obligation to purchase series C secured promissory notes to be issued in any financing include:

  . the absence of a material payment default by our parent under its purchase agreement with an affiliate of Airbus;

  . the absence of a material payment default under other financing arrangements with Airbus or its affiliates;

  . we must continue to hold an air carrier operating certificate so long as it is required for our lessors or lenders secured by the aircraft to be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code;

  . the absence of certain bankruptcy-related events or other material events that result, or could result, in the termination of the aircraft purchase agreement between our parent and an affiliate of Airbus;

  .  the satisfaction of certain liquidity conditions; and

  . compliance with certain parameters relating to the amount of financing on an aircraft-by-aircraft basis and the aggregate amount of financing that an affiliate of Airbus is obligated to provide.

   We expect that the foregoing conditions will be satisfied at all times. However, no assurances can be given and if the conditions are not satisfied with respect to any aircraft, we will still be obligated to finance such aircraft except that no series C secured promissory notes will be issued with respect to such aircraft.

   The "Mandatory Economic Terms," as defined in the Note Purchase Agreement, will require, among other things, that:

  . The principal amount of the series G secured promissory notes issued with respect to an aircraft shall equal the principal amount of series G secured promissory notes indicated for each such aircraft as set forth in "Prospectus Supplement Summary--Secured Promissory Notes and the Aircraft" under the column "Principal Amount of Series G Secured Promissory Notes."

  . The maximum principal amount of the series C secured promissory notes issued with respect to an aircraft shall not exceed the principal amount of series C secured promissory notes indicated for each such aircraft as set forth in "Prospectus Supplement Summary--Secured Promissory Notes and the Aircraft" under the column "Maximum Principal Amount of Series C Secured Promissory Notes."

  . The loan to aircraft value ratio for the secured promissory notes for each aircraft type (computed (a) after aggregating the principal amount of all secured promissory notes that rank senior to the series of secured promissory notes for which the loan to aircraft value is being calculated and (b) as of the date of the issuance of the secured promissory notes on the basis of the Assumed Appraised Value of such aircraft and the Depreciation Assumption) must not exceed, as of the issuance date of such secured promissory notes and any Regular Distribution Date after secured promissory notes are issued for that aircraft type (assuming no default in the payment of the secured promissory notes), the percentages set forth in the following table:

                                               Series G Secured Series C Secured
     Aircraft Type                             Promissory Notes Promissory Notes
     -------------                             ---------------- ----------------
     Airbus A321-200..........................        52%             67%
     Airbus A330-300..........................        52%             65%

  . The initial average life of the series G secured promissory notes on any aircraft must not be less than 10.5 years and must not extend beyond
     12.0 years from the Issuance Date.

  . The interest rate applicable to the secured promissory notes must equal the rate applicable to the certificates issued by the corresponding pass through trust.

  . The past due rate applicable to the secured promissory notes must not be less than the interest rate applicable to such series of secured promissory notes plus 1% per annum.

  . At the Delivery Period Termination Date, the aggregate principal amount of each series of secured promissory notes will equal the original aggregate face amount of the related class of certificates, without giving effect to any scheduled principal payments on such secured promissory notes but after giving effect to any reductions to the Pool Balance for such class of the certificates from deposits not used to purchase secured promissory notes on or before such date.

  . The payment dates for the secured promissory notes and basic rent under the leases must be March 20 and September 20.

  . The basic lease term for each lease must expire by its terms on or after the latest maturity date of the secured promissory notes.

  . As of the Delivery Period Termination Date, the average life of the class G certificates and the class C certificates must not be more than
     11.4 years and 11.5 years respectively, from the Issuance Date (computed without regard to the acceleration of any secured promissory notes and after giving effect to any special distribution on the certificates after the Issuance Date required in respect of unused Deposits).

  . As of the Delivery Period Termination Date and each Regular Distribution Date after the Delivery Period Termination Date, the loan to aircraft value ratio for each class of certificates (computed (a) after aggregating the face amount of the class of certificates that rank senior to the class of certificates for which loan to aircraft value is being calculated and (b) as of any such date on the basis of the Assumed Appraised Value of all aircraft that have been delivered and the Depreciation Assumption), must not exceed (assuming no default in the payment of the secured promissory notes and after giving effect to Scheduled Payments) 52% in the case of class G certificates and 62.4% in the case of class C certificates.

  . The final expected distribution date of the certificates is as set forth in the "Prospectus Supplement Summary--Summary of Terms of Certificates."

  . Each installment of basic rent, together with any advances or other payments by us and any payment of deferred equity amounts by an Owner Participant under the leases and related agreements must be sufficient for the Owner Trustee to pay in full, on the date on which each installment of basic rent, advance, other payment or deferred equity is due, any payments scheduled to be made on account of principal of, and interest on, the related secured promissory notes. If an Owner Participant is required to make a deferred equity payment to be used by an Owner Trustee to pay principal of, and interest on, the secured promissory notes and the Owner Participant fails to make the payment, we will be required to provide the Owner Trustee with funds sufficient to make the payment. Termination values (or other comparable termination amounts), together with all other amounts payable by us upon termination of any lease, and the amount of premium, if any payable by the Owner Trustee, must be sufficient to pay amounts due with respect to the related secured promissory notes.

  . The amounts payable under the all-risk aircraft hull insurance maintained with respect to each aircraft must be sufficient to pay the applicable termination value (or other comparable termination amount), subject to certain rights of self-insurance.

  . The (a) past due rate in the Indentures and the leases, (b) Make-Whole Premium payable under the Indentures, (c) provisions relating to the redemption and purchase of secured promissory notes in the Indentures and (d) minimum liability insurance amount on aircraft in the leases, in each case must be no less favorable to the Loan Trustees, Subordination Agent, Liquidity Providers, Policy Provider, pass through trustees and Note Holders than as set forth in the Aircraft Operative Agreements designated as the "Form of Basic Leased Aircraft Participation Agreement," "Form of Basic Lease" and "Form of Basic Leased Aircraft Indenture" annexed to the Note Purchase Agreement.

  . The indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers, Policy Provider, pass through trustees and Note Holders with respect to certain taxes and expenses, in each case must not be materially less favorable to the Loan Trustees, Subordination Agent, Liquidity Providers, Policy Provider, pass through trustees and Note Holders than as set forth in the Aircraft Operative Agreements designated as the "Form of Basic Leased Aircraft Participation Agreement," "Form of Basic Lease" and "Form of Basic Leased Aircraft Indenture" annexed to the Note Purchase Agreement.

   The "Mandatory Document Terms" prohibit modifications in any material adverse respect as regards the interests of the Loan Trustees, Subordination Agent, Liquidity Providers, Policy Provider or Note Holders to certain specified provisions of the Aircraft Operative Agreements annexed to the Note Purchase Agreement, as follows:

  . In the case of the Indentures, the following modifications are prohibited:

     (1) modifications to the granting clause of the Indentures so as (A) to deprive the Note Holders of a first priority security interest in (a) the aircraft, (b) certain of our parent's rights under its aircraft purchase agreement with an affiliate of the aircraft manufacturer and,
          (c) in the case of a leased aircraft, the lease or (B) to eliminate the obligations intended to be secured by the Indenture;

     (2) modifications to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the secured promissory notes (including the obligation to pay the Make-Whole Premium in certain circumstances);

     (3) modifications to certain provisions regarding Indenture Defaults, remedies relating to Indenture Defaults and rights of the Owner Trustee and Owner Participant in such circumstances;

     (4) modifications to certain provisions requiring the Loan Trustee to act upon instructions of the Note Holders and regarding the rights of the Owner Trustee and the Owner Participant to take actions under the lease;

     (5) modifications to certain provisions relating to any replaced airframe or engines with respect to an aircraft;

     (6) modifications to the provisions regarding amendments to the Indenture and the related Aircraft Operative Agreements;

   (7) modifications to the provisions stating that the Indenture may not be construed to give any person any legal or equitable claim under the Indenture except for the Loan Trustee, the Note Holders and certain other parties specified in the Indenture;

   (8) modifications to the provision that New York law will govern the Indentures; and

   (9) modifications to the provision stating that all votes of the Note Holders will be governed by the vote of a majority in interest of the Note Holders, except as otherwise expressly provided in the Indenture.

   .  In the case of the leases, the following modifications are prohibited:

   (1) modifications to certain provisions regarding our unconditional obligation to pay, prepay or advance basic rent, termination value and certain other amounts to the Owner Trustee in an aggregate amount at least equal to scheduled interest and principal;

   (2) modification of our obligations to record the Leased Aircraft Indenture with the FAA and to maintain such Indenture as a first-priority perfected mortgage on the related aircraft;

   (3) modification of our obligations to furnish certain opinions with respect to a replacement airframe; and

   (4) modification of our obligations to consent to the assignment of the lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the lease or would deprive the Loan Trustee of rights expressly granted to it under the leases.

   . In the case of the Participation Agreements, the following modifications are prohibited:

   (1) modifications to certain conditions to the obligations of any pass through trustee to purchase the secured promissory notes issued with respect to an aircraft involving (a) good title to such aircraft,
        (b) obtaining a certificate of airworthiness with respect to such aircraft, (c) delivery of an opinion of outside counsel with respect to the entitlement to the benefits of Section 1110 with respect to such aircraft and the delivery of certain other legal opinions and
        (d) filings of certain documents with the FAA;

   (2) modifications to the provisions restricting a Note Holder's ability to transfer such secured promissory notes;

   (3) modifications to certain provisions requiring the delivery of a legal opinion with respect to the lien of the applicable Indenture in the case of a reregistration of the aircraft;

   (4) modifications to the provision that New York law will govern the Participation Agreement; and

   (5) modification to the provision stating that it is the intent of the parties that the Loan Trustee be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to repossession of the airframes and engines of the financed aircraft and to enforce any of its rights or remedies under the Indenture if we are a debtor in a case under Chapter 11 of the U.S. Bankruptcy Code.

   . In the case of all of the Aircraft Operative Agreements, modifications are prohibited that materially and adversely affect the interests of the Note Holders, Subordination Agent, Liquidity Providers, Policy Provider or Loan Trustee in the definition of "Make-Whole Premium."

   Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action does not materially and adversely affect the interests of the Note Holders, Subordination Agent, Liquidity Providers, Policy Provider, Loan Trustees or certificateholders.

Termination of the Pass Through Trust

   Our obligations and those of the pass through trustees with respect to the applicable pass through trusts will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in such pass through trust. The applicable pass through trustee will send to each certificateholder notice of the termination of the applicable pass through trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment. The final payment to any certificateholder will be made only upon surrender of such certificateholder's certificates at the office or agency of the applicable pass through trustee specified in such notice of termination. (Trust Supplements, Section 7.01)

The Pass Through Trustee

   The initial pass through trustee for each pass through trust will be State Street Bank and Trust Company of Connecticut, National Association.

Book-Entry; Delivery and Form

   Upon issuance, the certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Clearstream Banking, societe anonyme. See "Description of the Certificates--Book-Entry; Delivery and Form" in the prospectus for a discussion of the book-entry procedures applicable to the certificates and the limited circumstances under which definitive certificates may be issued for the certificates.

   So long as such book-entry procedures are applicable, no certificateholder will be entitled to receive a certificate representing such person's interest in such certificates. Unless and until physical certificates are issued under the limited circumstances described in this prospectus, all references to actions by certificateholders refers to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to certificateholders refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such certificates, or to DTC Participants for distribution to certificateholders in accordance with DTC procedures.

   According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

   The following is a description of the particular terms of the Deposit Agreements. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Deposit Agreements, each of which we may file as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K with the SEC. The provisions of the Deposit Agreements are substantially identical unless otherwise indicated.

General

   Under the Escrow Agreements, the Escrow Agent with respect to each pass through trust will enter into a Deposit Agreement with the applicable Depositary. (Escrow Agreements, Section 1.2) Under the Deposit Agreements, the Depositary will establish separate deposit accounts in the name of the applicable Escrow Agent. On the Issuance Date, the proceeds relating to the offering of certificates will be deposited into the applicable Deposit Account by the Underwriters (or, in the case of the class C certificates, the "initial purchaser") on behalf of such Escrow Agent.

   On each Regular Distribution Date, the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the holders of Escrow Receipts relating to the applicable pass through trust, an amount equal to interest accrued on the Deposits relating to the applicable pass through trust during the relevant interest period at a rate per annum equal to the interest rate of the certificates issued by such pass through trust.

   In connection with the financing of each delivered aircraft during the Delivery Period, the applicable pass through trustee will request that the respective Escrow Agent for that pass through trust withdraw from the Deposits funds sufficient to enable such pass through trustee to purchase the secured promissory notes of the series relating to such pass through trust issued with respect to such aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such secured promissory note will be re-deposited by the applicable pass through trustee.

   The Deposits and interest paid on such Deposits will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the certificates.

Unused Deposits

   The pass through trustees' obligations to purchase the secured promissory notes issued with respect to each aircraft are subject to satisfaction of conditions at the time of delivery, as set forth in the Note Purchase Agreement and the Participation Agreements. See "Description of the Certificates-- Obligation to Purchase Secured Promissory Notes." Because the aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each aircraft. Moreover, the scheduled delivery date of any aircraft is subject to delays in the manufacturing process and to the aircraft manufacturer's right to postpone deliveries under the purchase agreement between its affiliate and our parent. In such cases, the actual delivery date of any aircraft may be delayed beyond its currently scheduled delivery date. See "Description of the Aircraft and Appraisals--Deliveries of Aircraft." In addition, so long as AIFS holds any class C certificates, the conditions to the obligations of the class C pass through trustee to purchase the series C secured promissory notes differ from those applicable to the series G secured promissory notes. See "Description of the Certificates--Obligation to Purchase Secured Promissory Notes." If for any aircraft the conditions to the class G pass through trustee's obligation to purchase series G secured promissory notes are satisfied, but the conditions to the class C pass through trustee's obligation to purchase series C secured promissory notes are not, we will be obligated to finance such aircraft, but such financing may not include series C secured promissory notes.

   If any funds remain as Deposits with respect to any pass through trust after the Delivery Period Termination Date, such funds will be withdrawn by the applicable Escrow Agent and distributed, with accrued and unpaid interest, to the holders of Escrow Receipts relating to such pass through trust. Any return of unused Deposits will be made after at least 15 days' prior written notice. Such distribution will include a premium payable by us equal to the Deposit Make-Whole Premium with respect to the remaining Deposits unless such deposits are returned because an aircraft is not delivered prior to the Delivery Period Termination Date for any reason that is not due to our fault or caused by our negligence. The Policy does not cover the Deposit Make-Whole Premium.

Distribution upon Occurrence of a Triggering Event

   If a Triggering Event occurs prior to the Delivery Period Termination Date, the applicable Escrow Agent will withdraw any funds then held as Deposits with respect to the applicable pass through trust and cause such funds, with accrued and unpaid interest, but without any premium, to be distributed to the holders of Escrow Receipts with respect to the applicable pass through trust by the applicable Paying Agent on behalf of such Escrow Agent. Any return of unused deposits will be made after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the pass through trusts will not purchase secured promissory notes issued with respect to aircraft delivered after the occurrence of such Triggering Event.

Distribution upon Occurrence of a Termination Event

   If an event occurs that entitles an affiliate of Airbus to terminate its financing commitment to us at a time when AIFS holds any of the class C certificates, the Escrow Agent for the class C pass through trust will withdraw funds then held as Deposits with respect to the class C pass through trust and cause such funds, with accrued and unpaid interest, but without any premium, to be distributed to the holders of Escrow Receipts relating to such pass through trust by the applicable Paying Agent, on behalf of the Escrow Agent. Any return of unused Deposits will be made after at least 15 days' prior written notice. So long as no Triggering Event has occurred, aircraft delivered from and after the time an Airbus Financing Termination Event has occurred may still be financed but no series C secured promissory notes will be issued in respect of such aircraft.

Depositary

   ABN AMRO Bank N.V., acting through its Chicago branch, will act as Depositary.

   ABN AMRO Bank N.V. is a direct subsidiary of ABN AMRO Holding N.V., an international multi-bank holding company. At December 31, 1999, ABN AMRO Bank N.V. reported consolidated assets amounting to approximately $458 billion (based on the exchange rate at December 31, 1999 of U.S. $1.00 to (Euro)0.9951). At June 30, 2000, ABN AMRO Bank N.V. reported consolidated assets amounting to approximately $511 billion (based on the exchange rate at June 30, 2000 of U.S. $1.00 to (Euro)1.0438). The accounting principles applied in the preparation of the financial statements of ABN AMRO Bank N.V. may not conform to U.S. generally accepted accounting principles.

   ABN AMRO Bank N.V. has long-term unsecured debt ratings of Aa2 from Moody's and AA from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

   The Depositary has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement.

Replacement of Depositary

   If the Depositary's short-term unsecured debt rating falls below A-1+ from Standard & Poor's or P-1 from Moody's then we must, within 60 days of such event, replace the Depositary with a new depositary bank that has short-term unsecured debt ratings of at least A-1+ from Standard & Poor's and P-1 from Moody's, or another depositary bank that will not result in a withdrawal or downgrading of the rating of the certificates (without regard to any downgrading of the rating of the Depositary being replaced, and without regard to the Policy). In either case, we must obtain the written confirmation of the Rating Agencies that the replacement of the Depositary will not cause a downgrade or a withdrawal of the rating of the certificates (without giving effect to the Policy).

                      DESCRIPTION OF THE ESCROW AGREEMENTS

   The following is a description of the particular terms of the Escrow Agreements. The statements under this caption are summaries only and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Escrow Agreements that we may file as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or to a Current Report on Form 8-K with the SEC.

   First Security Bank, National Association, as escrow agent in respect of each of the pass through trusts, State Street Bank and Trust Company of Connecticut, National Association, as paying agent on behalf of the Escrow Agent, the pass through trustee of each of the pass through trusts and the Underwriters (in the case of the class G pass through trust) or the initial purchaser (in the case of the class C pass through trust) will enter into a separate Escrow Agreement for the benefit of the certificateholders of each pass through trust as holders of the Escrow Receipts affixed to such certificates. The cash proceeds of the offering of certificates will be deposited by the Underwriters (in the case of the class G pass through trust) and the initial purchaser (in the case of the class C pass through trust) on behalf of the applicable Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits.

   Each Escrow Agent will permit the applicable pass through trustee to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date so that such pass through trustee may purchase the related secured promissory notes under the Note Purchase Agreement. In addition, each Escrow Agent will direct the applicable Depositary to pay interest on the Deposits accrued in accordance with the applicable Deposit Agreement to the applicable Paying Agent for distribution to the Receiptholders.

   Each Escrow Agreement requires that the applicable Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more non-interest-bearing Paying Agent Accounts. Each Paying Agent will deposit interest on Deposits and any unused Deposits withdrawn by the applicable Escrow Agent in the related Paying Agent Account. Each Paying Agent will distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate. Each Receiptholder, by its acceptance of an Escrow Receipt, is deemed to agree that it will look solely to funds deposited in the applicable Paying Agent Account for any payment or distribution due to such Receiptholder under the applicable Escrow Agreement and the related Escrow Receipt and that it will have no recourse against us, the pass through trustee that issued the related certificate, any Paying Agent or any Escrow Agent, except as provided in the applicable Escrow Agreement and the pass through trust agreement pursuant to which the certificate to which the Escrow Receipt is attached was issued.

   Upon receipt by a Depositary of the cash proceeds from this offering of certificates, each Escrow Agent will issue one or more Escrow Receipts. An Escrow Receipt will be affixed by the relevant pass through trustee to each certificate. Each Escrow Receipt will evidence a fractional undivided interest in amounts from time to time deposited into the applicable Paying Agent Account and will be limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the certificate to which it is affixed. Each Escrow Receipt will be registered by the applicable Escrow Agent in the same name and manner as the certificate to which it is affixed.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

   The following description of the particular terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement and the description of credit enhancements set forth in the prospectus.

   The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement that we may file as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K with the SEC.

General

   The Liquidity Provider will enter into a separate revolving credit agreement, which we will refer to as a Liquidity Facility, with the Subordination Agent with respect to the certificates of each pass through trust pursuant to which the Liquidity Provider will, if necessary, make one or more advances to the Subordination Agent that will be used solely to pay interest on the certificates when due at the Stated Interest Rate for such certificates on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur that exceed the amount covered by or available under the Liquidity Facility for a pass through trust, the certificateholders of such pass through trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds (including, in the case of the class G pass through trust, funds from the Policy). Although Citibank, N.A. is the initial Liquidity Provider for both pass through trusts, it may be replaced by one or more other entities under certain circumstances.

Drawings

   The aggregate amount available under the Liquidity Facility for each pass through trust at September 20, 2001, the first Regular Distribution Date after all of the aircraft are scheduled to have been delivered, assuming that secured promissory notes in the maximum principal amount with respect to all aircraft are acquired by the pass through trust and that all interest and principal due on or prior to September 20, 2001, is paid, will be as follows:

                                                                      Available
   Pass Through Trust                                                  Amount
   ------------------                                                -----------
   Class G.......................................................... $48,588,710
   Class C.......................................................... $11,860,826

   Except as otherwise provided below, the Liquidity Facility for each pass through trust will enable the Subordination Agent to make Interest Drawings under the applicable Liquidity Facility on any Distribution Date to pay interest then due and payable on the certificates of such pass through trust at the Stated Interest Rate for such pass through trust to the extent that the amount, if any, available to the Subordination Agent on such Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under any Liquidity Facility on any Distribution Date to fund any shortfall of interest on the certificates of such pass through trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.6(a))

   The Liquidity Facility for any class of certificates will not provide for drawings:

  .  To pay for principal of, or premium on, the certificates of such class.

  . To pay for any interest on the certificates of such class in excess of the Stated Interest Rate for such class or to pay for more than three consecutive semiannual installments of interest in excess of the Maximum Available Commitment under such Liquidity Facility.

  . To pay for principal of or interest or premium on the certificates of any other class.

  . To pay for amounts payable with respect to the Deposits relating to such pass through trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6).

   Each payment by any Liquidity Provider will reduce the Maximum Available Commitment under such Liquidity Facility by an amount equal to the amount of such payment under such Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawings under a Liquidity Facility, upon reimbursement of such Liquidity Provider in full or in part for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time if (a) a Liquidity Event of Default has occurred and is continuing and
(b) less than 65% of the then aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes. (Liquidity Facilities, Section 2.02(a))

   With respect to any other drawings under the Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Following the reduction of the Pool Balance for the applicable pass through trust, the maximum commitment of the Liquidity Facility for such pass through trust will be automatically reduced from time to time to an amount equal to the Required Amount for such pass through trust. (Liquidity Facilities, Section 2.04(a))

   If at any time the short-term unsecured debt rating of any Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating applicable to such pass through trust, such Liquidity Facility may be replaced by a Replacement Facility. (Intercreditor Agreement, Sections 3.6(c) and 3.6(e)) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as Controlling Party) under the Intercreditor Agreement as the replaced Liquidity Provider.

   If a Liquidity Facility is not replaced with a Replacement Facility within 10 days after such downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will make a Downgrade Drawing in an amount equal to the then Maximum Available Commitment under such Liquidity Facility. The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a Cash Collateral Account and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Sections 3.6(c) and 3.6(f))

   The Liquidity Facility for each pass through trust will provide that the relevant Liquidity Provider's obligations under such Liquidity Facility will expire on the earliest of:

  . 364 days after the Issuance Date, unless otherwise extended in accordance with such Liquidity Facility.

  . The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the certificates of such pass through trust have been paid in full.

  . The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

  . The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default").

  . The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

  . The date on which such Liquidity Provider makes available a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing. (Liquidity Facilities, Sections 1.01 and 2.04(b))

   Each Liquidity Facility will provide that the scheduled expiration date of such Liquidity Facility may be extended for additional 364 day periods in accordance with the applicable Liquidity Facility.

   The Intercreditor Agreement will provide for the replacement of any Liquidity Facility if it is scheduled to expire earlier than 15 days after the Final Maturity Date if such Liquidity Facility is not extended prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced prior to its then scheduled expiration date, the Subordination Agent will make a Non-Extension Drawing in an amount equal to the then Maximum Available Commitment for the certificates of such pass through trust. The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in a Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

   Subject to certain limitations, we may, at our option, arrange for a Replacement Facility at any time to replace any Liquidity Facility (including without limitation any Replacement Facility described in the following sentence). In addition, any Liquidity Provider may, at its option, arrange for a Replacement Facility to replace a non-extended Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of its Liquidity Facility. (Intercreditor Agreement, Section 3.6(e))

   If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such pass through trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(f))

   Upon receipt by the Subordination Agent of a Termination Notice with respect to a Liquidity Facility from a Liquidity Provider, the Subordination Agent will request a Final Drawing under such Liquidity Facility in an amount equal to the then Maximum Available Commitment under such Liquidity Facility. The Subordination Agent will hold the proceeds of such Final Drawing in a Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

Reimbursement of Drawings

   The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest on such drawings, but only to the extent that the Subordination Agent has funds available to make such payments. (Liquidity Facilities, Sections 2.05, 2.06, 2.09)

 Interest Drawings and Final Drawings

   Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. (Liquidity Facilities, Section 2.05)

   From the date of each such drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Drawing, interest will accrue at the Base Rate plus 2% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 2% per annum. In the case of the Final Drawing, however, the Subordination Agent may
(x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2% per annum on the last day of an interest period for such Drawing or (y) elect to maintain the Final Drawing as a drawing bearing interest at the Base Rate plus 2% per annum. (Liquidity Facilities, Section 3.07)

 Downgrade Drawings and Non-Extension Drawings

   The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

  . Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

  . Any portion of such amount withdrawn from the Cash Collateral Account to pay interest on such certificates will be treated in the same way as Interest Drawings.

  . The balance of such amount will be invested in certain specified eligible investments.

   Any Downgrade Drawing or any Non-Extension Drawing under any of the Liquidity Facilities, other than any portion of such drawing applied to payment of interest on the certificates, will bear interest (x) from the date of each such drawing to (but excluding) the third business day following the Liquidity Provider's receipt of notice of such drawing, at the Base Rate plus a specified margin on the outstanding amount from time to time of such Downgrade or Non-Extension Drawing, (y) thereafter until the date it is converted into a Final Drawing at a rate equal to LIBOR for the applicable interest period plus a specified margin on the outstanding amount from time to time of such Downgrade or Non-Extension Drawing and (z) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default," at a rate equal to LIBOR for the applicable Interest Period (or, as described in the first paragraph under "--Interest Drawings and Final Drawings," the Base Rate) plus 2% per annum. (Liquidity Facilities, Section 2.06(a) and 3.07(b))

Liquidity Events of Default

   If any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and less than 65% of the aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes, the applicable Liquidity Provider may, in its discretion, give a Termination Notice. Delivery to the Subordination Agent of a Termination Notice will have the following consequences:

  . The related Liquidity Facility will expire on the fifth business day after the date on which such Termination Notice is received by the Subordination Agent.

  . The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing under the Liquidity Facility in an amount equal to the then Maximum Available Commitment under such Liquidity Facility.

  . Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

  . All amounts owing to the applicable Liquidity Provider automatically will be accelerated. (Liquidity Facilities, Section 6.01)

   Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent the Subordination Agent has funds to pay such amounts after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement--Priority of Distributions." (Liquidity Facilities,
Section 2.09)

   Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

   Citibank, N.A. will be the initial Liquidity Provider for the class G and class C pass through trusts.

   Citibank has short term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

   Citibank is a wholly-owned subsidiary of Citicorp (a Delaware corporation) and is Citicorp's principal subsidiary. (Citicorp has been a wholly-owned subsidiary of Citigroup Inc., a Delaware holding company formerly known as Travelers Group Inc. ("Travelers"), since October 8, 1998, when Citicorp merged with a wholly-owned subsidiary of Travelers.) As of September 30, 2000, the total assets of Citibank and its consolidated subsidiaries represented approximately 84% of the total assets of Citicorp and its consolidated subsidiaries.

   The consolidated balance sheets of Citibank as of December 31, 1999 and as of December 31, 1998 are set forth in the Annual Report and Form 10-K of Citicorp and its subsidiaries for the year ended December 31, 1999 and as of September 30, 2000 and December 31, 1999 are set forth in the Form 10-Q of Citicorp and its subsidiaries for the quarter ended September 30, 2000. Copies of such reports are available upon request, without charge, by writing or calling Citigroup Document Services, 140 58th Street, Brooklyn, New York 11220, (718) 765-6460.

   This information concerning Citibank was provided by Citibank. Citibank has not been involved in the preparation of, nor does it accept responsibility for, this prospectus supplement. Salomon Smith Barney Inc., an affiliate of Citibank, will act as an Underwriter of the class G certificates.

          DESCRIPTION OF THE POLICY AND THE POLICY PROVIDER AGREEMENT

   The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy, that we will file as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K with the SEC.

The Policy

   The Policy Provider will issue a financial guaranty insurance policy in favor of the Subordination Agent for the benefit of the class G pass through trustee and holders of the class G certificates (and the holders of the Escrow Receipts attached to such certificates, but only with respect to interest on the deposits related to such Escrow Receipts). The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy under the following five circumstances:

 Interest Drawings

   If on any Regular Distribution Date (other than the Final Maturity Date for the class G certificates), after giving effect to the subordination provisions of the Intercreditor Agreement and to the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued and unpaid interest on the class G certificates and, without duplication, accrued and unpaid interest on any Deposit relating to the Escrow Receipts attached to such certificates, in each case, at the Stated Interest Rate for the class G certificates on the Pool Balance of such certificates, the Subordination Agent is to request a policy drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay such accrued interest on the class G certificates or on such Deposit. (Intercreditor Agreement, Section 3.7(a))

 Proceeds Deficiency Drawing

   If, except as provided under "--No Proceeds Drawing" below, on any Special Distribution Date established by the Subordination Agent by reason of its receipt of a Special Payment constituting proceeds from the Disposition of or in respect of the series G secured promissory note after giving effect to the subordination provisions of the Intercreditor Agreement and to the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for a reduction in the outstanding Pool Balance of the class G certificates by an amount equal to all of the outstanding principal amount of that secured promissory note (determined immediately prior to the receipt of such proceeds) plus accrued and unpaid interest on the amount of such reduction at the applicable Stated Interest Rate for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date, the Subordination Agent is to request a policy drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay the amount of such reduction plus such accrued interest. (Intercreditor Agreement, Section 3.7(c))

 No Proceeds Drawing

   On the first Business Day (which will be a Special Distribution Date) that is 18 months after the last date on which full payment was made on a series G secured promissory note as to which there has been a failure to pay principal or that has been accelerated subsequent to such last date, if the Subordination Agent has not received a Special Payment constituting proceeds from the Disposition of or in respect of that secured promissory note, the Subordination Agent is to request a policy drawing under the Policy in an amount equal to the then outstanding principal amount of such secured promissory note plus accrued and unpaid interest thereon at the applicable Stated Interest Rate from the immediately preceding Regular Distribution Date to that Special Distribution Date. The Subordination Agent is to give prompt notice to each pass through trustee, each Liquidity Provider and the Policy Provider setting forth the non-receipt of any such Special Payment and establishing a Special Distribution Date (which date shall be a Business Day), which notice is to be given not less than 25 days prior to such Special Distribution Date. After the payment by the Policy Provider in full of such amount of principal and accrued interest for such policy drawing, the Subordination Agent will have no right to make any further policy drawing in respect of any subsequent sale or other disposition of such secured promissory note except for an "Avoidance Drawing" as described below.

   Notwithstanding the foregoing, the Policy Provider has the right at the end of any such 18-month period, so long as no Policy Provider Default has occurred and is continuing and so long as the Policy Provider has not defaulted in its obligation, if any, to endorse the Policy as described in the next paragraph, to elect instead, (a) to pay on the Special Distribution Date established pursuant to the preceding paragraph an amount equal to any shortfall in the scheduled principal and interest that came due on such series G secured promissory note during such 18-month period (after giving effect to the application of funds, if any, received from the class G Liquidity Facility and the class G Cash Collateral Account attributable to such interest), (b) on each Regular Distribution Date that occurs after such Special Distribution Date to permit drawings under the Policy for an amount equal to the scheduled principal and interest that were to become due on any such series G secured promissory note on the related payment date (without regard to any acceleration thereof) until the establishment of an Election Distribution Date or a Special Distribution Date elected by the Policy Provider upon 20 days' notice, and (c) on any Election Distribution Date or such Special Distribution Date elected by the Policy Provider upon 20 days' notice, the Subordination Agent will be required, in each case, to make a policy drawing for an amount equal to the then outstanding principal balance of such secured promissory note and accrued interest thereon at the applicable Stated Interest Rate from the immediately preceding Regular Distribution Date to such Election Distribution Date or such Special Distribution Date (after giving effect to the application of funds, if any, received on such Election Distribution Date or such Special Distribution Date from the class G Liquidity Facility or the class G Cash Collateral Account attributable to such interest) less any policy drawings previously paid by the Policy Provider in respect of principal on such secured promissory note. The Intercreditor Agreement instructs the Subordination Agent to make each such drawing under the Policy. Any such drawing shall not relieve the Policy Provider from any and all obligations with respect to previous Policy Drawings.

   In addition, regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider will, at the end of such 18-month period, endorse (if not already endorsed to so provide) the Policy to provide for the payment to the Liquidity Providers of interest accruing on the Liquidity Obligations in respect of the class G and class C Liquidity Facilities from and after the end of such 18-month period as and when such interest becomes due in accordance with such Liquidity Facilities. (Intercreditor Agreement, Section 3.7(a))

 Final Policy Drawing

   If on the Final Maturity Date of the class G certificates after giving effect to the subordination provisions of the Intercreditor Agreement and to the application of Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment in full of the Final Distribution on the class G certificates (calculated as at such date but excluding any accrued and unpaid premium) the Subordination Agent is to request a policy drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay such Final Distribution (calculated as at such date but excluding any accrued and unpaid premium). (Intercreditor Agreement, Section 3.7(d))

 Avoidance Drawing

   If at any time prior to the expiration of the Policy the Subordination Agent has actual knowledge of the issuance of any Order, the Subordination Agent is to give prompt notice to each pass through trustee, the Liquidity Providers and the Policy Provider of such Order and prior to the expiration of the Policy, request a policy drawing for an amount equal to the relevant Avoided Payment and to deliver to the Policy Provider a copy of the documentation required by the Policy with respect to such Order. To the extent that any portion of such amount is to be paid to the Subordination Agent (and not to any receiver, conservator, debtor-in-possession or trustee in bankruptcy as provided in the Policy), the Subordination Agent shall establish as a Special Distribution Date the date that is the earlier of three Business Days after the date of the expiration of the Policy and the Business Day that immediately follows the 25th day after that notice. (Intercreditor Agreement, Section 3.7(e))

General

   All requests by the Subordination Agent for a policy drawing are to be made by it no later than 1:00 p.m. (New York City time) on (or in the case of any policy drawing in respect of an Avoided Payment, at least three Business Days prior to) the applicable Distribution Date and in the form required by the Policy and delivered to the Policy Provider in accordance with the Policy. (Intercreditor Agreement, Section 3.7) All proceeds of any policy drawing are to be deposited by the Subordination Agent in the Policy Account and from there paid to the class G pass through trustee (or Escrow Agent, as the case may be) for distribution to the holders of the class G certificates (or the Escrow Receipts attached to such certificates, as the case may be) without regard to the subordination provisions of the Intercreditor Agreement. In the case of any Avoided Payment, however, all or part of the policy drawing will be paid directly to the bankruptcy receiver, conservator, debtor-in-possession or trustee to the extent such amounts have not been paid by the class G certificateholders. If any request for a policy drawing is rejected as not meeting the requirements of the Policy, the Subordination Agent is to resubmit such request so as to meet such requirements. (Intercreditor Agreement, Section 3.7(h))

   The Policy provides that if such a request for a policy drawing is properly submitted or resubmitted it will pay to the Subordination Agent for deposit in the Policy Account, the applicable payment under the Policy no later than 3:00 p.m. on the later of the relevant Distribution Date and the date the request is received by the Policy Provider (if the request is received by 1:00 p.m. on such date) or the next Business Day (if the request is received after that time).

   Once any payment under the Policy is paid to the Subordination Agent (or, in the case of payments made in respect of Escrow Receipts, the applicable Paying Agent), the Policy Provider will have no further obligation in respect of those payments. The Policy Provider will not be required or entitled to make any payment under the Policy except at the times and in the amounts and under the circumstances expressly set forth in the Policy.

   The Policy does not cover:

  . Shortfalls, if any, attributable to the liability of the class G pass through trust, the class G pass through trustee, the Subordination Agent or the class G Paying Agent for withholding taxes, if any (including interest and penalties in respect of that liability).

  . Any premium, prepayment penalty or accelerated payment which at any time may become due on or with respect to any class G certificate.

  . Any failure of the Escrow Agent, Subordination Agent, class G Paying
    Agent or class G pass through trustee to make any payment due to the holders of the class G certificates (or Escrow Receipts attached to such certificates).

   The Policy Provider's obligation under the Policy will be discharged to the extent that funds to be applied in respect of the class G certificates under and in accordance with the Intercreditor Agreement are received by the Subordination Agent or the class G Paying Agent for distribution to the class G pass through trustee and the holders of the class G certificates or Escrow Receipts attached to such certificates, as applicable, whether or not the funds are properly distributed by the Subordination Agent, the class G Paying Agent or the class G pass through trustee.

   The Policy is noncancellable. The Policy expires and terminates without any action on the part of the Policy Provider or any other person on the date that is one year and one day following the date on which the class G certificates have been paid in full, unless an Insolvency Proceeding exists, in which case on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding and (ii) the date on which the Policy Provider has made all payments required to be made under the terms of the Policy in respect of an Avoided Payment. No portion of the premium under the Policy is refundable for any reason including payment, or provision being made for payment.

   The Policy will be construed under the laws of the State of New York.

The Policy Provider Agreement and the Policy Fee Letter

   We will enter into an insurance and indemnity agreement with the Subordination Agent and the Policy Provider to be dated as of the date of the issuance of the class G certificates containing, among other things, representations and warranties by us and conditions precedent to the issuance of the Policy. Pursuant to a fee letter between the Subordination Agent and the Policy Provider (and acknowledged by us), the Subordination Agent agrees to pay the Policy Provider a premium for the policy based upon the Pool Balance of the class G certificates.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

   The following description of the particular terms of the Intercreditor Agreement supplements (and, to the extent inconsistent with the prospectus, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement set forth in the prospectus. The statements made under the caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Intercreditor Agreement, that we will file as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a current report on Form 8-K with the SEC.

Intercreditor Rights

 General

   The Intercreditor Agreement will be among each pass through trustee, each Liquidity Provider, the Policy Provider and the Subordination Agent. The secured promissory notes will be registered in the name of the Subordination Agent or its nominee as agent and trustee for the applicable pass through trustee solely for the purpose of facilitating the enforcement of the other provisions of the Intercreditor Agreement.

 Controlling Party

   With respect to any Indenture at any given time, so long as no Indenture Default (which, with respect to leased aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) has occurred and is continuing under such Indenture, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the secured promissory notes issued under such Indenture by the holders of at least a majority of the outstanding principal amount of the secured promissory notes issued under such Indenture. For so long as the Subordination Agent is the registered holder of the secured promissory notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the pass through trustees for whom the secured promissory notes issued under such Indenture are held as trust property, except that so long as the final distributions on the certificates have not been paid or any Policy Provider Obligations remain outstanding (and no Policy Provider Default exists and so long as the Policy Provider has endorsed the Policy (if so required) in the manner described in the final paragraph in "Description of the Policy and the Policy Provider Agreement--The Policy--No Proceeds Drawing"), the Subordination Agent will request directions from the Policy Provider rather than the pass through trustee and shall vote in accordance with the directions of the Policy Provider. (Intercreditor Agreement, Section 2.6(a) and Section 9.1(b))

   At any time an Indenture Default has occurred and is continuing under an Indenture (which, with respect to leased aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the secured promissory notes issued under such Indenture, including acceleration of such secured promissory notes or foreclosing the lien on the related aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.6(a))

   Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider and the Policy Provider, reduce the amount of rent, supplemental rent or termination values payable by us under any lease or reduce the amount of principal or interest payable by us under any secured promissory note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b)). See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the certificateholders to direct the pass through trustee.

   The controlling party will be:

  . the Policy Provider, until final distributions of the aggregate outstanding balance of the class G certificates, together with accrued and unpaid interest, are made to the holders of such certificates and no obligations owing to the Policy Provider remain outstanding, or if a Policy Provider Default has occurred and is continuing or the Policy Provider is required to but has failed to endorse the Policy in the manner described in the final paragraph in "Description of the Policy and the Policy Provider Agreement--The Policy--No Proceeds Drawing," then the class G pass through trustee until payment of final distributions to the holders of the related certificates, and after that,

  . the class C pass through trustee.

   The Liquidity Provider with the larger outstanding amount of unreimbursed Liquidity Obligations, if it is not then in default in its obligations to make any advance under any Liquidity Facility, will have the right to become the Controlling Party with respect to any Indenture at any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of certificates and remains unreimbursed and (z) the date on which all secured promissory notes have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $250 million), provided that, if the Policy Provider pays to the Liquidity Providers all outstanding Drawings, together with accrued interest on such Drawings, in respect of the class G and class C Liquidity Facilities including all interest accrued thereon to such date, the Policy Provider will remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing (in which case such Liquidity Provider, if it so elects and if Liquidity Obligations owing to it remain outstanding (or, if it does not so elect or if no such Liquidity Obligations remain outstanding, the class G pass through trustee), will become the Controlling Party). (Intercreditor Agreement, Section 2.6(c))

   For purposes of giving effect to the rights of the Controlling Party, the pass through trustee (other than the pass through trustee which is the Controlling Party) will irrevocably agree, and the certificateholders (other than the certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of certificates, that the Subordination Agent, as record holder of the secured promissory notes, will exercise its voting rights in respect of the secured promissory notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Secured Promissory Notes--Remedies."

 Sale of Secured Promissory Notes or Aircraft

   Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party will be entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the secured promissory notes issued under such Indenture to any person, provided, however, that the Controlling Party shall first offer to the class C certificateholders the right to purchase all (but not less than all) of the secured promissory notes under such Indenture for a purchase price equal to the amount of the obligations secured by such Indenture. So long as any certificates are outstanding, during nine months after the earlier of (x) the acceleration of the secured promissory notes under any Indenture and (y) our bankruptcy or insolvency, without the consent of each pass through trustee, no aircraft subject to the lien of such Indenture or such secured promissory notes may be sold, (i) if the net proceeds from such sale would be less than the Minimum Sale Price for such aircraft or such secured promissory notes, and
(ii) unless the Controlling Party shall first offer to the class C certificateholders the right to purchase all (but not less than all) of the secured promissory notes under such Indenture for a purchase price equal to the amount of the obligations secured by such Indenture. In addition, with respect to any leased aircraft, the amount and payment dates of rentals payable by us under the lease for such leased aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by us under such lease before giving effect to such adjustment. (Intercreditor Agreement, Section 4.1)

Priority of Distribution

 Before a Triggering Event

   So long as no Triggering Event has occurred, payments in respect of the secured promissory notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

  . to the Liquidity Providers to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses, pro rata on the basis of the Liquidity Expenses and Policy Expenses then due;

  . to the Liquidity Providers and to the Policy Provider, pro rata, to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Liquidity Provider in respect of drawings under the Liquidity Facilities) and on certain Policy Provider Obligations (as provided in the definition of Policy Provider Obligations), respectively and, if the Policy Provider has elected to pay to the Liquidity Providers all outstanding drawings and interest thereon owing to the Liquidity Providers under the Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Providers attributable to interest accrued on such drawings;

  . to the Liquidity Providers to the extent required to pay or reimburse the Liquidity Providers for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount and, if the Policy Provider has elected to pay to the Liquidity Providers all outstanding drawings and interest thereon owing to the Liquidity Providers under the Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Providers in respect of principal of drawings under the Liquidity Facilities, pro rata;

  . to the class G pass through trustee to the extent required to pay Expected Distributions on the class G certificates;

  . to the Policy Provider to the extent required to pay or reimburse any Policy Provider Obligations (other than amounts payable pursuant to the first three clauses above and any Excess Reimbursement Obligations);

  . to the class C pass through trustee to the extent required to pay Expected Distributions on the class C certificates;

  . to the Policy Provider to the extent required to pay any Excess Reimbursement Obligations; and

  . to the Subordination Agent and the pass through trustees for the payment of certain fees and expenses.

 After a Triggering Event

   Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times after such Triggering Event, all funds received by the Subordination Agent in respect of the secured promissory notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

  . to the Subordination Agent, any pass through trustee, any certificateholder or the Policy Provider, pro rata, to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent, any pass through trustee or the Policy Provider or to reimburse any certificateholder, the Policy Provider or any Liquidity Provider in respect of payments made to the Subordination Agent or any pass through trustee in connection with the protection or realization of the value of the secured promissory notes or any property held in any Trust Indenture Estate or any Collateral;

  . to the Liquidity Providers to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses, pro rata;

  . to the Liquidity Providers and the Policy Provider, pro rata, to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Liquidity Providers) and on certain Policy Provider Obligations (as provided in the definition of Policy Provider Obligations), respectively and, if the Policy Provider has elected to pay to the Liquidity Providers all outstanding drawings and interest thereon owing to the Liquidity Providers under the Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Providers attributable to interest accrued on such drawings;

  . to the Liquidity Providers to the extent required to pay the outstanding amount of all Liquidity Obligations (as determined after giving effect to payments by the Policy Provider to the Liquidity Providers in respect of principal of drawings under the Liquidity Facilities) and/or, if applicable with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility, then payments are made first to replenish the Cash Collateral Account up to the Required Amount for that class of certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable) and, if the Policy Provider has elected to pay to the Liquidity Providers all outstanding drawings and interest thereon owing to the Liquidity Providers under the Liquidity Facilities, to reimburse the Policy Provider for the amount of such payment made to the Liquidity Providers in respect of principal of drawings under the Liquidity Facilities, pro rata;

  . to the Subordination Agent, any pass through trustee or any certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

  . to the class G pass through trustee to the extent required to pay Adjusted Expected Distributions on the class G certificates;

  . to the Policy Provider to the extent required to pay any Policy Provider Obligations (other than amounts payable pursuant to the first four clauses above, any Excess Reimbursement Obligations and any amounts payable under the Policy Fee Letter);

  . to the class C pass through trustee to the extent required to pay Adjusted Expected Distributions on the class C certificates; and

  . to the Policy Provider to pay any Excess Reimbursement Obligations and amounts due under the Policy Fee Letter.

   After a Triggering Event occurs and any secured promissory note becomes a Non-Performing Secured Promissory Note, the Subordination Agent will obtain LTV Appraisals of all of the aircraft securing the secured promissory notes as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals. If the Controlling Party reasonably objects to the appraised value of the aircraft shown in such LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such aircraft). (Intercreditor Agreement, Section 4.1(a))

   Interest Drawings under a Liquidity Facility and withdrawals from the related Cash Collateral Account, in each case in respect of interest on the certificates of any pass through trust, will be distributed to the pass through trustee for such pass through trust, and drawings under the Policy will be distributed by the class G pass through trustee, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described in this prospectus supplement. (Intercreditor Agreement, Sections 3.6 and 3.7)

The Subordination Agent

   State Street Bank and Trust Company of Connecticut, National Association, will be the "Subordination Agent" under the Intercreditor Agreement. We and our affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Hartford, Connecticut 06103.

   The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

   The aircraft consist of 12 Airbus Model A321-200 aircraft and two Airbus Model A330-300 aircraft, and are scheduled for delivery through June 2001 (the "Delivery Period"). The aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

   The Airbus Model A321-200 aircraft is capable of flying from our major northeast United States hubs to west coast markets. The seating capacity of the Airbus Model A321-200 aircraft is approximately 169 passengers. The engine type utilized on the A321-200 aircraft will be the CFM International, Inc. CFM-56-5B.

   The Airbus Model A330-300 aircraft is a twin-engine long-range aircraft capable of flying from our major United States hubs to any of our transatlantic destinations. The seating capacity of the Airbus Model A330-300 aircraft is approximately 274 passengers in a three-class cabin arrangement. The engine type utilized on the Airbus Model A330-300 aircraft will be the Pratt & Whitney PW4168.

   The aircraft are more fully described in the attached appraisals.

The Appraisals

   The table below sets forth the appraised base values of the aircraft, as determined by the Appraisers.

                                                                 Appraisers' Valuations
                                                           -----------------------------------
                   Expected                    Scheduled                                        Appraised
                 Registration Manufacturer's   Delivery                                           Base-
Aircraft Type       Number    Serial Number    Month (1)      AISI     AvSolutions     MBA      Value (2)
-------------    ------------ -------------- ------------- ----------- ----------- ----------- -----------
Airbus A321-200     N167US         1442       March 2001   $58,970,000 $55,740,000 $52,990,000 $55,740,000
Airbus A321-200     N168US         1447       March 2001    58,970,000  55,740,000  52,990,000  55,740,000
Airbus A321-200     N169UW         1455       March 2001    58,970,000  55,740,000  52,990,000  55,740,000
Airbus A321-200     N170US         1462       March 2001    58,970,000  55,740,000  52,990,000  55,740,000
Airbus A321-200     N171US         1465       April 2001    59,150,000  56,160,000  53,100,000  56,136,667
Airbus A321-200     N172US         1472       April 2001    59,150,000  56,160,000  53,100,000  56,136,667
Airbus A321-200     N173US         1481       April 2001    59,150,000  56,160,000  53,100,000  56,136,667
Airbus A321-200     N174US         1492        May 2001     59,340,000  56,160,000  53,210,000  56,160,000
Airbus A321-200     N175US         1496        May 2001     59,340,000  56,160,000  53,210,000  56,160,000
Airbus A321-200     N176UW         1499        May 2001     59,340,000  56,160,000  53,210,000  56,160,000
Airbus A321-200     N177US         1517        June 2001    59,520,000  56,160,000  53,320,000  56,160,000
Airbus A321-200     N178US         1519        June 2001    59,520,000  56,160,000  53,320,000  56,160,000
Airbus A330-300     N677UW         0380      February 2001 109,820,000 109,430,000 121,270,000 109,820,000
Airbus A330-300     N678US         0388       March 2001   110,160,000 109,430,000 121,520,000 110,160,000

--------
(1) The scheduled delivery month for the aircraft is the month that we expect the aircraft to be delivered by the manufacturer. The actual date of delivery may be delayed or accelerated. We have the option to substitute other aircraft if the delivery of any aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery of that aircraft or beyond the delivery period termination date. The delivery period termination date is the earlier of (i) the date all aircraft described in this prospectus supplement are financed, and (ii) November 30, 2001. We may take delivery of an aircraft and finance that aircraft under this offering up to 180 days after such delivery (or such longer period after such delivery as we may elect with approval from the Rating Agencies, but in any event, not later than November 30, 2001). See "--Substitute Aircraft."
(2) The appraised base value of each aircraft set forth above is the lesser of the mean and median base values of such aircraft as appraised by three independent appraisal and consulting firms, and projected for aircraft not yet delivered as of the scheduled delivery month of each aircraft. Such appraisals are based upon varying assumptions (which assumptions may not reflect current market conditions) and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft."

   For purposes of the foregoing chart Aircraft Information Services, Inc., AvSolutions, Inc. and Morten Beyer & Agnew, Inc. were asked to provide their respective opinions as to the appraised base value of each aircraft as of the date specified on the first page of such appraisal attached as Appendix I and as projected as of the scheduled delivery month of each such aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisers and may not reflect current market conditions that could affect the fair market value of the aircraft. The Appraisers have delivered letters summarizing their respective appraisals. Copies of such letters are attached to this prospectus supplement as Appendix I. We refer you to such summaries for the definition of appraised base value and a discussion of the assumptions and methodologies used in each of the appraisals.

   An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of sales value. The proceeds realized upon a sale of any aircraft may be less than the appraised value of such aircraft. The value of the aircraft upon the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the secured promissory notes and the aircraft pursuant to the applicable Indenture would equal the appraised value of such aircraft or be sufficient to satisfy in full payments due on the secured promissory notes issued under such Indenture or the certificates.

Deliveries of Aircraft

   The aircraft are scheduled for delivery through June 2001 under a purchase agreement between our parent and an affiliate of Airbus. See the table under "--The Appraisals" for the scheduled month of delivery of each aircraft. Under the purchase agreement, delivery of an aircraft may be delayed due to "Excusable Delay," which is defined to include delays in delivery or failure to deliver or perform due to causes reasonably beyond Airbus' or any associated contractor's control or not occasioned by Airbus' or any associated contractor's fault, misconduct or negligence. We cannot predict whether adjustments in such schedule will be required.

   The Note Purchase Agreement provides that the Delivery Period will expire on the Delivery Period Termination Date.

   If delivery of any aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond November 30, 2001, we have the right to replace such aircraft with a substitute aircraft, subject to certain conditions. See "--Substitute Aircraft." If delivery of any aircraft is delayed beyond the Delivery Period Termination Date and we do not exercise our right to replace such aircraft with a substitute aircraft, there will be unused Deposits that will be distributed to certificateholders together with accrued and unpaid interest thereon and, in certain circumstances, a Deposit Make-Whole Premium. See "Description of the Deposit Agreements--Unused Deposits."

Substitute Aircraft

   If the delivery date for any aircraft is delayed (a) more than 30 days after the month scheduled for delivery, or (b) beyond November 30, 2001, we may identify for delivery a substitute aircraft for such aircraft meeting the following conditions:

  . A substitute aircraft must be the same model (either A321 or A330, as the case may be) as the aircraft for which delivery was delayed and delivered by the manufacturer to US Airways after October 31, 2000.

  . We will be obligated to obtain written confirmation from each Rating
    Agency that substituting such substitute aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any class of certificates.

                  DESCRIPTION OF THE SECURED PROMISSORY NOTES

   The following description of the terms of the secured promissory notes supplements (and, to the extent inconsistent with the prospectus, replaces) the description of the general terms and provisions relating to the secured promissory notes, the Indentures, the leases, the Participation Agreements, the Leased Aircraft Trust Agreements and the Note Purchase Agreement set forth in the prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the secured promissory notes, the Indentures, the leases, the Participation Agreements, the Leased Aircraft Trust Agreements and the Note Purchase Agreement, forms of which will be filed as exhibits to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K that we will file with the SEC.

General

   The secured promissory notes are expected to be issued for each aircraft in two series: the series G secured promissory notes and the series C secured promissory notes, collectively referred to as the secured promissory notes.

   The secured promissory notes with respect to each leased aircraft will be issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, as Owner Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee.

   The secured promissory notes with respect to each owned aircraft will be issued under a separate Owned Aircraft Indenture between us and State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee. The secured promissory notes with respect to each owned aircraft will be secured obligations of US Airways.

   The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the prospectus.

   In the case of a leased aircraft, we will lease each aircraft from the related Owner Trustee under a separate lease. Under each lease and the related Aircraft Operative Agreements, we will, in general, be obligated to make or cause to be made rental and other payments or advances to the related Loan Trustee on behalf of the related Owner Trustee. Such rental and other payments or advances will be at least sufficient to pay in full when due all payments required to be made on the secured promissory notes issued with respect to such leased aircraft. The secured promissory notes issued with respect to the leased aircraft will not be direct obligations of US Airways and we will not guarantee payment or performance of the leased aircraft notes. Our obligations under each lease and the related Aircraft Operative Agreements will be general unsecured obligations.

Subordination

   Series G secured promissory notes issued in respect of an aircraft will rank senior to series C secured promissory notes issued in respect of such aircraft. (Leased Aircraft Indentures, Section 2.15 and Article III; Owned Aircraft Indentures, Section 2.15 and Article III)

   On each scheduled payment date, payments of interest and principal due on series G secured promissory notes issued in respect of an aircraft will be made prior to payments of interest and principal due on series C secured promissory notes issued in respect of the same aircraft. (Leased Aircraft Indentures, Article III; Owned Aircraft Indentures, Article III)

Principal and Interest Payments

   Subject to the provisions of the Intercreditor Agreement, interest paid on the secured promissory notes held in each pass through trust will be passed through to the certificateholders of the respective pass through trust on the dates and at the rate per annum set forth on the cover page of this prospectus supplement, with respect to class G certificates, and set forth under "Purchase of Class C Certificates" with respect to the class C certificates until the final expected Regular Distribution Date for the respective pass through trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the secured promissory notes held in each pass through trust will be passed through to the respective certificateholders in scheduled amounts on the dates set forth in this prospectus supplement until the final expected Regular Distribution Date for the respective pass through trust.

   Interest will be payable on the unpaid principal amount of each secured promissory note at the rate applicable to such secured promissory note on March 20 and September 20 of each year, commencing on the first such date to occur after initial issuance of such secured promissory note. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Premium and interest on such series of secured promissory notes will bear interest at a rate equal to at least 1% per annum over the applicable interest rate on such series of secured promissory notes.

   Scheduled principal payments on the secured promissory notes will be made on March 20 and September 20 in certain years, commencing on September 20, 2001. See "Description of the Certificates--Pool Factors" for a discussion of the scheduled payments of principal of the secured promissory notes and possible revisions to such scheduled payments.

   The final payment made under each secured promissory note will be in an amount sufficient to discharge in full the unpaid principal amount, Make-Whole Premium (if any) and to the extent permitted by law, interest and any other amounts payable but unpaid with respect to such secured promissory note.

   If any date scheduled for a payment of principal, premium (if any) or interest with respect to the secured promissory notes is not a Business Day, such payment will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled payment date and without any additional interest.

Redemption

 Mandatory Redemption

   If an Event of Loss occurs with respect to an aircraft and we do not replace such aircraft under the related lease (in the case of a leased aircraft) or under the related Owned Aircraft Indenture (in the case of an owned aircraft), the secured promissory notes issued with respect to such aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to the date of redemption and other amounts payable to the holders of the secured promissory notes under the applicable Indenture and Participation Agreement, but without premium. (Indentures, Section 2.10(a)). Such redemption will be on a Special Distribution Date.

   If we exercise our right to terminate a lease under our voluntary termination, early buyout or burdensome buyout options under such lease, the secured promissory notes relating to the applicable leased aircraft will be redeemed (unless we elect to assume the secured promissory notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption and other amounts payable to the holders of the secured promissory notes under the applicable Indenture and Participation Agreement, plus a Make-Whole Premium. (Leased Aircraft Indentures, Section 2.10(b)) See "--The Leases--Lease Termination."

 Voluntary Redemption

   All, but not less than all, of the secured promissory notes issued with respect to a leased aircraft may be redeemed prior to maturity with our consent at a price equal to 100% of the unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption and all other amounts payable to the holders of the secured promissory notes under the applicable Indenture and Participation Agreement, plus, a Make-Whole Premium. (Leased Aircraft Indentures, Section 2.11)

   All, but not less than all, of the secured promissory notes issued with respect to an owned aircraft may be redeemed prior to maturity at any time at our option at a price equal to 100% of the unpaid principal amount of the secured promissory notes being redeemed, together with accrued and unpaid interest on those secured promissory notes to, but not including the date of redemption and all other amounts payable to the holders of the secured promissory notes under the applicable Indenture and Participation Agreement, plus a Make Whole Premium. (Owned Aircraft Indentures, Section 2.11)

   If notice of such a redemption is given in connection with a refinancing of secured promissory notes with respect to an aircraft, such notice may be revoked at any time not later than three days prior to the proposed redemption date. (Indentures, Section 2.12)

   If, with respect to a leased aircraft, (a) one or more Lease Events of Default have occurred and are continuing or (b) the secured promissory notes with respect to such aircraft have been declared due and payable by the applicable Loan Trustee or the Loan Trustee with respect to such secured promissory notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Leased Aircraft Indenture or the related lease or if certain events occur in a bankruptcy proceeding involving us, then in each case all, but not less than all, of the secured promissory notes issued with respect to such leased aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal amount of the secured promissory notes being purchased, plus accrued and unpaid interest on the amount of those secured promissory notes to, but not including the date of such purchase, but without Make-Whole Premium (except under the limited circumstances described in the following sentence), plus all other amounts payable to the holders of the secured promissory notes under the applicable Leased Aircraft Indenture and Participation Agreement. The purchase price for the secured promissory notes will include a Make-Whole Premium if an Owner Trustee or an Owner Participant purchases the secured promissory notes at a time when (x) a Lease Event of Default under the applicable Lease has occurred and has been continuing under the Lease for less than 120 days and (y) the secured promissory notes have not been declared due and payable by the applicable Loan Trustee, and the applicable Loan Trustee has not taken, and has not notified the applicable Owner Trustee that it intends to take, any action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under the Leased Aircraft Indenture or the related lease and certain events have not occurred in a bankruptcy proceeding involving us. (Leased Aircraft Indentures, Section 2.14)

   We as owner of an owned aircraft, have no comparable right under the Owned Aircraft Indentures to purchase the secured promissory notes under the circumstances described in the preceding paragraphs.

Security

   The secured promissory notes issued with respect to each aircraft will be secured by a first priority security interest in the aircraft, the related lease and all rent under such lease (with respect to leased aircraft), as well as all rents, profits and other income of such aircraft, certain rights under the aircraft purchase agreement between our parent and an affiliate of the aircraft manufacturer, all requisition proceeds with respect to such aircraft, all insurance proceeds with respect to the aircraft (other than proceeds under third party liability policies and under policies maintained by the Owner Participant), all monies and securities deposited with the related Loan Trustee, and all proceeds of the foregoing. (Indentures, Granting Clause)

   In the case of a Leased Aircraft Indenture, the related Loan Trustee may not exercise the Owner Trustee's rights under the related lease except such Owner Trustee's right to receive rent, unless an Indenture Default with respect to an aircraft has occurred and is continuing. (Leased Aircraft Indentures, Section 5.02) The assignment by the Owner Trustee to the Loan Trustee of its rights under the related lease excludes, among other things, the rights of the Owner Trustee in its individual and trust capacities and of the Owner Participant relating to the indemnification by us for certain matters, proceeds of public liability insurance in respect of the aircraft payable as a result of insurance claims made, or losses suffered, by the Owner Trustee or the Loan Trustee in their respective individual capacities or by the Owner Participant, proceeds of insurance maintained with respect to the aircraft by the Owner Participant (whether directly or through the Owner Trustee) or the Owner Trustee in its individual capacity and permitted under the lease and certain reimbursement payments made by us to the Owner Trustee and the Owner Participant. (Leased Aircraft Indentures, Granting Clause)

   The secured promissory notes will not be cross-collateralized. This means that the secured promissory notes issued in respect of any one aircraft will not be secured by any of the other aircraft, replacement aircraft (as described in "--The Leases--Events of Loss") or the leases related to such other aircraft.

   There will not be any cross-default provisions in the Indentures or leases. This means that events resulting in an event of default under any particular Indenture or lease may or may not result in an event of default occurring under any other Indenture or lease. If the secured promissory notes issued with respect to one or more aircraft are in default and the secured promissory notes issued with respect to the remaining aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining aircraft.

   The secured promissory notes issued under each Leased Aircraft Indenture will not be our obligations and we will not guarantee payment of or principal of, or interest on, such secured promissory notes. Payments or advances made under a lease and the related Aircraft Operative Agreements will always be sufficient to make scheduled payments of principal of, and interest on, the secured promissory notes issued to finance the aircraft subject to such lease. See "Description of the Secured Promissory Notes--General."

Loan to Value Ratios of Secured Promissory Notes

   The following tables set forth illustrative loan to aircraft value ratios for the secured promissory notes issued in respect of aircraft as of September 20, 2001 and each September 20 Regular Distribution Date thereafter, assuming that the secured promissory notes in the maximum principal amount are issued in respect of each such aircraft. We used this example to prepare the Assumed Amortization Schedule, although the amortization schedule for the secured promissory notes issued with respect to an aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. This means that the schedule set forth below may not be applicable in the case of any particular aircraft. See "Description of the Certificates--Pool Factors." Although the following tables do not contain illustrative loan to aircraft value ratios for secured promissory notes issued in respect of leased Airbus A330-300 aircraft, we will have the option of entering into a leveraged lease financing with respect to such aircraft. The LTV was obtained by dividing (a) the outstanding balance (assuming no payment default) of such secured promissory notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (b) the assumed value (the "Assumed Aircraft Value") of the aircraft securing such secured promissory notes.

   The following tables are based on the Depreciation Assumption. Other rates or methods of depreciation would result in materially different loan to aircraft value ratios, and no assurance can be given (a) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (b) as to the actual future value of any aircraft. The tables should not be considered a forecast or prediction of expected or likely loan to aircraft value ratios, but only a mathematical calculation based on one set of assumptions.

                                            Airbus A321-200 (Leased)
                                 -----------------------------------------------
                                       Secured
                                  Promissory Notes      Assumed       Loan to
Date                             Outstanding Balance Aircraft Value Value Ratios
----                             ------------------- -------------- ------------
                                     (millions)        (millions)
September 20, 2001..............       $34.40            $55.74         61.7%
September 20, 2002..............        33.39             54.07         61.8
September 20, 2003..............        30.85             52.40         58.9
September 20, 2004..............        28.86             50.72         56.9
September 20, 2005..............        26.66             49.05         54.4
September 20, 2006..............        24.51             47.38         51.7
September 20, 2007..............        22.46             45.71         49.1
September 20, 2008..............        20.38             44.03         46.3
September 20, 2009..............        18.38             42.36         43.4
September 20, 2010..............        17.32             40.69         42.6
September 20, 2011..............        16.10             39.02         41.3
September 20, 2012..............        14.88             37.35         39.9
September 20, 2013..............        13.29             35.67         37.3
September 20, 2014..............        11.26             34.00         33.1
September 20, 2015..............         9.22             32.33         28.5
September 20, 2016..............         7.29             30.66         23.8
September 20, 2017..............         6.45             28.43         22.7
September 20, 2018..............         6.45             26.20         24.6
September 20, 2019..............         6.45             23.97         26.9
September 20, 2020..............         4.95             21.74         22.8
September 20, 2021..............         2.48             19.51         12.7
September 20, 2022..............         0.00             16.72          NA

                                             Airbus A321-200 (Owned)
                                 -----------------------------------------------
                                       Secured
                                  Promissory Notes      Assumed       Loan to
Date                             Outstanding Balance Aircraft Value Value Ratios
----                             ------------------- -------------- ------------
                                     (millions)        (millions)
September 20, 2001..............       $36.70            $55.74         65.8%
September 20, 2002..............        34.07             54.07         63.0
September 20, 2003..............        33.00             52.40         63.0
September 20, 2004..............        32.00             50.72         63.1
September 20, 2005..............        30.92             49.05         63.0
September 20, 2006..............        29.32             47.38         61.9
September 20, 2007..............        27.95             45.71         61.2
September 20, 2008..............        26.47             44.03         60.1
September 20, 2009..............        24.87             42.36         58.7
September 20, 2010..............        23.14             40.69         56.9
September 20, 2011..............        21.28             39.02         54.5
September 20, 2012..............        19.26             37.35         51.6
September 20, 2013..............        17.09             35.67         47.9
September 20, 2014..............        14.75             34.00         43.4
September 20, 2015..............        12.22             32.33         37.8
September 20, 2016..............         9.50             30.66         31.0
September 20, 2017..............         6.57             28.43         23.1
September 20, 2018..............         3.40             26.20         13.0
September 20, 2019..............         1.47             23.97          6.2
September 20, 2020..............         0.92             21.74          4.3
September 20, 2021..............         0.32             19.51          1.7
September 20, 2022..............         0.00             16.72          NA

                                             Airbus A330-300 (Owned)
                                  ----------------------------------------------
                                  Secured Promissory
                                  Notes Outstanding     Assumed       Loan to
Date                                   Balance       Aircraft Value Value Ratios
----                              ------------------ -------------- ------------
                                      (millions)       (millions)
September 20, 2001...............       $65.31          $109.82         59.5%
September 20, 2002...............        63.59           106.53         59.7
September 20, 2003...............        61.88           103.23         59.9
September 20, 2004...............        60.17            99.94         60.2
September 20, 2005...............        58.45            96.64         60.5
September 20, 2006...............        55.33            93.35         59.3
September 20, 2007...............        52.61            90.05         58.4
September 20, 2008...............        49.70            86.76         57.3
September 20, 2009...............        46.57            83.46         55.8
September 20, 2010...............        43.20            80.17         53.9
September 20, 2011...............        39.58            76.87         51.5
September 20, 2012...............        35.70            73.58         48.5
September 20, 2013...............        31.52            70.28         44.8
September 20, 2014...............        27.04            66.99         40.4
September 20, 2015...............        22.22            63.70         34.9
September 20, 2016...............        17.04            60.40         28.2
September 20, 2017...............        11.48            56.01         20.5
September 20, 2018...............         5.50            51.62         10.7
September 20, 2019...............         1.99            47.22          4.2
September 20, 2020...............         1.24            42.83          2.9
September 20, 2021...............         0.43            38.44          1.1
September 20, 2022...............         0.00            32.95          NA

Limitation of Liability for Leased Aircraft Notes

   The secured promissory notes issued with respect to the leased aircraft will not be our direct obligations nor will they be guaranteed by us, by any Owner Participant or by the Loan Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any of their affiliates will be personally liable to any holder of a secured promissory note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the secured promissory notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture.

   Generally, all payments of principal, premium (if any) and of interest on the secured promissory notes issued with respect to any leased aircraft (other than payments made in connection with an optional redemption or purchase of secured promissory notes issued with respect to a leased aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such leased aircraft or the income and proceeds received by the related Loan Trustee (including rent payable and other amounts provided by us under the lease and related documents with respect to such leased aircraft). In some cases, an Owner Participant may be required to make payments to an Owner Trustee that are to be used by the Owner Trustee to pay principal of, and interest on, the secured promissory notes. If an Owner Participant is required to make payments to be used by an Owner Trustee to pay principal of, and interest on, the secured promissory notes and the Owner Participant fails to make the payment, we will be required to provide the Owner Trustee with funds sufficient to make the payment, except in the case of a voluntary termination of the lease where the Owner Participant has elected to retain the Aircraft.

   Except as otherwise provided in the Leased Aircraft Indentures, no Owner Trustee or Loan Trustee, in its individual capacity, will be answerable or accountable under the Leased Aircraft Indentures or under the Leased

Aircraft Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Leased Aircraft Notes to the Loan Trustees or to any holder of any secured promissory note.

Liability for Owned Aircraft Notes

   The secured promissory notes issued with respect to any owned aircraft will be our direct obligations.

   Except as otherwise provided in the Owned Aircraft Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Owned Aircraft Indentures or any secured promissory notes issued with respect to an owned aircraft under any circumstances except, among other things, for its own willful misconduct or gross negligence.

Indenture Defaults, Notice and Waiver

   Indenture Defaults under each Indenture include:

  . in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee to the Loan Trustee that such failure will constitute a Lease Event of Default);

  . the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) in the case of a Leased Aircraft Indenture, or us, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, when due, under such Indenture or under any secured promissory note issued under such Indenture that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 10 Business Days after we (or, in the case of the Leased Aircraft Indenture, the relevant Owner Trustee and Owner Participant) receive written demand from the related Loan Trustee or holder of a secured promissory note;

  . the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft Indenture, or us, in the case of an Owned Aircraft Indenture, to discharge certain liens that continue after notice and specified cure periods;

  . any representation or warranty made by the related Owner Trustee or Owner Participant in a Leased Aircraft Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of a secured promissory note being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods;

  . any representation or warranty made by us in an Owned Aircraft Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of a secured promissory note being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods;

  . failure by the related Owner Trustee or Owner Participant (in the case of leased aircraft) or us (in the case of owned aircraft) to perform or observe in any material respect any covenant or obligation for the benefit of the Loan Trustee or holders of secured promissory notes under such Indenture or certain related documents that continues after notice and specified cure periods;

  . the registration of the related aircraft ceasing to be effective as a result of the Owner Participant (in the case of a leased aircraft) or us (in the case of an owned aircraft) not being a citizen of the United States, as defined in Title 49 of the United States Code relating to aviation (subject to a cure period);

  . the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee (not in its individual capacity) or Owner Participant (in the case of a leased aircraft) or us (in the case of the owned aircraft); or

  . in the case of the Owned Aircraft Indenture, failure by us to carry and maintain insurance in accordance with the terms of such Indenture with respect to the aircraft. (Indentures, Section 4.02)

   There will not be any cross-default provisions in the Indentures or in the leases. This means that events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular lease may or may not result in a Lease Event of Default under any other lease.

   If we fail to make any semiannual basic rental payment due under any lease, within a specified period after such failure the applicable Owner Trustee or Owner Participant may furnish to the Loan Trustee the amount due on the secured promissory notes issued with respect to the related leased aircraft, together with any interest thereon on account of such delayed payment. In that case, the Loan Trustee and the holders of outstanding secured promissory notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such lease as the result of such failure to make such rental payment, unless such Owner Trustee or Owner Participant has previously cured each of the three immediately preceding semiannual basic rental payment defaults or the Owner Trustee has cured an aggregate of six previous semiannual basic rental payment defaults. The applicable Owner Trustee also may cure any other default by us in the performance of its obligations under any lease that can be cured by the payment of money. (Leased Aircraft Indentures, Section 4.03)

   The holders of a majority in aggregate unpaid principal amount of the secured promissory notes issued under an Indenture, by notice to the Loan Trustee, may on behalf of all the holders of secured promissory notes issued under such Indenture waive any existing default and its consequences under such Indenture, except a default in the payment of the principal of, or premium or interest on any such secured promissory notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of secured promissory notes. In the case of Leased Aircraft Indentures, the ability to waive existing defaults may depend on actions of the applicable Owner Participant. (Indentures, Section 4.08)

Remedies

   Each Indenture provides that if an Indenture Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the secured promissory notes outstanding under such Indenture will, subject to the applicable Owner Participant's or Owner Trustee's right to cure in the case of Leased Aircraft Indentures, declare the principal of all such secured promissory notes issued under such Indenture immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Premium). The holders of a majority in principal amount of secured promissory notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due is entered if (a) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such secured promissory notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (b) all other Indenture Defaults and events which with the giving of notice or lapse of time or both would become Indenture Defaults under such Indenture with respect to any agreement contained in such Indenture have been cured. (Indentures, Section 4.04(b))

   Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a leased aircraft, the corresponding lease has been declared in default) one or more of the remedies under such Indenture or such lease with respect to the aircraft subject to such lease. If a Lease Event of Default has occurred and is continuing under the corresponding lease in the case of Leased Aircraft Indentures, the related Loan Trustee's right to exercise remedies under such Indenture is subject, with certain exceptions, to its having accelerated the maturity of the secured promissory notes and proceeded to exercise one or more of the remedies under the lease to terminate the lease (in the event that it is not commercially reasonable to take possession of the aircraft) or take possession of and/or sell the aircraft; provided that the requirement to exercise such remedies under such lease does not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period (a "Continuous Stay Period") in excess of 60 days subsequent to an entry for an order for relief pursuant to Section 1110(a)(2)(A) of the Bankruptcy Code (the "Section 1110 Period"); provided, however, that the requirement to exercise one or more of such remedies under such lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Section 1110 Period (A) results from an agreement by the trustee or the debtor-in-possession in such proceeding during the Section 1110 Period with the approval of the relevant court to perform such lease in accordance with Section 1110(a)(2)(A) of the U.S. Bankruptcy Code and continues to perform as required by Section 1110(a)(2) of the U.S. Bankruptcy Code and cures any default (other than a default of a kind specified in Section 365(b)(2) of the U.S. Bankruptcy Code) within the applicable time period specified in Section 1110(a)(2)(B) of the U.S. Bankruptcy Code or (B) is an extension of the Section 1110 Period with the consent of such Loan Trustee pursuant to Section 1110(b) of the U.S. Bankruptcy Code or (C) is the consequence of such Loan Trustee's own failure to give any requisite notice or demand to any person. See "--The Leases--Events of Default under the Leases." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and us, subject to the terms of such lease. Any aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including, if a Lease Event of Default has occurred and is continuing, our rights under the lease with respect to such aircraft. No exercise of any remedies by the related Loan Trustee may affect our rights under any lease unless a Lease Event of Default has occurred and is continuing under such lease. The Owned Aircraft Indentures will not contain such limitations on the Loan Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture. (Indentures, Section 4.04; Leases, Section 15)

   If we are the debtor in a bankruptcy proceeding under the U.S. Bankruptcy Code, all of the rights of the Owner Trustee as lessor under a particular lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (a) during the Section 1110 Period we or the trustee in such proceeding do not agree to perform our obligations under such lease, (b) at any time after agreeing to perform such obligations, we or such trustee cease to perform such obligations, (c) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy in accordance with the Leased Aircraft Indenture or (d) the secured promissory notes issued pursuant to such Indenture have been declared due and payable by the related Loan Trustee. The Owner Trustee's exercise of such rights will be subject to certain limitations and, in no event may the Owner Trustee reduce the amount or change the time of any payment in respect of the secured promissory notes or adversely affect the validity or enforceability of the lien under the Leased Aircraft Indenture by depriving the holder of the secured promissory notes of the benefits thereof. (Leased Aircraft Indentures, Section 9.01(b))

   There will not be any cross-default provisions in the Indentures. This means that if the secured promissory notes issued in respect of one aircraft are in default, the secured promissory notes issued in respect of the other aircraft might not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other aircraft.

   Section 1110 of the U.S. Bankruptcy Code provides in relevant part that, unless certain events occur after the commencement of a Chapter 11 case, the right of a secured party with a security interest in "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code), or of a lessor or conditional vendor of such equipment, to take possession of such equipment in compliance with the provisions of a security agreement, lease, or conditional sale contract, and to enforce any of its other rights or remedies under such security agreement, lease, or conditional sale contract, to sell, lease or otherwise retain or dispose of such equipment, is not limited or otherwise affected after 60 days after the order for relief under Chapter 11 of the U.S. Bankruptcy Code by any other provision of the U.S. Bankruptcy Code or by any power of the bankruptcy court.

   Section 1110 of the U.S. Bankruptcy Code provides that the right to take possession and to enforce other rights and remedies to sell, lease or otherwise dispose of an aircraft shall be subject to the automatic stay of Section 362 of the U.S. Bankruptcy Code if (A) before the date that is 60 days after the date of the order for relief under Chapter 11 of the U.S. Bankruptcy Code, the trustee, subject to the approval of the court, agrees to perform all obligations of the debtor under such security agreement, lease or conditional sale contract and (B) any default (other than a default that is a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor) under such security agreement, lease or conditional sale contract (x) is cured before the date that is 60 days from the date of such order in the case of a default that occurs before the date of the order of relief, (y) is cured before the later of the date that is 30 days after the date of such default or the date that is 60 days from the date of the order for relief in the case of a default that occurs after the date of the order for relief and before the date that is 60 days from the date of such order for relief, or (z) is cured in compliance with the terms of the security agreement, lease or conditional sale agreement in the case of a default that occurs on or after the expiration of 60 days from the date of the order of relief. "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that at the time such transaction is entered into holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

   Skadden, Arps, Slate, Meagher & Flom (Illinois), our special counsel, will deliver its opinion to the Loan Trustees to the effect that, if we become a debtor under Chapter 11 of the U.S. Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the related aircraft, but may not be entitled to such benefits with respect to any replacement of an aircraft after an Event of Loss in the future. The replacement of any aircraft is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee would be entitled to the benefits of
Section 1110 of the U.S. Bankruptcy Code with respect to such replacement (unless, as a result of a change in law or governmental interpretation, such benefits are not then available). This opinion may be subject to certain qualifications and assumptions, including the assumptions that we, at the time of purchase of the secured promissory notes, hold an air carrier operating certificate pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See "--The Leases--Events of Loss." The opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) does not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible sublessee of an aircraft, or any possible lessee of an owned aircraft if it is leased by us. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver."

   If a bankruptcy, insolvency, receivership or like proceeding is commenced involving an Owner Participant, it is possible that, notwithstanding that the applicable leased aircraft is owned by the related Owner Trustee in trust, such leased aircraft and the related lease and secured promissory notes might be directly affected by such proceeding. In such event, payments under such lease or on such secured promissory notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Loan Trustee would retain its status as a secured creditor in respect of the related lease and the related leased aircraft.

Modification of Indentures and Leases

   Without the consent of holders of a majority in principal amount of the secured promissory notes outstanding under any Indenture, the provisions of such Indenture and any related lease, Participation

Agreement or Leased Aircraft Trust Agreement may not be amended or modified, except to the extent indicated below.

   Subject to certain limitations, certain provisions of any Leased Aircraft Indenture, and of the related lease, Participation Agreement, and Leased Aircraft Trust Agreement, may be amended or modified by the parties to those agreements without the consent of any holders of the secured promissory notes outstanding under such Indenture. In the case of each lease, such provisions include, among others, provisions relating to (a) the return to the related Owner Trustee of the related leased aircraft under the terms of such lease (except to the extent that such amendment would affect the rights or exercise of remedies under the lease) and (b) the renewal of such lease and our option pursuant to the terms of such lease to terminate the lease or to purchase the related leased aircraft so long as the same would not adversely affect the Note Holders. (Leased Aircraft Indentures, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of secured promissory notes issued under such Indenture to, among other things, cure any defect or inconsistency in such Indenture or such secured promissory notes, provided that such change does not adversely affect the interests of any such holder. (Leased Aircraft Indentures, Section 9.01(c); Owned Aircraft Indentures, Section 10.01(c))

   Without the consent of the Liquidity Providers, Policy Provider and the holder of each secured promissory note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any secured promissory notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of a secured promissory note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject to such Indenture or (c) reduce the percentage in principal amount of outstanding secured promissory notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance with such Indenture. (Leased Aircraft Indentures, Section 9.01(b); Owned Aircraft Indenture, Section 10.01(b))

Indemnification

   We are required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Policy Provider, the Subordination Agent, each Escrow Agent and each pass through trustee, but not the holders of certificates (unless otherwise expressly agreed by us), for certain losses, claims and other matters. We are required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related leased aircraft.

The Leases and the Owned Aircraft Indentures

   We will lease each leased aircraft from an Owner Trustee under a lease. We will own each owned aircraft.

 Lease Term and Lease Payments

   We will lease each leased aircraft from an Owner Trustee for a term commencing on the closing of a leveraged lease financing and expiring on a date not earlier than the latest maturity date of the relevant secured promissory notes issued in such leveraged lease transaction, unless terminated prior to the originally scheduled expiration date as permitted by such lease. We will make semiannual payments of basic rent under each lease on each rent payment date (or, if such day is not a Business Day, on the next Business
Day).

   The Owner Trustee will assign all payments of basic rent and certain other payments that we are required to pay or advance under the lease or related documents to the related Loan Trustee. The Loan Trustee will, on behalf of the Owner Trustee, apply the funds assigned to it under the related Indenture to pay scheduled principal of, premium, if any, and interest due from such Owner Trustee on the secured promissory notes issued under such Indenture. The balance of any basic rent or other assigned amount under each lease and related Aircraft Operative Agreements, after payment of amounts due on the secured promissory notes issued under such Indenture, will be paid over to the applicable Owner Trustee. In certain cases, the basic rent and other payments under a lease may be adjusted, but each lease will provide that under no circumstances will amounts that we are required to pay or advance under the lease and related documents be less than the scheduled payments on the related secured promissory notes. In some cases, an Owner Participant may be required to make payments to an Owner Trustee that are to be used by the Owner Trustee to pay principal of, and interest on, the secured promissory notes. If an Owner Participant is required to make payments to be used by an Owner Trustee to pay principal of, and interest on, the secured promissory notes and the Owner Participant fails to make the payment, we will be required to provide the Owner Trustee with funds sufficient to make the payment. Our obligations to pay rent and to cause other payments to be made under each lease and under the Aircraft Operative Agreements will be general unsecured obligations.

 Owned Aircraft Payments

   Semiannual payments of interest on the secured promissory notes issued by us under an Owned Aircraft Indenture are payable on March 20 and September 20 of each year, commencing on the first such date after issuance thereof. Payments of principal of the secured promissory notes issued by us under an Owned Aircraft Indenture are payable on March 20 and September 20 in certain years.

 Net Lease; Maintenance

   Under the terms of each lease, our obligations in respect of each leased aircraft will be those of a lessee under a "net lease." This means that we will be obligated under each lease, among other things, to keep each aircraft subject to such lease duly registered and insured, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul such aircraft so as to keep it in as good an operating condition as when delivered to us, ordinary wear and tear excepted, and in such condition as required to maintain the applicable airworthiness certificate for the aircraft in good standing at all times (other than during temporary periods of storage, or during certain periods of permitted maintenance or modification or when all similar Airbus aircraft have been grounded by the FAA). (Leases, Section 7(a)(1))

 Possession, Sublease and Transfer

   We may operate an aircraft, or, subject to certain restrictions, we may permit certain other persons to operate an aircraft. Normal interchange, pooling and similar agreements customary in the commercial airline industry with respect to any airframe or engine are permitted. We are also permitted to enter into subleases (or, in the case of owned aircraft, leases) with United States entities and foreign entities that have their principal executive office in specified countries. (Leases, Section 7(b)(x), Owned Aircraft Indentures,
Section 7.02(b)(x)) All subleases will be subject and subordinate to the related lease. All leases of owned aircraft will be subject and subordinate to the lien of the related Owned Aircraft Indenture. It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an aircraft is registered or located in a jurisdiction not a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). In the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if such aircraft were registered or located outside of the United States.

 Registration

   We are required to keep each aircraft duly registered under the Transportation Code with the FAA except (in the case of a leased aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements. We are also required to record each lease (in the case of a leased aircraft) and Indenture and certain other documents under the Transportation Code. (Leases, Section 7(a);

Owned Aircraft Indentures, Section 7.02) Each Indenture will be effective to create a valid security interest in the aircraft that is subject to such Indenture. When the Indenture and other appropriate documents are filed with the FAA and in accordance with the Transportation Code and Uniform Commercial Code financing statements are filed in all appropriate jurisdictions, the Loan Trustee will have a first-priority, perfected security interest in such aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

   So long as no Lease Event of Default exists, we have the right to register the aircraft subject to such lease in a country other than the United States at our own expense, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that the lien of the applicable Indenture will continue as a first priority security interest in the applicable aircraft. (Leases, Section 7(a)(1); Participation Agreements,
Section 7(d)) The Owned Aircraft Indentures and related documents contain comparable provisions with respect to registration of the owned aircraft.

 Liens

   We are required to maintain each aircraft free of any liens, other than the rights of the parties under the Aircraft Operative Agreements and other than certain limited liens permitted under such Aircraft Operative Agreements. Such permitted liens include, but are not limited to:

  (a) liens for taxes either not yet due or being contested in good faith by appropriate proceedings;

  (b) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than sixty (60) days (or such shorter period as may be specified in the applicable lease) or are being contested in good faith by appropriate proceedings;

  (c) judgment liens so long as such judgment is discharged or vacated within sixty (60) days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within sixty (60) days after expiration of such stay; and

  (d) any other lien as to which we have provided a bond or other security adequate in the reasonable opinion of the Owner Trustee;

provided that in the case of each of the liens described in the foregoing clauses (a) and (b) such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such aircraft or any interest in such aircraft. (Leases, Section 6; Owned Aircraft Indentures, Section 7.01)

 Replacement of Parts; Alterations

   We are obligated to replace all aircraft parts at our expense that may from time to time be incorporated or installed in or attached to any aircraft and that may become lost, damaged beyond repair, worn out, destroyed, stolen, seized, confiscated or permanently rendered unfit for use. We or any permitted sublessee (or, in the case of an owned aircraft, any permitted lessee) have the right, at our own expense, to add further parts and accessories and make such alterations, modifications and additions with respect to each aircraft as we deem desirable in the proper conduct of our business and to remove parts which we deem to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the value, utility or remaining useful life of the related aircraft. (Leases, Sections 8(a) and 8(c); Owned Aircraft Indentures, Sections 7.03(a) and 7.03(c))

 Insurance

   We are required to maintain, at our expense (or at the expense of a permitted lessee, in the case of the owned aircraft, or a permitted sublessee in the case of a leased aircraft), all-risk aircraft hull insurance covering each aircraft, at all times in an amount (taking into account any permitted self-insurance) not less than the termination value (or comparable amount) for the aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the secured promissory notes. (Leases, Section 11; Owned Aircraft Indentures, Section 7.04)

   In addition, we are obligated to maintain (or cause to be maintained) comprehensive airline liability insurance at our expense, including, without limitation, passenger liability, bodily injury and property damage liability, cargo liability and contractual liability insurance with respect to each aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft of the same type that we own, lease or operate that operate on similar routes as such aircraft.

   We are also required to maintain war-risk, hijacking or allied perils insurance if we (or any permitted lessee or sublessee) operate any aircraft, airframe or engine in any area of recognized hostilities or if we (or any permitted lessee or sublessee) maintain such insurance with respect to other aircraft operated on the same international routes or areas on or in which the aircraft is operated and it is customary in the airline industry to maintain such insurance for aircraft operated on the same international routes or areas on or in which the aircraft is operated. (Leases, Section 11; Owned Aircraft Indentures, Section 7.04)

   We may self-insure under a program applicable to all aircraft in our fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the highest replacement value of any single aircraft in our fleet or 1.5% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which we carry insurance, whichever is less, and for owned aircraft and certain leases, unless an insurance broker of national standing will certify that the standard among all other major United States airlines is a higher level of self-insurance, in which case, we may self-insure the aircraft to such higher level. In addition, we may self-insure to the extent of any applicable deductible per aircraft that does not exceed industry standards for major United States airlines. (Leases, Section 11; Owned Aircraft Indentures,
Section 7.04)

   In respect of each aircraft, we are required to name as additional insured parties the relevant Loan Trustee and holders of the secured promissory notes and (in the case of a leased aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such aircraft, and the Liquidity Providers and the Policy Provider under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance will not be invalidated or impaired by any of our acts or omissions or by any act or omission of any permitted sublessees, or any other person. (Leases, Section 11; Owned Aircraft Indentures, Section 7.04)

 Lease Termination

   We may terminate any lease on any Rent Payment Date (or if the applicable Owner Participant agrees on scheduled monthly termination dates) occurring after the end of the calendar year in which the seventh (7th) anniversary of the occurrence of the lease commencement date, if we make a good faith determination that the aircraft subject to such lease is obsolete or surplus to our needs. We are required to give notice of our intention to exercise our right of termination described in this paragraph at least one hundred twenty
(120) days prior to the proposed termination date, which notice may be withdrawn up to fifteen (15) days prior to such proposed termination date; provided that we may give only two (2) such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such aircraft, we are required to use commercially reasonable efforts to sell such aircraft as an agent for such Owner Trustee, and the Owner Trustee will sell such aircraft on the date of termination to the highest cash bidder. If such sale occurs, the secured promissory notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the termination value (or comparable termination amount) for such aircraft (which will be set forth in a schedule to each lease), we are required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value (or comparable termination amount) for such aircraft over such net proceeds.

   We may have other early termination provisions under the leases which would allow us to either sell the aircraft as agent for the applicable Owner Trustee or to purchase the aircraft. If we elect to purchase the aircraft, either (a) the secured promissory notes related thereto will be prepaid or (b) subject to receipt of the tax opinion and Section 1110 opinion described under "--Renewal and Purchase Options," we will assume such secured promissory notes on a full recourse basis. Upon payment of the termination value (or comparable amount) or, in the case of a purchase by us, the payment of the applicable purchase price, and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant lease will terminate, and our obligation after the date of such payments to make scheduled rent payments under such lease will cease. (Leases, Sections 9 and 20; Leased Aircraft Indentures, Section 2.10(b))

   Except in the case of a termination option that allows us to purchase the aircraft, the Owner Trustee has the option to retain title to the aircraft if we have given a notice of termination under the lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding secured promissory notes issued with respect to such aircraft (including accrued interest) and the Loan Trustee will be paid the Make-Whole Premium, in which case the lien of the relevant Indenture will be released, the relevant lease will terminate and our obligation after the date of such payments to make scheduled rent payments under such lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10(b))

 Events of Loss

   If an Event of Loss occurs with respect to the airframe or the airframe and engines of an aircraft, we must elect within sixty (60) days after such occurrence either to make payment with respect to such Event of Loss or to replace such airframe and any such engines. Not later than the earlier of (a) the first Business Day following the 120th day (or such earlier day as may be specified in the applicable lease) following the date of occurrence of such Event of Loss and (b) an earlier Business Day irrevocably specified fifteen
(15) days in advance by notice from us to the Owner Trustee (in the case of a leased aircraft) and the Loan Trustee, we must either (a) pay to the applicable Owner Trustee the termination value (or comparable termination amount) of such aircraft (or, in the case of an owned aircraft, pay to the applicable Loan Trustee the outstanding principal amount of the secured promissory notes relating to such aircraft plus accrued and unpaid interest thereon), together with certain additional amounts, but, in any case, without any Make-Whole Premium or (b) substitute an airframe (or airframe and one or more engines, as the case may be) for the airframe, or airframe and engine(s), that suffered such Event of Loss. (Leases, Section 10(a); Leased Aircraft Indentures, Section 2.10; Owned Aircraft Indentures, Section 5.06)

   If we elect to replace an airframe (or airframe and one or more engines, as the case may be) that suffered such Event of Loss, we will, in the case of a leased aircraft, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be) or, in the case of an Owned Aircraft Indenture, subject such airframe (or airframe and one or more engines) to the lien of the Owned Aircraft Indenture, and such replacement airframe or airframe and engines must be the same model as the airframe or airframe and engines to be replaced or an improved model, with a value, utility and remaining useful life at least equal to the airframe or airframe and engines to be replaced, assuming that such airframe and such engines had been maintained in accordance with the related lease or Owned Aircraft Indenture, as the case may be. We are also required to provide to the relevant Loan Trustee and (in the case of a leased aircraft) the relevant Owner Trustee and Owner Participant reasonably acceptable opinions of counsel to the effect, among other things, that (a) certain specified documents have been duly filed under the Transportation Code and (b) such Owner Trustee and Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Leases,
Section 10(a); Owned Aircraft Indentures, Section 5.06)

   If we elect not to replace such airframe, or airframe and engine(s), then upon payment of the outstanding principal amount of the secured promissory notes issued with respect to such aircraft (in the case of an owned aircraft) or the termination value (or comparable termination amount) for such aircraft (in the case of a leased aircraft), together with all additional amounts then due and unpaid with respect to such aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such secured promissory notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such secured promissory notes, the lien of the Indenture and (in the case of a leased aircraft) the lease relating to such aircraft will terminate with respect to such aircraft, our obligation thereafter to make the scheduled rent payments (in the case of a leased aircraft) or interest and principal payments (in the case of an owned aircraft) will cease and (in the case of a leased aircraft) the related Owner Trustee will transfer all of its right, title and interest in and to the related aircraft to us. The termination value (or comparable termination amount) and other payments made under the leases by us will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the secured promissory notes issued with respect to such aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to us, as the case may be. (Leases, Section 10; Leased Aircraft Indentures, Section 3.02; Owned Aircraft Indentures, Sections 3.02 and 5.06)

   If an Event of Loss occurs with respect to an engine alone, we will be required to replace such engine within one hundred twenty (120) days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In the case of an A321 aircraft, such replacement engine will be (a) a CFM International Model 56-5B (or improved) type engine or (b) another CFM engine or another manufacturer's engine suitable for use on the relevant airframe and having a value and utility equal to or greater than the CFM International Model 56-5B (or improved) type engine being replaced. In the case of an A330 aircraft, such replacement engine will be (a) a Pratt & Whitney Model PW 4168 (or improved) type engine or (b) another Pratt & Whitney engine or another manufacturer's engine suitable for use on the relevant airframe and having a value and utility equal to or greater than the Pratt & Whitney Model PW 4168 (or improved) type engine being replaced. (Leases, Section 10(b); Owned Aircraft Indentures, Section 5.06(b))

 Renewal and Purchase Options

   At the end of the term of each lease after final maturity of the related secured promissory notes and subject to certain conditions, we have certain options to renew such lease for additional limited periods. In addition, we have the right at the end of the term of each lease to purchase the aircraft subject to such lease for an amount to be calculated in accordance with the terms of such lease. (Leases, Section 19)

   In addition, we may have the right to purchase an aircraft from the applicable Owner Trustee prior to the expiration of the term of such lease. If we purchase an aircraft from the applicable Owner Trustee prior to the end of the term, we may assume, as our direct obligations, the secured promissory notes issued with respect to such aircraft. We may only assume the secured promissory notes if, among other things, we have provided opinions of counsel to the effect that (a) holders of such secured promissory notes will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and will be subject to taxation in the same amounts, and in the same manner and at the same times as would have been the case if such assumption had not occurred, (b) the Loan Trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such aircraft, as long as, at the time of purchase of the secured promissory notes, we hold an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and (c) we have received confirmation from each of the rating agencies that such assumption would not result in the reduction in the rating of the certificates or the withdrawal or suspension of such rating. (Leases, Section 19 and Section 20; Participation Agreements, Section 7(r); Indentures,
Section 2.13)

 Events of Default under the Leases

   The following events (and certain other events as may be specified in the applicable lease) constitute Lease Events of Default under each lease:

  . Our failure to make any payment of basic rent within five (5) Business Days after the same has become due or termination value (or comparable termination amount) within ten (10) Business Days after receipt by us of written notice that the same is past due.

  . Our failure to make a payment of supplemental rent (other than termination value (or comparable termination amount)) when the same has become due and for thirty (30) days (or such shorter period as may be specified in the applicable Lease) after we receive written demand for such payment (provided that failure to pay any amount that is excluded from the lien of the Indenture will not constitute an event of default unless notice is given by the Owner Participant).

  . Our failure to carry and maintain insurance on and in respect of the aircraft, airframe and engines, in accordance with the provisions of such lease.

  . Our failure to perform or observe in any material respect any other covenant or agreement to be performed or observed by us under such lease or the related Aircraft Operative Agreements (other than our related tax indemnity agreement with the Owner Participant), and such failure continuing unremedied for a period of thirty (30) days after written notice of such failure by the applicable Owner Trustee or Loan Trustee unless such failure is capable of being corrected and we are diligently proceeding to correct such failure, in which case there is no Lease Event of Default unless and until such failure continues unremedied for a period of three hundred sixty (360) days (or such shorter period as may be specified in the applicable Lease) after the receipt of such notice.

  . Any representation or warranty made by us in such lease or the related Aircraft Operative Agreements (other than our related tax indemnity agreement with the Owner Participant) proves to have been untrue or inaccurate in any material respect at the time made, and the same remains uncured for more than thirty (30) days after receipt by us of written notice.

  . The occurrence of certain voluntary events of our bankruptcy, reorganization or insolvency or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which continues undismissed, unvacated or unstayed for a period of ninety (90) days. (Leases, Section
     14)

   Indenture Events of Default under the Owned Aircraft Indenture are discussed above under "--Indenture Defaults, Notice and Waiver."

 Remedies Exercisable upon Events of Default under the Lease

   If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture is in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such lease with respect to the related aircraft. These remedies include the right to repossess and use or operate such aircraft, to rescind or terminate such lease, to sell or re-lease such aircraft free and clear of our rights, except as set forth in the lease, and retain the proceeds, and to require us to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to, at such Owner Trustee's (or, subject to the terms of the relevant Leased Aircraft Indenture, the Loan Trustee's) option, either (a) the excess of the termination value (or comparable termination amount) over the present value of the fair market rental value of such aircraft for the remainder of the term of such lease or (b) the excess of the termination value (or comparable termination amount) of such aircraft over the fair market sales value of such aircraft or, if such aircraft has been sold, the net sales proceeds from the sale of such aircraft. If the Loan Trustee has validly terminated such lease, the Loan Trustee may not sell or lease or otherwise afford the use of such aircraft, without the consent of the applicable Owner Participant, to us or any of our affiliates. (Leased Aircraft Indentures, Section 4.04)

 Transfer of Owner Participant Interests

   Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related leased aircraft. (Basic Leased Aircraft Participation Agreement, Section 7(k); Special Leased Aircraft Participation Agreement, Section 7(j))

                            U.S. INCOME TAX MATTERS

General

   The following summary describes the material U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered by this prospectus supplement and in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to US Airways, is accurate in all material respects with respect to the matters discussed in this prospectus supplement. This summary restates and supplements the summary of U.S. federal income tax consequences set forth in the prospectus. Except as otherwise specified, the summary is addressed to the initial beneficial owners of certificates that will hold the certificates as capital assets and that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates, the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, for example, banks or insurance companies, nor does it address the tax treatment of U.S. certificateholders that do not acquire certificates at the initial offering price as part of the initial offering. This summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. It does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

   The summary is based on laws, regulations, rulings and decisions in effect on the date of this prospectus supplement. Changes to existing law could have a retroactive effect and could alter the tax consequences discussed below. No rulings have been sought from the IRS with respect to the federal income tax consequences, discussed below, and no assurances can be given that the IRS will not take contrary positions. The pass through trust is not indemnified for any federal income taxes that may be imposed upon it, and the imposition of those taxes on the pass through trust could result in a reduction in the amounts available for distribution to the certificateholders. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates.

Tax Treatment of the Pass Through Trust and Certificateholders

   The pass through trusts will not themselves be subject to U.S. federal income taxation. Each U.S. certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the secured promissory notes and any other property held in the relevant pass through trust, in accordance with the U.S. certificateholder's method of accounting. Accordingly, each U.S. certificateholder's share of interest paid on the secured promissory notes will be taxable as ordinary income, as it is paid or accrued, and a U.S. certificateholder's share of any premium paid on redemption of a secured promissory note will be treated as capital gain. If the proceeds from the sale of certificates are invested with a depositary or held pursuant to an escrow arrangement prior to the purchase of secured promissory notes by the relevant pass through trust, each U.S. certificateholder's share of interest paid on the resulting deposits will be taxable as ordinary income as it is paid or accrued in accordance with the holder's method of accounting for U.S. federal income tax purposes. In addition, the deposits may be subject to the original issue discount rules, with the result that a U.S. certificateholder may be required to include any original issue discount in income from a deposit using the accrual method of accounting regardless of its normal method. Any amounts received by the relevant pass through trust under a liquidity facility or the insurance policy for unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

   Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the relevant pass through trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the relevant pass through trustee, the relevant provider of the liquidity facility and the provider of the insurance policy, if applicable, will be paid by parties other than the certificateholders. These fees and expenses could be treated as constructively received by the relevant pass through trust, in which event a U.S. certificateholder could be required to include in income and entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of fees or expenses will be allowed only to the extent that all of the certificateholder's miscellaneous itemized deductions, including the certificateholder's share of fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Sale or Other Disposition of the Certificates

   Upon the sale, exchange or other disposition of a certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange (other than any amount attributable to accrued but unpaid interest that the U.S. certificateholder has not included in gross income previously, which will be taxable as ordinary income) and the U.S. certificateholder's adjusted tax basis in the secured promissory notes and other property held by the relevant pass through trust and any deposits. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the relevant pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum U.S. federal income tax rate on long-term capital gains generally is 20%.

Foreign Certificateholders

   Under present U.S. federal income tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of a certificate), and subject to the discussion of backup withholding below:

  . interest paid (including any original issue discount) on a certificate to, or on behalf of, any beneficial owner of a certificate that is not a U.S. person will not be subject to U.S. federal income tax or withholding tax provided that (a) the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an Owner Participant or US Airways, (b) the non-U.S. certificateholder is not (A) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (B) a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant or US Airways, and (c) the interest payments are not effectively connected with the non-U.S. certificateholder's conduct of a U.S. trade or business; and

  . a non-U.S. certificateholder will not be subject to U.S. federal income tax on any capital gain realized on the sale, exchange or other disposition of a certificate, unless (a) the non-U.S. certificateholder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or exchange and certain other requirements are met or (b) the gain is effectively connected with the non-U.S. certificateholder's conduct of a U.S. trade or business.

   The certification referred to above may be made on an IRS Form W-8BEN (or any successor form prescribed by the IRS) or substantially similar substitute form.

Information Reporting and Backup Withholding

   In general, information reporting requirements will apply to certain payments within the United States of principal, interest, original issue discount and premium on the certificates, and to payments of the proceeds of certain sales of certificates made to U.S. certificateholders other than certain exempt recipients (such as corporations). A 31% backup withholding tax may apply to the payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to non-U.S. certificateholders, payments made on a certificate and proceeds from the sale of a certificate owned by a non-U.S. certificateholder will generally not be subject to information reporting requirements or the backup withholding tax if the non-U.S. certificateholder provides the required certification of its non-U.S. status or otherwise establishes an exemption.

   Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the certificateholder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

                           CERTAIN CONNECTICUT TAXES

   The pass through trustee is a national banking association with its corporate trust office in Connecticut. Bingham Dana LLP, counsel to the pass through trustee, has advised us that, in its opinion, under currently applicable law, assuming that each pass through trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (a) the pass through trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (b) certificate owners that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a certificate.

   Neither the pass through trusts nor the certificate owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificate owners of such pass through trust. In general, should a certificate owner or a pass through trust be subject to any state or local tax which would not be imposed if such pass through trust were administered in a different jurisdiction in the United States or if such pass through trustee were located in a different jurisdiction in the United States, such pass through trustee will either relocate the administration of such pass through trust to such other jurisdiction or resign and, in the event of such a resignation, a new pass through trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

General

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

   Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and such transactions may have to be rescinded.

   Any Plan fiduciary which proposes to cause a Plan to purchase any certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

   Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any certificates.

Plan Assets Issues

   The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Assets Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Assets Regulation, if a Plan invests (directly or indirectly) in a certificate, the Plan's assets will include both the certificate and an undivided interest in each of the underlying assets of the corresponding pass through trust, including the secured promissory notes held by such pass through trust, unless it is established that equity participation in the pass through trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Assets Regulation. In this regard, the extent to which there is equity participation in a particular pass through trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a pass through trust are deemed to constitute the assets of a Plan, transactions involving the assets and operations of such pass through trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code.

Prohibited Transaction Exemptions

   In addition, whether or not the assets of a pass through trust are deemed to be Plan assets under the Plan Assets Regulation, the fiduciary of a Plan that proposes to purchase and hold any certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person,
(ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, us and our affiliates, the Owner Participants, the Underwriters, the initial purchaser of the class C certificates, the pass through trustees, the Escrow Agents, the Depositaries, the Owner Trustees, the Policy Provider and the Liquidity Providers. Moreover, if certificates are purchased by a Plan and certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate class of certificates of its right to purchase the senior classes of certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. See "Description of the Certificates--Purchase Rights of Certificateholders." Depending on the identity of the Plan fiduciary making the decision to acquire or hold certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and
Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the certificates or any transaction involving the assets of a pass through trust.

   Each person who acquires or accepts a certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such certificate or an interest therein or (ii) the purchase and holding of such certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

Underwriter Exemption May Apply to the Purchase of Class G Certificates by
Plans

   In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of class G certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Underwriters which are substantially the same as the administrative exemption issued to Salomon Smith Barney Inc., in Prohibited Transaction Exemption 89-89 et al. (54 Fed. Reg. 42, 589 (1989)), as amended by prohibited transaction exemptions 97-34 and 2000-58 (the "Underwriter Exemption")). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including secured promissory notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

   The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust (or certain other vehicles) to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires, in relevant part, that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's or Fitch; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

   In addition, the trust corpus generally must be invested in qualifying receivables, such as the secured promissory notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months).

   In reviewing the potential applicability of the Underwriter Exemption with their legal advisors, Plans should note that an investment in a class G certificate will evidence both an interest in the class G pass through trust as well as an interest in the class G Deposits held in escrow by an Escrow Agent for the benefit of the class G certificateholder. See "Description of the Deposit Agreement" and "Description of the Escrow Agreement." Under the terms of the class G Escrow Agreement, the proceeds from the offering of the class G certificates will be paid over by the Underwriters to the Depositary on behalf of the Escrow Agent (for the benefit of such certificateholders as the holders of the Escrow Receipts) and will not constitute property of the class G pass through trust. Under the terms of the class G Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the class G Deposit Agreement with the applicable Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant pass through trustee so as to enable such pass through trustee to purchase the identified secured promissory notes on the terms and conditions set forth in the Note Purchase Agreement. Pending such withdrawals, the class G Deposit Agreement will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

   There can be no assurance that the Department of Labor would agree that the Underwriter Exemption will be applicable to class G certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the class G certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the class G certificates or the assets of the class G pass through trust. In particular, the Underwriter Exemption may not apply to the purchase by the class C certificateholders of class G certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. See "Description of the Certificates--Purchase Rights of Certificateholders." Therefore, the fiduciary of a Plan considering the purchase of a class G certificate should also consider the availability of exemptive relief under any of the Class Exemptions discussed above under "--Prohibited Transaction Exemptions." The Underwriter Exemption will not in any event apply to the class C certificates.

Special Considerations Applicable to Insurance Company General Accounts

   Under a 1993 decision of the United States Supreme Court, insurance company general accounts in which Plans have invested may themselves be treated as holding Plan assets and deemed subject to ERISA's fiduciary requirements and prohibited transaction rules. Any potential investor that is an insurance company using assets of its general account should consider that decision as well as the effects of Section 401(c) of ERISA and the regulations issued thereunder by the Department of Labor on January 5, 2000.

                                  UNDERWRITING

   Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to cause the class G pass through trust to sell to each of the Underwriters, and each of such Underwriters has severally agreed to purchase the respective aggregate amounts of class G certificates set forth after their names below.

                                                                Principal Amount
                                                                   of Class G
   Underwriters                                                   Certificates
   ------------                                                 ----------------
   Salomon Smith Barney Inc....................................   $ 91,609,400
   Credit Suisse First Boston Corporation......................     91,609,400
   Chase Securities Inc........................................     91,609,400
   Credit Lyonnais Securities (USA) Inc........................     91,609,400
   Deutsche Banc Alex. Brown Inc...............................     91,609,400
                                                                  ------------
     Total.....................................................   $458,047,000
                                                                  ============

   The underwriting agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the class G certificates if any class G certificates are purchased thereunder. The Underwriters have advised us that the Underwriters propose initially to offer the class G certificates to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of the amounts set forth below. The Underwriters may allow, and the dealers may reallow, a concession to certain other dealers not in excess of the amounts for the respective class set forth below. After the initial public offering, the public offering prices and such concessions may be changed.

   Pass Through                                          Concession Reallowance
   Certificate Designation                               to Dealers Concession
   -----------------------                               ---------- -----------
   2001-1G..............................................    0.50%      0.25%

   We do not intend to apply for the listing of the class G certificates on a national securities exchange, but have been advised by the Underwriters that they presently intend to make a market in the class G certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the class G certificates, and any such market-making may be discontinued at any time, at the sole discretion of the applicable Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the class G certificates.

   We have agreed to reimburse the Underwriters for certain expenses and have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

   From time to time, one or more of the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, us. In particular, Salomon Smith Barney Inc. has been retained by our parent company, US Airways Group, Inc. to act as financial advisor in connection with its merger with a subsidiary of UAL Corporation, and Citibank, N.A., an affiliate of Salomon Smith Barney Inc. will act as Liquidity Provider with respect to each pass through trust. Also, (a) Citicorp North America, Inc., an affiliate of Salomon Smith Barney Inc.; (b) Credit Suisse First Boston, an affiliate of Credit Suisse First Boston Corporation; (c) The Chase Manhattan Bank, an affiliate of Chase Securities Inc.; (d) Credit Lyonnais New York Branch, an affiliate of Credit Lyonnais Securities (USA) Inc.; and (e) Bankers Trust Company, an affiliate of Deutsche Banc Alex. Brown Inc. are all lenders in a syndicate group to US Airways under two credit facilities entered into on December 10, 1999.

   It is expected that delivery of the class G certificates will be made against payment therefor on or about the date specified in the last paragraph of the cover of this prospectus supplement, which will be the fifth business day following the date of pricing of the class G certificates (such settlement cycle being herein referred to as "T+5"). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade class G certificates on the date of pricing or the next business day will be required, by virtue of the fact that such certificates initially settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of class G certificates who wish to trade class G certificates on the date of pricing or the next business day should consult their own advisor.

   In order to facilitate the offering of the class G certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the class G certificates. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the class G certificates for their own account. In addition, to cover over-allotments or to stabilize the price of the class G certificates, the Underwriters may bid for, and purchase, class G certificates in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing class G certificates in the offering, if the syndicate repurchases previously distributed class G certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the class G certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                        PURCHASE OF CLASS C CERTIFICATES

   Subject to the terms and conditions set forth in the Purchase Agreement, we will cause the class C pass through trust to sell to AIFS, a wholly-owned subsidiary of Airbus Industrie G.I.E. ("Airbus"), the aggregate face amount of the class C certificates set forth on the cover page of this prospectus supplement. The initial interest rate on the class C certificates will be not greater than 9% and not less than 7% per annum. Such interest rate may increase by up to 1.00% per annum if we fail to comply with our obligations under the registration agreement with respect to the class C certificates. The final expected Distribution Date for the class C certificates is March 20, 2022. Interest paid on the secured promissory notes held in the class C pass through trust will be passed through to the certificateholders of such pass through trust on each March 20 and September 20, beginning on March 20, 2001 until the final expected Regular Distribution Date for such pass through trust.

   AIFS will purchase the class C certificates, subject to certain conditions, for 100% of their principal amounts. We will not pay to AIFS any commission or any other compensation in connection with the sale of the class C certificates to AIFS, except that we will reimburse AIFS and its affiliates for legal and certain other expenses incurred by them in connection with the registration of the class C certificates. The Purchase Agreement permits AIFS to sell the class C certificates from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale (if any), at prices related to such prevailing market prices (if any) or at negotiated prices, provided that any such sale complies with the securities laws. Pursuant to a Registration Agreement between us and AIFS (the "Registration Agreement"), we may be required by AIFS to effect a registered exchange offer under the Securities Act of 1933, to exchange the class C certificates for exchange certificates, which will have terms identical in all material respects to the class C certificates (except that the exchange certificates will not contain terms with respect to transfer restrictions). If we determine that registration of the exchange offer is not available or would violate applicable law or interpretations of the staff of the SEC, or at the request of a holder not eligible to participate in the exchange offer or under certain other limited circumstances described in the Registration Agreement, we will be required in the alternative to register the class C certificates for resale under the Securities Act of 1933 through a shelf registration statement (the "Shelf Registration Statement").

   It is expected that delivery of the class C certificates will be made against payment on or about January 26, 2001, which will be the fifth business day following the date of pricing of the class C certificates. AIFS's obligation to purchase the class C certificates is conditioned on the concurrent issuance and purchase of the class G certificates.

                                 LEGAL MATTERS

   The validity of the class G certificates is being passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates and Milbank, Tweed, Hadley & McCloy LLP will rely on the opinion of Bingham Dana LLP, counsel for State Street Bank & Trust Company of Connecticut, National Association, as pass through trustee, as to matters of Connecticut law relating to the authorization, execution and delivery of the class G pass through trust agreement and the class G certificates by State Street Bank & Trust Company of Connecticut, National Association. Milbank, Tweed, Hadley & McCloy LLP is acting as Citibank, N.A.'s counsel in connection with the Liquidity Facilities to be executed and delivered by Citibank, N.A.

                                    EXPERTS

   The consolidated financial statements of US Airways, Inc. and its subsidiary as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 which are included in US Airways' Annual Report on Form 10-K for the year ended December 31, 1999, have been incorporated by reference in the prospectus accompanying this prospectus supplement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference, and upon the authority of KPMG LLP as experts in accounting and auditing.

   The consolidated balance sheets of MBIA Insurance Corporation as of December 31, 1999 and December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this prospectus supplement, have been incorporated into this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

   The references to Aircraft Information Services, Inc., AvSolutions, Inc. and Morten Beyer & Agnew, Inc., and to their respective appraisal reports are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                                   GLOSSARY

   "Adjusted Expected Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date (for purposes of this definition, the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits related to such class of certificates) and (2) the greater of:

     (A) the difference between (x) the Pool Balance for such class of certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the certificates of such pass through trust) and
  (y) the Pool Balance for such certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Secured Promissory Notes held in such pass through trust has been paid in full and such payments have been distributed to the holders of certificates of such class, (ii) the principal of the Performing Secured Promissory Notes held in such pass through trust has been paid when due (but without giving effect to any acceleration of Performing Secured Promissory Notes) and such payments have been distributed to the holders of such certificates and (iii) the principal of any secured promissory notes formerly held in such pass through trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such certificates, but without giving effect to any reduction in the Pool Balance of such class of certificates as a result of any distribution attributable to Deposits, if any, occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the certificates of such pass through trust), and

     (B) the amount of the excess, if any, of (i) the Pool Balance for such class of certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the certificates of such pass through trust), less the amount of the Deposits, if any, as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such class of certificates) other than any portion of such Deposits thereafter used to acquire secured promissory notes pursuant to the Note Purchase Agreement over (ii) the Aggregate LTV Collateral Amount for such class of certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) will not apply.

   For purposes of calculating Adjusted Expected Distributions with respect to any class of certificates, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the applicable certificate holders (other than such premium or a portion thereof applied to the payment of interest on such certificates or the reduction of the Pool Balance of such class of certificates) will be added to the amount of Adjusted Expected Distributions. (Intercreditor Agreement, Section 1.1)

   "Aggregate LTV Collateral Amount" for any class of certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each aircraft, minus the Pool Balance for each class of certificates senior to such class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior class. (Intercreditor Agreement
Section 1.1)

   "AIFS" means Airbus Industrie Financial Services.

   "Airbus" means Airbus Industrie, G.I.E.

   "Airbus Financing Termination Event" means the occurrence of an event that entitles the affiliate of Airbus that has provided a financing commitment to US Airways to terminate such financing commitment.

   "Aircraft Operative Agreements" means, collectively, the Participation Agreements, leases and Indentures.

   "Appraised Current Market Value" means, for any aircraft, the lower of the average and the median of the three most recent appraisals of such aircraft.

   "Appraisers" means the independent aircraft appraisal and consulting firms of Aircraft Information Services, Inc. ("AISI"), AvSolutions, Inc. ("AvSolutions") and Morten Beyer & Agnew, Inc. ("MBA") (Intercreditor Agreement, Section 1.1)

   "Assumed Amortization Schedule" means the assumed amortization schedule for the secured promissory notes set forth in the table on page S-45 of the prospectus supplement.

   "Assumed Appraised Value" means, with respect to any aircraft, the value for such aircraft set forth in the "Prospectus Supplement Summary--Secured Promissory Notes and the Aircraft" under the column "Appraised Base Value."

   "Average Life Date" for any secured promissory note to be redeemed means the date which follows the redemption date by a period equal to the then Remaining Weighted Average Life of such secured promissory note.

   "Avoided Payment" means any amount paid or required to be paid in respect of the certificates made to a certificateholder that is voided under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding and as a result, the pass through trustee, the Subordination Agent or any holder of the certificates (as the case may be) is required to return such voided payment, or any portion of such voided payment, made or to be made in respect of the certificates (including any disgorgement from the certificateholder resulting from an Insolvency Proceeding, whether such disgorgement is determined on a theory of preferential conveyance or otherwise) in accordance with a final, nonappealable order of a court exercising jurisdiction in such Insolvency Proceeding.

   "Base Rate" when used with respect to each Liquidity Facility, means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times to be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent ( 1/4 of 1%) per annum. (Liquidity Facilities, Section 1.01)

   "Basic Agreement" means the pass through trust agreement between US Airways and State Street Bank and Trust Company of Connecticut, National Association, as trustee, dated as of October 5, 2000. References to the Basic Agreement are references to the pass through trust agreement without regard to any supplements to that agreement.

   "Business Day" means any day other than a Saturday, Sunday or other day on which insurance companies or commercial banks in New York, New York or commercial banking institutions in Pittsburgh, Pennsylvania and in the cities in which the corporate trust office of the Subordination Agent or any Loan Trustee or the fiscal agent of the Policy Provider or the office of the Policy Provider are located are authorized or obligated by law or executive order to close.

   "Cash Collateral Account" means, for each class of certificates, the account in the name of the Subordination Agent into which the proceeds of any Downgrade Drawing, Non-Extension Drawing and Final Drawing will be deposited. (Intercreditor Agreement, Section 1.1)

   "Certificate Account" means one or more non-interest bearing accounts established and maintained by the pass through trustee, for the deposit of payments representing Scheduled Payments received by such pass through trustee. (Basic Agreement, Section 4.01)

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Collateral" means all of the Loan Trustee's right, title and interest in the property described in the granting clause of an Owned Aircraft Indenture.

   "Controlling Party" means:

  . the Policy Provider, until Final Distributions of the aggregate outstanding balance of the class G certificates, together with accrued and unpaid interest, are made to the holders of the class G certificates and no obligations owing to the Policy Provider remain outstanding; or, if a Policy Provider Default has occurred and is continuing, the class G pass through trustee until payment of final distributions to the holders of certificates of that class; and after that,

  . the class C pass through trustee.

   Under certain circumstances, the Liquidity Provider with the larger outstanding amount of unreimbursed Liquidity Obligations, if such Liquidity Provider is not then in default in its obligations to make any advance under any Liquidity Facility, may elect to act as the Controlling Party, unless the Policy Provider pays to the Liquidity Providers all outstanding Drawings under the Liquidity Facilities, together with accrued interest on such Drawings, in which case, the Policy Provider will be the Controlling Party (so long as no Policy Provider Default has occurred and is continuing). See "Description of the Intercreditor Agreement--Intercreditor Rights."

   "Convention" means the Convention on the International Recognition of Rights in Aircraft (Geneva 1948).

   "Delivery Period" means the period commencing on the Issuance Date and ending on the Delivery Period Termination Date.

   "Delivery Period Termination Date" means the earlier of (i) the date all aircraft described in this prospectus supplement are financed and (ii) November 30, 2001.

   "Deposit" means the proceeds of this offering and the proceeds of the sale of the class C certificates that are deposited with the Depositary and under the Deposit Agreements.

   "Deposit Account" means the accounts established in the name of the Escrow Agent with respect to each pass through trust under the Deposit Agreements.

   "Deposit Agreements" means the class G and C deposit agreements, collectively, each to be dated the Issuance Date.

   "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of the class G certificates as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the secured promissory notes, assuming the maximum principal amount thereof (the "Maximum Amount") were issued, minus the Non-Premium Amount, on each remaining Regular Distribution Date under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the secured promissory notes actually acquired by the pass through trustee for such class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 193 basis points in the case of the class G certificates over (b) the amount of such unused Deposits to be distributed to the holders of such certificates minus the Non-Premium Amount, plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the certificates). (Note Purchase Agreement, Annex A)

   "Depositary" means ABN AMRO Bank N.V., acting through its Chicago branch for all classes of certificates.

   "Depreciation Assumption" means the assumption that the initial appraised value of each aircraft declines by 3% per year for the first 15 years after the delivery of that aircraft, by 4% per year for the next 5 years and by approximately 5% per year after the first 20 years.

   "Disposition" means any sale or other disposition of any secured promissory note, or the related Trust Indenture Estate or Collateral, in connection with the exercise of remedies, as to which there has been a failure to pay principal or that has been accelerated.

   "Distribution Date" means each Special Distribution Date and Regular Distribution Date.

   "Downgrade Drawing" means a drawing by the Subordination Agent of the Maximum Available Commitment under a Liquidity Facility at the time of such drawing as a result of the downgrading of the short-term unsecured debt rating of the Liquidity Provider. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c)).

   "Drawing" means any Interest Drawing, Downgrade Drawing, Non-Extension Drawing or Final Drawing.

   "DTC" means The Depository Trust Company.

   "DTC Participants" means those securities brokers and dealers, banks, trust companies and clearing corporations for whom DTC effects, directly or indirectly, book-entry transfers and pledges of security deposited with DTC.

   "Election Distribution Date" means any Special Distribution Date specified by the Subordination Agent upon 20 days' notice, by reason of (i) the occurrence and continuation of a Policy Provider Default occurring after a Policy Provider Election or (ii) the receipt of a Special Payment constituting the proceeds of a Disposition of or in respect of any secured promissory note as to which a Policy Provider Election has been given.

   "Escrow Agent" means First Security Bank, National Association and any successor appointed pursuant to the terms of an Escrow Agreement.

   "Escrow Agreements" means the class G escrow and paying agent agreement, among the Escrow Agent, the Paying Agent, the class G pass through trustee and the Underwriters, and the class C escrow and paying agent agreement, among the Escrow Agent, the Paying Agent, the class C pass through trustee and the initial purchaser of the class C certificates, each to be dated as of the Issuance Date.

   "Escrow Receipt" means one or more receipts issued by the Escrow Agent under the Escrow Agreements that will be affixed by the applicable pass through trustee to each certificate and will evidence a fractional undivided interest in amounts deposited in the applicable Paying Agent Account.

   "Event of Loss" with respect to an aircraft, airframe or any engine means any of the following events with respect to such property:

  . The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

  . Any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

  . Any theft or disappearance of such property for a period of 180 consecutive days or more (or, if earlier, the expiration of the term in the case of a leased aircraft).

  . The requisition for use of such property by any governmental entity (other than a requisition for use by the U.S. government or any government of registry of the aircraft) for a period exceeding 180 consecutive days (or, if earlier, the expiration of the term in the case of a leased aircraft).

  . The requisition for use by the U.S. government (or any government of registry of the aircraft) that continues until the 30th day after the last day of the term of the relevant lease (unless, in the case of a leased aircraft, the applicable Owner Trustee has elected not to treat such event as an Event of Loss).

  . The condemnation, confiscation, requisition or taking of title to such property for more than 30 days (or, if earlier, the expiration of the term in the case of leased aircraft).

  . As a result of any law, rule, regulation, order or other action by the FAA or any governmental body of the government of registry of the aircraft having jurisdiction, the use of such property in the normal course of business of air transportation is prohibited for a period of one hundred eighty (180) consecutive days, unless we (or any lessee or sublessee) have undertaken and are diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by us (or such lessee or sublessee), but in any event an Event of Loss will occur if such "grounding" extends for a period of more than three hundred sixty (360) days (or, if earlier, the expiration of the term in the case of a leased aircraft); provided that no Event of Loss will occur if such "grounding" has been applicable to our entire fleet of the applicable type of aircraft and we, prior to the expiration of one year from the prohibition of such use, have conformed at least one such aircraft in our fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and are diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, all steps which are necessary or desirable to permit the normal use of such property by us (or such lessee or sublessee) but in any event an Event of Loss will occur if such use is prohibited for a period of two (2) consecutive years or, in the case of such leased aircraft, such use is prohibited at the expiration of the term.

  . Any divestiture of title to or interest in an engine in connection with pooling or certain other arrangements will be treated as an Event of Loss with respect to such engine. (Leases, Section 10; Owned Aircraft Indenture, Section 5.06)

   "Excess Reimbursement Obligations" means, (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents, when added to that portion of any Liquidity Obligations that represents, interest on the series G secured promissory notes in respect of which the Policy Provider Election has been made in excess of 18 months of interest at the contract rate of interest applicable to such secured promissory note, (b) any interest on the outstanding Drawings under the class G or class C Liquidity Facility paid by the Policy Provider to the Liquidity Provider from and after the end of the 18-month period referred to under the caption "Description of the Policy and the Policy Provider Agreement--The Policy--No Proceeds Drawing" and (c) interest on the amounts paid by the Policy Provider to the Liquidity Provider if the Policy Provider has elected to pay all outstanding Drawings, together with interest on such Drawings, and remain the Controlling Party.

   "Expected Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date (for purposes of this distribution, the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits relating to such certificates) and (2) the difference between:

     (A) the Pool Balance for such class of certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of such certificates); and

     (B) the Pool Balance for such class of certificates as of the Current Distribution Date calculated on the basis that (x) the principal of the secured promissory notes held in such pass through trust has been paid when due (whether at stated maturity or upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to holders of such certificates and (y) the principal of any secured promissory notes formerly held in such pass through trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to holders of such certificates, but without giving effect to any reduction in the Pool Balance of such class of certificates as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of such certificates).

   For purposes of calculating Expected Distributions with respect to any certificates, any premium paid on the secured promissory notes held in such pass through trust that issued such certificates that has not been distributed to the certificateholders (other than such premium or a portion thereof applied to the payment of interest on such certificates or the reduction of the Pool Balance for such class of certificates) will be added to the amount of such Expected Distributions. (Intercreditor Agreement, Section 1.1)

   For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the secured promissory notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions is deemed to read as follows: "(1) accrued, due and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits relating to such pass through trust) together with (without duplication) accrued and unpaid interest on a portion of such certificates equal to the outstanding principal amount of the secured promissory notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)." (Intercreditor Agreement, Section 2.4(b))

   "Final Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such certificates (excluding interest payable, if any, on the Deposits relating to such pass through trust) and (y) the Pool Balance for such class of certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire secured promissory notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the applicable certificateholders (other than such premium or a portion thereof applied to the payment of interest on such certificates or the reduction of the Pool Balance for such class of certificates) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1)

   "Final Drawing" means a drawing by the Subordination Agent under a Liquidity Facility in an amount equal to the Maximum Available Commitment under such Liquidity Facility at the time of such drawing as a result of the termination of such Liquidity Facility by the applicable Liquidity Provider. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement 3.6(i))

   "Final Maturity Date" means, September 20, 2022 for the class G certificates, and September 20, 2023 for the class C certificates. (Intercreditor Agreement, Section 1.1)

   "Indenture" means each of the Leased Aircraft Indentures and the Owned Aircraft Indentures.

   "Indenture Default" means an event of default under any Indenture as the term "Event of Default" is defined under that Indenture.

   "Insolvency Proceeding" means the commencement of any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings by or against US Airways or any Liquidity Provider or any Owner Trustee and the commencement after the date hereof, of any proceedings by US Airways or any Liquidity Provider or any Owner Trustee for the winding up or liquidation of its affairs or the consent to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings of or relating to US Airways, any Liquidity Provider or any Owner Trustee.

   "Intercreditor Agreement" means the intercreditor agreement to be dated as of the Issuance Date, among the pass through trustees, Liquidity Providers, Policy Provider and Subordination Agent.

   "Interest Drawing" means a drawing made by the Subordination Agent under any Liquidity Facility on any Distribution Date to pay interest then due and payable on the applicable certificates at the Stated Interest Rate for such certificates. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement,
Section 3.6(a))

   "Issuance Date" means the date of the initial issuance of the certificates.

   "Lease Default" means any event that with the giving of notice, or lapse of time, or both would become a Lease Event of Default.

   "Lease Event of Default" means an event of default under any lease as the term "Event of Default" is defined under that lease.

   "Leased Aircraft Indenture" means each trust indenture and security agreement entered into in connection with the financing of an aircraft that we will lease.

   "Leased Aircraft Trust Agreement" means, with respect to each aircraft, the trust agreement between the related Owner Trustee and the related Owner Participant.

   "LIBOR" means, with respect to any interest period (a) the rate per annum appearing on display page 3750 (British Bankers Association--LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (b) if the rate calculated pursuant to clause (a) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR advance to which such interest period is to apply and for a period comparable to such interest period. (Liquidity Facilities, Section 1.01)

   "Liquidity Event of Default" means the occurrence of either (a) the acceleration of all the secured promissory notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $250 million) or (b) certain bankruptcy or similar events involving US Airways. (Liquidity Facilities, Section 1.01)

   "Liquidity Expenses" means all Liquidity Obligations other than (a) the principal amount of any Drawings under any Liquidity Facility and (b) any interest accrued on any Liquidity Obligations. (Intercreditor Agreement, Section 1.1)

   "Liquidity Facility" means each of the class G and the class C revolving credit agreements between the Liquidity Provider and Subordination Agent, to be dated the Issuance Date, pursuant to which the applicable Liquidity Provider will, if necessary, make one or more advances to the Subordination Agent that will be used solely to pay up to three consecutive semi-annual installments of interest on the certificates of the relevant pass through trust when due, subject to certain limitations.

   "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Provider under the Liquidity Facilities, the indemnification provisions of the Participation Agreement and the Liquidity Facilities fee letter or certain other agreements. (Intercreditor Agreement, Section 1.1)

   "Liquidity Provider" means, for each pass through trust, Citibank, N.A. and any successor liquidity provider selected in accordance with the terms of the Intercreditor Agreement.

   "Loan Trustee" means the indenture trustee under any Indenture.

   "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts. (Intercreditor Agreement, Sections 1.1 and 4.1(a))

   "LTV Collateral Amount" of any aircraft for the certificates of any class means, as of any Distribution Date, the lesser of (a) the LTV Ratio for such class of certificates multiplied by the Appraised Current Market Value of such aircraft (or with respect to any such aircraft which has suffered an Event Loss, the amount of the insurance proceeds paid to the related Loan Trustee in respect of such aircraft to the extent then held by such Loan Trustee (and/or on deposit in a Special Payments Account) or payable to such Loan Trustee in respect of such aircraft) and (b) the outstanding principal amount of the secured promissory notes secured by such aircraft after giving effect to any principal payments of such secured promissory notes on or before such Distribution Date. (Intercreditor Agreement, Section 1.1)

   "LTV Ratio" means 52% for the class G certificates and 62.4% for the class C certificates. (Intercreditor Agreement, Section 1.1)

   "Make-Whole Premium" means, with respect to any secured promissory note, the amount (as determined by an independent investment banker selected by US Airways and reasonably acceptable to the relevant Loan Trustees and related Owner Participants, if any) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such secured promissory note computed by discounting each payment on a semiannual basis from each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such secured promissory note plus accrued interest to the date of determination.

   "Mandatory Document Terms" means the Mandatory Document Terms described under "Description of Certificates--Obligation to Purchase Secured Promissory Notes."

   "Mandatory Economic Terms" means the Mandatory Economic Terms described under "Description of Certificates--Obligation to Purchase Secured Promissory Notes."

   "Maximum Available Commitment" means the amount, at the time of determination under each Liquidity Facility, equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero. (Liquidity Facilities, Section 1.01)

   "Minimum Sale Price" means, with respect to any aircraft or the secured promissory notes issued in respect of such aircraft, at any time, the lesser of
(x) 75% of the Appraised Current Market Value of such aircraft and (y) the aggregate outstanding principal amount of such secured promissory notes, plus accrued and unpaid interest on such secured promissory notes. (Intercreditor Agreement, Section 1.1)

   "Non-Extension Drawing" means a drawing by the Subordination Agent of the Maximum Available Commitment under a Liquidity Facility at the time of such drawing, as a result of such Liquidity Facility not being extended or replaced by the 25th day prior to its then scheduled expiration date. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

   "Non-Performing Secured Promissory Note" means a secured promissory note that is not a Performing Secured Promissory Note.

   "Non-Premium Amount" means the amount equal to unused Deposits to be distributed due to the failure of an aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by US Airways' fault or negligence.

   "Note Holders" means registered holders of the secured promissory notes.

   "Note Purchase Agreement" means the note purchase agreement to be dated as of the Issuance Date, among US Airways, the pass through trustees, the Subordination Agent, the Escrow Agent and the Paying Agent.

   "Order" means the order referred to in the definition of the term "Avoided Payment."

   "Owned Aircraft Indenture" means each indenture and security agreement entered into in connection with the financing of an aircraft that we own.

   "Owner Participant" means the owner of the beneficial interest of an owner trust in a leveraged lease transaction.

   "Owner Trustee" means the trustee of an owner trust in a leveraged lease transaction.

   "Participation Agreements" means (a) in the case of a leased aircraft, an agreement among US Airways, the pass through trustees, the applicable Owner Trustee, the applicable Owner Participant, the Loan Trustee and the Subordination Agent stating the terms and conditions under which the parties will participate in a leveraged lease financing relating to an aircraft and (b) in the case of an owned aircraft, an agreement among US Airways, the pass through trustees, the Loan Trustee and the Subordination Agent stating the terms and conditions under which the parties will participate in a mortgage financing relating to an aircraft.

   "Paying Agent" means State Street Bank and Trust Company of Connecticut, National Association and any successor appointed in accordance with the terms of an Escrow Agreement.

   "Paying Agent Account" means a non-interest bearing deposit account established by the Paying Agent at State Street Bank and Trust Company of Connecticut, National Association in the name of the Escrow Agent.

   "Performing Secured Promissory Note" means a secured promissory note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under Title 11 of the U.S. Bankruptcy Code in which US Airways is a debtor, any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy
Code) shall not be taken into consideration until the expiration of the applicable period. (Intercreditor Agreement, Section 1.1)

   "Permitted Investments" means obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Basic Agreement, Section 1.01)

   "Policy" means the financial guaranty insurance policy, dated as of the Issuance Date, issued by the Policy Provider in favor of the Subordination Agent for the benefit of the class G pass through trustee and the class G certificateholders (and, for interest only, the holders of the Escrow Receipts attached to such certificates).

   "Policy Drawing" means any payment of a claim under the Policy.

   "Policy Expenses" means all Policy Provider Obligations other than (i) amounts payable pursuant to the Policy Fee Letter, (ii) the amount of any Excess Reimbursement Obligations, (iii) the amount of any Policy

Drawing, (iv) any interest accrued on any Policy Provider Obligations, (v) reimbursement of and interest on the Liquidity Obligations in respect of the Liquidity Facilities paid by the Policy Provider to the Liquidity Provider,
(vi) any indemnity payments owed to the Policy Provider and (vii) any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Escrow Agreement for the class G pass through trust, including, without limitation, fees and expenses incurred in connection with the enforcement of such rights.

   "Policy Fee Letter" means the fee letter, dated as of the Issuance Date, from the Policy Provider to the Subordination Agent and acknowledged by US Airways setting forth the premium with respect to the Policy.

   "Policy Provider" means MBIA Insurance Corporation.

   "Policy Provider Agreement" means the insurance and indemnity agreement, dated as of the Issuance Date, among the Subordination Agent, US Airways and the Policy Provider.

   "Policy Provider Default" will mean the occurrence of any of the following events (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for two business days following the delivery of written notice of such failure to the Policy Provider; (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, New York Department of Insurance, or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

   "Policy Provider Election" means the right of the Policy Provider to make the election as described in the second paragraph of "Description of the Policy and The Policy Provider Agreement--The Policy--No Proceeds Drawing."

   "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider under the Policy Fee Letter, the indemnification provisions of the Participation Agreements, specified sections of the Note Purchase Agreement or a certain section of the Intercreditor Agreement but will not include (i) any interest on Policy Drawings (except, (a) if the class G Liquidity Provider has failed to honor its obligation to make any Interest Drawing, interest on the portion of any Policy Drawing made to cover the shortfall attributable to such failure by the class G Liquidity Provider, in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made, at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full, up to a maximum of three such Policy Drawings and (b) if the Policy Provider has elected to remain the Controlling Party and in connection with such election, paid to the class G and class C Liquidity Provider all outstanding Drawings plus interest on such Drawings, interest accrued at the rate of the prime rate (as published in the Wall Street Journal) plus 1% per annum on the unreimbursed amount of such payment), and (ii) any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Escrow Agreement for the class G pass through trust, including without limitation, fees and expenses incurred in connection with the enforcement of such rights.

   "Pool Balance" means for each pass through trust, the original aggregate face amount of the applicable certificates less the aggregate amount of all payments made in respect of such certificates or in respect of the related Deposits other than payments made in respect of interest or premium on the applicable certificates or such Deposits or reimbursement of any costs or expenses incurred in connection with the applicable certificates or such Deposits. The Pool Balance for each pass through trust or for the certificates issued by such pass through trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the secured promissory notes or payment with respect to other trust property held in such pass through trust, payments under the Policy (other than in respect of interest on the certificates), and the distribution to be made on that date. (Trust Supplements, Section 2.01)

   "Pool Factor" means as of any Distribution Date the quotient (rounded to the seventh decimal place) computed by dividing (a) the Pool Balance for the certificates of any pass through trust by (b) the original aggregate face amount of such certificates. The Pool Factor for such pass through trust or for the certificates issued by the pass through trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the secured promissory notes or payments with respect to other trust property held in such pass through trust and the distribution of the trust property to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each pass through trust will be
1.0000000 on the Issuance Date of the certificates. After the Issuance Date, the Pool Factor for each pass through trust will decline to reflect reductions in the Pool Balance of such pass through trust.

   "Prior Funds" means, with respect to any Distribution Date, any amounts received by the Escrow Agent in the class G Paying Agent Account in respect of accrued interest on the class G Deposits, any drawing paid under the class G Liquidity Facility in respect of interest due on the certificates on such Distribution Date, and any withdrawal of funds from the class G Cash Collateral Account in respect of interest due on the class G certificates on such Distribution Date.

   "PTC Event of Default" means, with respect to any pass through trust agreement, the failure to pay (a) the outstanding Pool Balance of the applicable class of certificates within ten Business Days of the Final Maturity Date for such class (unless in the case of the class G certificates, the Subordination Agent has made a drawing under the Policy in an aggregate amount sufficient to pay the outstanding Pool Balance and has distributed such amount to the class G pass through trustee); or (b) interest due on such a class of certificates within ten Business Days of any Distribution Date (unless the Subordination Agent has made Interest Drawings, or withdrawals from the applicable Cash Collateral Account, or in the case of the class G certificates a drawing under the Policy, in an aggregate amount sufficient to pay such interest and has distributed such amount to the relevant pass through trustee). (Intercreditor Agreement, Section 1.01)

   "Purchase Agreement" means the purchase agreement to be entered into between us and AIFS relating to the class C certificates.

   "Rating Agency" means collectively at any time, each nationally recognized rating agency that we have requested to rate the certificates and that is then rating the certificates. The initial Rating Agencies will be Moody's Investors Service and Standard & Poor's Ratings Services.

   "Receiptholder" means a holder of an Escrow Receipt.

   "Regular Distribution Dates" means March 20 and September 20 of each year.

   "Remaining Weighted Average Life" of a secured promissory note, at the redemption date of such secured promissory note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then remaining installment of principal of such secured promissory note, including the payment due on the maturity date of such secured promissory note, by (2) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such secured promissory note.

   "Rent Payment Dates" means, with respect to each lease, each March 20 and September 20 of each year during the term of such lease.

   "Replacement Facility" for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider, and without regard to the Policy), and in the case of the class G certificates, to be consented to by the Policy Provider, which consent will not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the certificates (at the Stated Interest Rate, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1)

   "Required Amount" means, for any day and with respect to any Liquidity Facility, or the Cash Collateral Account, for any class of certificates the sum of the aggregate amount of interest, calculated at the Stated Interest Rate for that class of certificates, that would be payable on such certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two semiannual Regular Distribution Dates, in each case calculated based on the Pool Balance for that class of certificates on such day and without regard to expected future payments of principal on such certificates. (Intercreditor Agreement, Section 1.1) The Pool Balance for purposes of the definition of Required Amount with respect to the class G Liquidity Facility will, in the event of any Policy Provider Election, be deemed to be reduced by an amount (if positive) by which (a) the then outstanding principal balance of each series G secured promissory note in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any policy drawings previously paid by the Policy Provider in respect of principal on such series G secured promissory note.

   "Scheduled Payment" means, with respect to any secured promissory note (i) any payment of interest or principal on such secured promissory note (other than a scheduled payment that is overdue for five days or more) due from the obligor thereon, or (ii) any payment of interest on the corresponding class of certificates as specified on the cover page of the prospectus supplement for the class G certificates and as specified in the pass through trust agreement for the class C pass through trust for the class C certificates at the Stated Interest Rate for such class, with funds drawn under the applicable Liquidity Facility or the Policy (with respect to the class G certificates), which payment represents the installment of principal at the stated maturity of such installment of principal on such secured promissory note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such secured promissory note, or both; provided, however, that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any secured promissory note will not constitute a Scheduled Payment.

   "Special Distribution Date" means each date on which a Special Payment will be distributed to certificateholders.

   "Special Payment" means any payment received by a pass through trustee other than a Scheduled Payment.

   "Special Payments Account" means one or more accounts established and maintained by a pass through trustee for the deposit of payments representing Special Payments received by such pass through trustee.

   "Stated Interest Rate" means for any class of certificates, the interest rate as specified on the cover page of the prospectus supplement for the class G certificates and as specified in the pass through trust agreement for the class C pass through trust for the class C certificates. The interest rate on the class C certificates may increase by up to 1.00% per annum if US Airways fails to comply with its obligations under the Registration Agreement dated as of the Issuance Date, between US Airways and AIFS with respect to the class C certificates.

   "Subordination Agent" means State Street Bank and Trust Company of Connecticut, National Association or any successor Subordination Agent appointed in accordance with the Intercreditor Agreement.

   "Termination Notice" means a notice given by a Liquidity Provider of the termination of a Liquidity Facility. (Liquidity Facilities, Sections 1.01, 6.01)

   "Threshold Rating" means a short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's. (Intercreditor Agreement, Section 1.1)

   "Treasury Yield" means, at the time of determination and for purposes of determining the Make-Whole Premium and the Deposit Make-Whole Premium, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such secured promissory note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (a) one maturing as close as possible to, but earlier than, the Average Life Date of such secured promissory note and (b) the other maturing as close as possible to, but later than, the Average Life Date of such secured promissory note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such secured promissory note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)"means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

   "Triggering Event" means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of certificates then outstanding, (y) the acceleration of all of the outstanding secured promissory notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal balance of such secured promissory notes is in excess of $250 million) or (z) certain bankruptcy or similar events involving US Airways. (Intercreditor Agreement, Section 1.1)

   "Trust Indenture Estate" means all of the Loan Trustee's right, title and interest in the property described in the granting clause of a Leased Aircraft Indenture, excluding any property excluded from the lien of such Leased Aircraft Indenture.

   "Trust Supplements" means the class G and class C pass through trust supplement, each to be dated as of the Issuance Date, between US Airways and the applicable pass through trustee.

   "Underwriters" means Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, Chase Securities Inc., Credit Lyonnais Securities (USA) Inc. and Deutsche Banc Alex. Brown Inc.

   "Underwriting Agreement" means the agreement among US Airways and the Underwriters relating to the purchase of the class G certificates.

              [AIRCRAFT, INFORMATION SERVICES, INC. LETTERHEAD]


18 December 2000

Mr. Jeffery A. McDougle
Vice President and Treasurer
US Airways, Inc.
2345 Crystal Dr.
Arlington, VA  22227

Subject:  AISI Report No.: A0S086BVO
          AISI Sight Unseen New Aircraft Base Value Appraisal, Twelve A321-200 and Two
          A330-300 Aircraft.


Dear Mr. McDougle:

Aircraft Information Services, Inc. (AISI) is pleased to offer US Airways, Inc., our opinion of the sight unseen base market value of various new aircraft scheduled to be delivered from the manufacturer between February 2001 and June 2001 as listed and defined in Table I.


1. Methodology and Definitions
   ---------------------------

The standard terms of reference for commercial aircraft value are 'half-life base market value' and `half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age.

18 December 2000
AISI File No. A0S086BVO
Page - 2 -


AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.


2. Valuation
   ---------

Following is AISI's opinion of the base market value for the subject aircraft on their respective scheduled delivery dates in current US Dollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.

18 December 2000
AISI File No. A0S086BVO
Page - 3 -



                                               Table I
------------------------------------------------------------------------------------------------------
       Scheduled           Aircraft Serial         Aircraft           New Delivery Base Value
 Manufacturer's                 Number           Registration              Current USDollars
 Delivery Date                                      Number
------------------------------------------------------------------------------------------------------
                              A321-200, CFM56-5B Engines, 205,900lb MTOW
------------------------------------------------------------------------------------------------------
          Mar-01               1442                N167US                   $ 58,970,000
------------------------------------------------------------------------------------------------------
          Mar-01               1447                N168US                   $ 58,970,000
------------------------------------------------------------------------------------------------------
          Mar-01               1455                N169UW                   $ 58,970,000
------------------------------------------------------------------------------------------------------
          Mar-01               1462                N170US                   $ 58,970,000
------------------------------------------------------------------------------------------------------
          Apr-01               1465                N171US                   $ 59,150,000
------------------------------------------------------------------------------------------------------
          Apr-01               1472                N172US                   $ 59,150,000
------------------------------------------------------------------------------------------------------
          Apr-01               1481                N173US                   $ 59,150,000
------------------------------------------------------------------------------------------------------
          May-01               1492                N174US                   $ 59,340,000
------------------------------------------------------------------------------------------------------
          May-01               1496                N175US                   $ 59,340,000
------------------------------------------------------------------------------------------------------
          May-01               1499                N176UW                   $ 59,340,000
------------------------------------------------------------------------------------------------------
          Jun-01               1517                N177US                   $ 59,520,000
------------------------------------------------------------------------------------------------------
          Jun-01               1519                N178US                   $ 59,520,000
------------------------------------------------------------------------------------------------------

                   A330-300, PW4168 Engines, 507,000lb MTOW
------------------------------------------------------------------------------------------------------
          Feb-01                380                N677UW                   $109,820,000
------------------------------------------------------------------------------------------------------
          Mar-01                388                N678US                   $110,160,000
------------------------------------------------------------------------------------------------------

18 December 2000
AISI File No. A0S086BVO
Page - 4 -



Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.



Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/S/ John D. McNicol


John D. McNicol
Vice President
Appraisals & Forecasts

                           [AVSOLUTIONS LETTERHEAD]


                                                               December 18, 2000

Mr. Jeffery McDougle
Vice President and Treasurer
US Airways, Inc.
2345 Crystal Drive
Arlington, VA 22227

Dear Mr. McDougle:

     AvSOLUTIONS is pleased to provide its opinion on the base values as of December 2000 of twelve (12) Airbus Industrie A321-200 aircraft and two (2) Airbus Industrie A330-300 aircraft (collectively, the "Aircraft"). A list of the fourteen (14) aircraft, along with their serial numbers, delivery dates and engine types, is provided as Attachment 1 of this document.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.


Base Value
----------

     Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledge parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.


Current Fair Market Value
-------------------------

     The Fair Market Value (FMV) of an aircraft is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question, according to the International Society of Transport Aircraft Trading (ISTAT), to which AvSOLUTIONS belongs. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to prospective buyers, which AvSOLUTIONS considers to be ten to twenty months.


Appraisal Methodology
---------------------

     The method employed by AvSOLUTIONS to appraise the current and base values of aircraft and associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

     To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

     The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

     The variability of the data used by AvSOLUTIONS to determine the current market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.


Limiting Conditions and Assumptions
-----------------------------------

     In order to conduct this valuation, AvSOLUTIONS is primarily relying on information supplied by US Airways, Inc. and from data within AvSOLUTIONS' own database. In determining the base value of the subject aircraft, the following assumptions have been researched and determined:

1. AvSOLUTIONS has not inspected the subject Aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The Aircraft are anticipated to be delivered to US Airways, Inc. (the "Client") before the end of the second quarter 2001.

3. The Aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5. The Aircraft have no damage history.

6. The Aircraft are in good condition.

7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

     Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each Aircraft are as listed in Attachment 1.


STATEMENT OF INDEPENDENCE
-------------------------

     This appraisal report represents the opinion of AvSOLUTIONS, Inc. and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject Aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

     AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the subject Aircraft.


Sincerely yours,

/s/ Scott E. Daniels

Scott E. Daniels
Director, Valuation Services

                                 ATTACHMENT 1
                 PASS THROUGH CERTIFICATES COLLATERAL SUMMARY

--------------------------------------------------------------------------------
                  US Airways Pass Through Certificates 2001-1
--------------------------------------------------------------------------------

             Serial Registration  Expected                   MTOW   Base Value
             Number    Number     Delivery  Engine Type      (lb)  ($ millions)
               MSN                  Date
Airbus A321-200

      1       1442     N167US     March-01   CFM56-5B       205,900     55.74
      2       1447     N168US     March-01   CFM56-5B       205,900     55.74
      3       1455     N169UW     March-01   CFM56-5B       205,900     55.74
      4       1462     N170US     March-01   CFM56-5B       205,900     55.74
      5       1465     N171US     April-01   CFM56-5B       205,900     56.16
      6       1472     N172US     April-01   CFM56-5B       205,900     56.16
      7       1481     N173US     April-01   CFM56-5B       205,900     56.16
      8       1492     N174US      May-01    CFM56-5B       205,900     56.16
      9       1496     N175US      May-01    CFM56-5B       205,900     56.16
     10       1499     N176UW      May-01    CFM56-5B       205,900     56.16
     11       1517     N177US     June-01    CFM56-5B       205,900     56.16
     12       1519     N178US     June-01    CFM56-5B       205,900     56.16

Airbus A330-300

     13        380     N677UW    February-01   PW4168       507,000    109.43
     14        388     N678US      March-01    PW4168       507,000    109.43
--------------------------------------------------------------------------------

                          Morten Beyer & Agnew

                          --------------------

                        Aviation Consulting Firm



                        Current Base Value Appraisal of
                        Twelve (12) Airbus A321-200 &
                       Two (2) Airbus A330-300 Aircraft

                                  (2001-1 EETC)




                               PREPARED FOR:

                                 US Airways, Inc.



                              DECEMBER 29, 2000


    Washington, D.C.                London                  Pacific Rim

    2107 Wilson Blvd.        Lahinch 62, Lashmere        3-16-16 Higashiooi

        Suite 750                 Copthorne                 Shinagawa-ku

Arlington, Virginia 22201        West Sussex               Tokyo 140-0011

      United States             United Kingdom                 Japan

  Phone + 703 276 3200     Phone + 44 1342 7 16248      Phone + 81 337636845

   Fax + 703 276 3201        Fax + 44 1342 718967

I.        Introduction and Executive Summary

Morten Beyer & Agnew, Inc. (MBA), has been retained by US Airways, Inc. (also referred to as "Client") to determine the Current Base Value of (12) A321-200 and (2) A330-300 aircraft delivered new. The aircraft are further identified in
Section II of this report.

Based on the information set forth further in this report, it is our opinion that the Current Base Value of this portfolio is $880,320,000 as set forth in
Section IV.

MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Current Market Value assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

II.       Aircraft


    Aircraft                 Tail #              S/N               Scheduled Mfr.                     MTOW(lbs.)
                                                                   Delivery Date
    A321-200                N167US               1442                  Mar-01                           205,900
                   ------------------------------------------------------------------------
                            N168US               1447                  Mar-01                       (196,210 std.)
                   ------------------------------------------------------------------------
                            N169UW               1455                  Mar-01                    Powerplant: CFM56-5B
                   ------------------------------------------------------------------------
                            N170US               1462                  Mar-01
                   ------------------------------------------------------------------------
                            N171US               1465                  Apr-01
                   ------------------------------------------------------------------------
                            N172US               1472                  Apr-01
                   ------------------------------------------------------------------------
                            N173US               1481                  Apr-01
                   ------------------------------------------------------------------------
                            N174US               1492                  May-01
                   ------------------------------------------------------------------------
                            N175US               1496                  May-01
                   ------------------------------------------------------------------------
                            N176UW               1499                  May-01
                   ------------------------------------------------------------------------
                            N177US               1517                  Jun-01
                   ------------------------------------------------------------------------
                            N178US               1519                  Jun-01
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
    A330-300                N677UW               380                   Feb-01                           507,000
                   ------------------------------------------------------------------------
                                                                                                      (467,380 std.)
                            N678US               388                   Mar-01                    Powerplant: PW4168
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

III.      Current Market Conditions

[AIRCRAFT GRAPHIC APPEARS HERE]

                                ---------------
                                Airbus A321-200
                                ---------------

Family Development

The A320 was Airbus' first all new design since the launch of the original A300 in 1971. The program was initiated in 1983 and logged almost 400 orders prior to first delivery in 1988. The A320s are now offered with both the CFM-56 and the IAE V-2500 engine, with the CFM version having a long head start, but the V2500 gaining.

The A321, a stretched version designed to directly challenge the 757-200 and bridge the gap between the A320 and A330/340, was launched in 1989. The first deliveries were made to Lufthansa and Alitalia in early 1994. As of November of this year there were 170 A321s delivered with 198 on order. The current customer base stands at 30 operators.

The Northwest and Air Canada situations are significant due to the Airbus family concept factor, (common type ratings and minimal differences training for pilots of the A318 through A340 aircraft), which is the core of the manufacturer's goal to develop entire fleets with major carriers. Air Canada, which operates A320s already, chose this Airbus concept with both the A319 order and a 13-plane A340 order as well. Northwest Airlines, which operates 70 A320s (and has 12 on order) ordered 68 A319s and switched their A340 order for 16 A330s for delivery beyond 2000.

Other carriers, including Air France Groupe and Lufthansa, have each ordered six types of Airbuses, and currently operate 126 and 127 Airbus aircraft respectively, and other major European operators are Swissair (56) and Iberia
(65). However, the European influence might tilt decision-makers at airlines such as these. Airbus believes its concept will give its new designs significant advantages over Boeing aircraft, and the 2000 order books indicate it is doing just that. MBA believes the combination of extremely efficient designs and the inherent savings in training and other costs make the Airbus family an attractive avenue for an entire fleet refurbishment, as US Airways' commitment for up to 400 narrowbody aircraft (including options) appears to justify.

The A320 family incorporates an increased amount of composites in its secondary structure compared to older jets, a complete fly-by-wire control system, and a computerized flight management system which, when engaged, virtually precludes putting the aircraft into stalls or other extreme conditions. This system has been blamed by some for two early incidents in which the crews placed the aircraft in an untenable position close to the ground with the system disconnected and from which it was unable to recover. These two aircraft were totally cleared by the airworthiness authorities, as well as one involved in a third incident in which the crew made a below-minimum approach in bad weather and struck high ground. This third aircraft had no ground proximity warning device installed, a device now required by the French government and long required by many others. In general, all these components have held up well in service, and the reliability of the aircraft has been excellent.

United's 1994 order for 50 A320s plus options (subsequently increased to 86) was announced as a B-727 replacement, of which United operated 59 in mid 2000. United has 32 A320s and 22 A319s on order. It is obvious that other airlines will use their large orders to surplus older aircraft as well. Alitalia, with 22 A321s in service and three on order, is replacing its stable of MD-82s. As mentioned, Air Canada's commitments for the A319 are rapidly replacing its fleet of DC-9s. Thus the advent of the A320 family is hastening the retirement of older, far less efficient jets. The A320s currently in service are operating at
seat mile costs as low as half of that for older aircraft.   The combination of
all the above factors leads us to believe the A320 family will enjoy a long production run and in-service useful life, with strong residual values.

The A320 also offers the advantage of being able to carry seven LD-3 cargo containers--a feat not even the B-767 can perform. The fuselage is approximately 10 inches wider than that of the B-727/B-737/B-757 series, offering wider aisles and roomier seats--a feature much appreciated by passengers. There are no cargo or Combi models currently offered by Airbus, although such a configuration is obviously possible. The exception is the A300 `Beluga' outsized special cargo aircraft, which is already being leased for commercial applications but is primarily in service for Airbus.

Economics

The A320 vies with the B-757 for top honors as the most efficient aircraft in service. Great fuel efficiency, new technology design and low operating cost parameters all combine to give these aircraft among the lowest seat mile costs of any being built or in service. The MBA Model indicates that both will produce very satisfactory operating and net ratios well into the next century.

[AIRCRAFT GRAPHIC APPEARS HERE]

                                ---------------
                                Airbus A330-300
                                ---------------

The A330 and A340 projects were launched simultaneously in 1989 and quickly racked up over 200 orders in two years for the new aircraft. There are now 649 combined orders for the two series, with 352 combined deliveries and a combined backlog of 297.

Both aircraft utilize the same basic airframe and wing, and have identical dimensions in the basic models. The A330 is a big twin-engine aircraft, and the A340 utilizes four CFM-56 engines to obtain greater range and payload capability over water. Both aircraft continue the A300/310 fuselage cross section and design concepts, but are 33 feet longer than the A300. Gross weight for the initial delivery aircraft is about 140,000 pounds greater than the A300-B4 for the A330, and over 200,000 pounds greater for the A340.

The A330 offers significantly greater capacity and lower seat mile costs than the Boeing B-767 or the older A300s. Both the A330 and the A340 now come in two configurations, a standard body long-range aircraft, and a shorter-bodied even longer-range model. In a nine-abreast, all-economy configuration the A330/340 can carry 440 passengers, giving it a capacity close to the B-747, identical to the B-777-200 series and 10-to-20 percent greater than the DC-10/MD-11 or the L1011.

We do not believe the A330/340 will make obsolete any of the earlier widebodies, though evidence exists that the A300-600 line was all but finished with the introduction of the A330. It will, however, hasten the replacement of A300s in the fleets of the major carriers, and increase the number on the market available for low cost services, cargo conversions, or alternative military missions.

Current statistics for the A330-300 show it to have an operator base of 15. Current delivered fleet stands at 93 with a backlog of 59. The A330 is found to be mainly operated in Europe and Asia. US Airways is the first operator of the A330 in the United States, and it is expected that Northwest will take delivery of their A330s sometime later in this decade.

Economics

The MBA Economic Model shows the A330 to have one of the highest operating and net margins of any aircraft due to its excellent cost characteristics and great operating efficiency. Cost per seat mile is among the lowest of any aircraft type, and the wide range of capabilities of the A330, from domestic medium-range, high density to long-range ETOPS international routes, makes it very desirable.

IV.       Valuation

   Aircraft        Tail #             S/N             Scheduled Mfr.                MTOW(lbs.)                Base Value*
                                                       Delivery Date                                           ($000,000)
   A321-200        N167US             1442                Mar-01                      205,900                    52.99
               -------------------------------------------------------------                              --------------------
                   N168US             1447                Mar-01                  (196,210 std.)                 52.99
               -------------------------------------------------------------                              --------------------
                   N169UW             1455                Mar-01                    Powerplant:                  52.99
               -------------------------------------------------------------                              --------------------
                   N170US             1462                Mar-01                     CFM56-5B                    52.99
               -------------------------------------------------------------                              --------------------
                   N171US             1465                Apr-01                                                 53.10
               -------------------------------------------------------------                              --------------------
                   N172US             1472                Apr-01                                                 53.10
               -------------------------------------------------------------                              --------------------
                   N173US             1481                Apr-01                                                 53.10
               -------------------------------------------------------------                              --------------------
                   N174US             1492                May-01                                                 53.21
               -------------------------------------------------------------                              --------------------
                   N175US             1496                May-01                                                 53.21
               -------------------------------------------------------------                              --------------------
                   N176UW             1499                May-01                                                 53.21
               -------------------------------------------------------------                              --------------------
                   N177US             1517                Jun-01                                                 53.32
               -------------------------------------------------------------                              --------------------
                   N178US             1519                Jun-01                                                 53.32
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
   A330-300                                                                           507,000                   121.27
                   N677UW              380                Feb-01
               -------------------------------------------------------------        (467,380 std.)        --------------------
                                                                                     Powerplant:
                   N678US              388                Mar-01                        PW4168                  121.52
------------------------------------------------------------------------------------------------------------------------------

* Base Value includes adjustment for additional MTOW.

In developing the Base Value of this aircraft, MBA did not inspect the aircraft nor their historical maintenance documentation, but relied on partial information supplied by the Client. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions are as follows for each aircraft:

     1.   The aircraft is delivered new.

     2. The specifications of the aircraft are those most common for an aircraft of this type new delivery.

     3.   The aircraft is in a standard airline configuration.

     4. Its modification status is comparable to that most common for an aircraft of its type and vintage.

     5.   No accounting is made for lease obligations or terms of ownership.

V.        Covenants

This report has been prepared for the exclusive use of US Airways and shall not be provided to other parties by MBA without the express consent of US Airways.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by US Airways or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                           PREPARED BY:

                                           /s/ Bryson P. Monteleone
                                           ---------------------------------
December 29, 2000                          Bryson P. Monteleone
Ref. #00367                                Director of Operations

                                           REVIEWED BY:

                                           /s/ Morten S. Beyer
                                           ---------------------------------
                                           Morten S. Beyer, Appraiser Fellow
                                           Chairman & CEO
                                           ISTAT Certified Senior Appraiser

PROSPECTUS

                                 $1,200,000,000

                                US AIRWAYS, INC.

                           PASS THROUGH CERTIFICATES

                                 ------------

   This prospectus relates to pass through certificates that will be issued by one or more trusts. We will form each trust and a national or state bank or trust company will act as trustee. The trustee will hold all property owned by a trust in trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

                                 ------------

   This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is October 16, 2000.

                               TABLE OF CONTENTS

Forward Looking Statements..................................................   1

Summary.....................................................................   2

US Airways..................................................................   8

Ratio of Earnings to Fixed Charges..........................................   9

Use of Proceeds.............................................................  10

Description of the Certificates.............................................  11

Description of the Secured Promissory Notes.................................  27

U.S. Income Tax Matters.....................................................  33

ERISA Considerations........................................................  36

Plan of Distribution........................................................  36

Selling Certificateholders..................................................  37

Legal Opinions..............................................................  38

Experts.....................................................................  38

Where You Can Find More Information.........................................  39

Incorporation of Certain Documents by Reference.............................  40

                           FORWARD-LOOKING STATEMENTS

   This prospectus, any prospectus supplement delivered with this prospectus and the information incorporated by reference include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We prepare forward-looking statements using estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of our control. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from the results we discuss in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

  . economic conditions;

  . labor costs;

  . financing costs;

  . aviation fuel costs;

  . the anticipated merger of our parent company, US Airways Group, Inc., and a subsidiary of UAL Corporation;

  . competitive pressures on pricing--particularly from low-cost, low-fare competitors;

  . weather conditions;

  . governmental legislation;

  . consumer perceptions of our products;

  . demand for air transportation in the markets in which we operate;

  . other operational matters discussed in this prospectus; and

  . other risks and uncertainties described from time to time in reports we periodically file with the SEC.

   The preparation of forward-looking statements also involves other factors and assumptions not identified above. If the assumptions used to prepare the forward-looking statements prove incorrect, the actual results may differ materially from the results discussed.

                                    SUMMARY

The Offering

   This prospectus and each supplement to this prospectus describe US Airways' offering of pass through certificates to help finance or refinance aircraft that we own or lease. For convenience, throughout this prospectus, the words we, us, ours or similar words refer to US Airways.

   The remainder of this prospectus and the related prospectus supplement will describe the offering of the pass through certificates in more detail. We will begin by describing the pass through certificates and the pass through trusts that issue the pass through certificates. We will also describe the various agreements relating to the certificates. This prospectus then describes the secured promissory notes that the pass through trusts will acquire and, in the case of promissory notes secured by aircraft leased to us, the owner trusts that issue those secured promissory notes.

Certificates

   We may offer and sell pass through certificates from time to time by this prospectus. For convenience, we may:

  .  refer to "pass through certificates" as "certificates;" and

  . refer to the holder of a "pass through certificate" as a "certificateholder."

   Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. A certificateholder's beneficial interest in a pass through trust will be a pro rata interest in the property of that trust equal to the ratio of the value of all of the certificates owned by the holder to the value of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. A certificate will not represent an interest in, or rights to, the property of any pass through trust other than the pass through trust that issued the certificate.

   Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust. The economic terms of any series of certificates will be described in the prospectus supplement relating to that series of certificates.

   The prospectus supplement relating to a series of certificates will be delivered with this prospectus. The prospectus supplement will describe, among other things, the property that will be held by each pass through trust. This property will include promissory notes secured by aircraft we own or lease. Payments of principal and interest on the secured promissory notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.

   If certificates of any series are entitled to the benefits of a liquidity facility, insurance policy, an instrument to hedge interest rate risk, or other form of credit enhancement, the prospectus supplement relating to that series will describe the terms of the liquidity facility, the insurance policy, interest rate swap or other hedging instrument, or other form of credit enhancement.

   A liquidity facility is a revolving credit agreement, letter of credit, bank guarantee or other instrument or agreement that will increase the likelihood that the certificateholders will receive timely payments of interest in respect of the certificates. While a liquidity facility is designed to increase the likelihood of the timely payment of interest, it is not a guarantee of the timely or ultimate payment of principal.

   An insurance policy may be structured to guarantee both the payment of interest and principal in whole or in part on the final maturity date or earlier.

   If certificates of any series bear floating rate interest, the prospectus supplement relating to that series will describe the terms of any applicable interest rate swap or other hedging instrument that may be used in the transaction. An interest rate swap or other hedging instrument may be structured to convert floating rate interest into fixed rate interest or to provide other protection against interest rate volatility.

   We may offer and sell up to $1,200,000,000 of aggregate initial offering price of certificates pursuant to this prospectus and related prospectus supplements. The initial offering price may be denominated in United States dollars or foreign currencies based on the applicable exchange rate at the time of sale.

Pass Through Trusts

   We will form a separate pass through trust to issue each series of certificates. A national or state bank or trust company will act as trustee for each pass through trust. Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The trust instrument for each pass through trust will consist of a basic pass through trust agreement and a supplement to the basic pass through trust agreement between us and the pass through trustee.

   Unless otherwise stated in a prospectus supplement, State Street Bank and Trust Company of Connecticut, National Association will be the trustee of each pass through trust. The performance and obligations of State Street Bank and Trust Company of Connecticut, N.A., under the pass through trust agreement will be guaranteed by its parent, State Street Bank and Trust Company.

   Each pass through trust will pass through to holders of its certificates payments that it receives on the property that it owns. The property of each pass through trust may consist of:

  .  secured promissory notes of one or more series; and

  .  other property described in the applicable prospectus supplement.

Secured Promissory Notes

   The secured promissory notes owned by a pass through trust may consist of any combination of:

  . promissory notes issued by an owner trust and secured by an aircraft owned by that trust and leased to us; and

  . promissory notes issued by us and secured by an aircraft owned by us.

   We refer to promissory notes secured by an aircraft leased to us as "leased aircraft notes" and to promissory notes secured by aircraft owned by us as "owned aircraft notes."

   Leased Aircraft Notes. Except as specified in a prospectus supplement, leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire an aircraft. The owner trust will then lease the aircraft to us. In the leasing industry, the person that is the beneficiary of the owner trust is referred to as an owner participant. The owner participant will contribute a portion of the purchase price of the aircraft to the owner trust. The transaction is called a "leveraged" lease because the remainder of the owner trust's purchase price of the aircraft is financed through the issuance of indebtedness in the form of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise.

   Leased aircraft notes relating to each leased aircraft will be issued pursuant to a separate indenture and security agreement between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.

   In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the payments and certain other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to the loan trustee as security for its obligations to pay principal of, premium, if any, and interest on the secured promissory notes. Payments or advances made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease.

   We will not have any obligation to pay principal of, or interest on, the leased aircraft notes. Holders of leased aircraft notes will not have recourse against us for the payment of principal of, or interest on, the leased aircraft notes.

   Owned Aircraft Notes. We may finance or refinance aircraft that we own through the issuance of owned aircraft notes. We will issue owned aircraft notes relating to each owned aircraft under a separate indenture and security agreement. Each separate indenture and security agreement relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. We will refer to the indenture and security agreement entered into in connection with the issuance of owned aircraft notes as an owned aircraft indenture. The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.

   Holders of owned aircraft notes will have recourse against us for payment of principal of, and interest on, the owned aircraft notes. Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the indentures.

Delayed Financing

   If any portion of the proceeds of an offering of a series of certificates is not used to purchase secured promissory notes on the date the certificates are issued, those proceeds will be temporarily invested in other property such as short-term securities, invested with a depositary, or held in an escrow arrangement pending the purchase of secured promissory notes. These arrangements and this additional property will be described in the prospectus supplement.

Cash Flow Structure

   Set forth below is a diagram illustrating the cash flows relating to the certificates. This diagram assumes that the pass through trustees enter into an intercreditor agreement, but does not include the effect of any liquidity facility or similar credit enhancements, any interest rate swap or other hedging instrument, any prefunding arrangements, or any insurance policy, each of which will be described in the prospectus supplement if they are applicable.



         [Diagram omitted, which shows that we may finance or refinance aircraft that we own through the issuance of owned aircraft notes. The diagram also shows that we will enter into an indenture with the loan trustee providing for a security interest in the owned aircraft and the issuance of secured promissory notes. We will sell the series A, series B and series C secured promissory notes to the class A, class B and class C pass through trusts, respectively. The class A, class B and class C pass through trusts will sell certificates to class A, class B and class C certificateholders, respectively, for cash. The proceeds from the sale of the certificates will be passed through from the class A, class B and class C pass through trusts to the loan trustee who will in turn forward the proceeds to us as payment for the secured promissory notes.]
-------------
(1) If the pass through trusts do not use all or a portion of the proceeds from the sale of the certificates on the date the sale of certificates closes, the proceeds may be invested temporarily in other property such as short-term securities or will be invested in a depositary or held in an escrow arrangement pending the purchase of secured promissory notes. These arrangements will be described in the prospectus supplement.

Transaction Structure for Leased Aircraft

   Set forth below is a diagram illustrating cash flows that we expect to occur on the closing date for a leveraged lease financing. We anticipate that separate transactions similar to the transaction illustrated in the diagram will occur for each leased aircraft financed with the proceeds of the offering of the certificates. The structure illustrated below may change, in which case a revised diagram will be included in the prospectus supplement.



         [Diagram omitted, which shows leased aircraft notes will be issued by an owner trustee in a leveraged lease transaction. The diagram shows that we will sell the leased aircraft to an owner trust that will, in turn, lease the aircraft back to us. The owner participant is the beneficial owner of the owner trust and contributes a portion of the purchase price of the aircraft. The owner trust will enter into an indenture with the loan trustee providing for a security interest in the leased aircraft, the assignment of the lease and the issuance of secured promissory notes to finance the remaining portion of the purchase price of the aircraft. The owner trustee will sell the series A, series B and series C secured promissory notes to the class A, class B and class C pass through trusts, respectively. The class A, class B and class C pass through trusts will sell certificates to series A, series B and series C certificateholders, respectively, for cash. The proceeds from the sale of the certificates will be passed through from the class A, class B and class C pass through trusts to the loan trustee who in turn will forward the proceeds to the owner trust as payment for the secured promissory notes.]

---------------
(1) We may sell aircraft we own to the owner trust in a leveraged lease transaction. In some instances, the owner trust may purchase aircraft directly from the manufacturer or from other persons.
(2) Each leased aircraft will be subject to a separate lease.
(3) Because the owner trustee assigns these payments to the loan trustee, we will make these payments directly to the loan trustee.
(4) If the pass through trusts do not use all or a portion of the proceeds from the sale of the certificates on the date the sale of the certificates closes, the proceeds may be invested temporarily in other property such as short-term securities or will be invested in a depositary or held in an escrow arrangement pending the purchase of secured promissory notes. These arrangements will be described in the prospectus supplement.

Transaction Structure for Owned Aircraft

   Set forth below is a diagram illustrating cash flows that we expect to occur on the closing date for an owned aircraft financing. We anticipate that separate transactions similar to the transaction illustrated in the diagram will occur for each owned aircraft financed with the proceeds of the offering of the certificates. The structure illustrated below may change, in which case a revised diagram will be included in the prospectus supplement.



         [Diagram omitted, which shows leased aircraft notes will be issued by an owner trustee in a leveraged lease transaction. The diagram shows that we will sell the leased aircraft to an owner trust that will, in turn, lease the aircraft back to us. The owner participant is the beneficial owner of the owner trust and contributes a portion of the purchase price of the aircraft. The owner trust will enter into an indenture with the loan trustee providing for a security interest in the leased aircraft, the assignment of the lease and the issuance of secured promissory notes to finance the remaining portion of the purchase price of the aircraft. The owner trustee will sell the series A, series B and series C secured promissory notes to the class A, class B and class C pass through trusts, respectively. The class A, class B and class C pass through trusts will sell certificates to series A, series B and series C certificateholders, respectively, for cash. The proceeds from the sale of the certificates will be passed through from the class A, class B and class C pass through trusts to the loan trustee who in turn will forward the proceeds to the owner trust as payment for the secured promissory notes.]

---------------
(1) We may sell aircraft we own to the owner trust in a leveraged lease transaction. In some instances, the owner trust may purchase aircraft directly from the manufacturer or from other persons.
(2) Each leased aircraft will be subject to a separate lease.
(3) Because the owner trustee assigns these payments to the loan trustee, we will make these payments directly to the loan trustee.
(4) If the pass through trusts do not use all or a portion of the proceeds from the sale of the certificates on the date the sale of the certificates closes, the proceeds may be invested temporarily in other property such as short-term securities or will be invested in a depositary or held in an escrow arrangement pending the purchase of secured promissory notes. These arrangements will be described in the prospectus supplement.


Additional Information

   We will describe the specific terms of each series of certificates that we may offer and sell from time to time in a prospectus supplement.

                                   US AIRWAYS

   We are a certificated air carrier engaged primarily in the business of transporting passengers, property and mail. We are the principal operating subsidiary of our parent, US Airways Group, Inc., accounting for approximately 88% of our parent's consolidated operating revenues for 1999.

   We carried approximately 56 million passengers in 1999 and currently rank as the sixth largest domestic air carrier, as ranked by total revenue passenger miles, based on our review and analysis of our and other airlines' press releases. Eight air carriers that operate under the trade name "US Airways Express" code share with us. Under a code share arrangement, one carrier places its designator code and sells tickets on flights of another carrier. Our combined system served 205 destinations worldwide as of June 2000. As of June 30, 2000, we had approximately 42,650 full-time equivalent employees.

 Merger

   US Airways Group has entered into an Agreement and Plan of Merger with UAL Corporation, United Airlines' parent corporation, and Yellow Jacket Acquisition Corp., a wholly-owned subsidiary of UAL which has been formed for the purpose of this merger, pursuant to which the merger subsidiary will be merged into US Airways Group. As a result, US Airways Group would be the surviving corporation and would become a wholly-owned subsidiary of UAL, and we would continue to be a wholly-owned subsidiary of US Airways Group. Under this structure, UAL would not be obligated to assume any of our obligations under the leases, participation agreements, indentures, pass through trust agreements, or any other obligations which we have with respect to the certificates or the secured promissory notes.

   Consummation of the merger is subject to various conditions set forth in the Agreement and Plan of Merger, including, but not limited to, the receipt of regulatory approvals and approval by the stockholders of US Airways Group. US Airways Group has scheduled a special meeting of its stockholders for October 12, 2000 to vote on the merger agreement with UAL Corporation. At this time, we cannot predict the outcome of the regulatory and other approvals necessary for the consummation of the merger, nor can we predict what effect, if any, the merger might have on us, our operations, or our relationships with our major vendors. On August 24, 2000, American Airlines gave us notice of its intent to terminate our joint marketing relationship agreement, effective as of August 23, 2001.

   If the merger between our parent and a subsidiary of UAL Corporation is consummated, the combined company may be required to divest some of its routes and slots for competitive reasons. To address the potential competitive issues, US Airways and UAL Corporation have entered into a Memorandum of Understanding with Robert Johnson, under which Mr. Johnson would buy certain assets from us and create a new airline to be called "DC Air" to operate out of Reagan National Airport. We would retain the routes formerly operated by US Airways Shuttle and the assets necessary to fly to our hubs at Pittsburgh, Charlotte and Philadelphia. Mr. Johnson is the founder, chairman and chief executive officer of BET Holdings II, Inc. and a member of the Board of Directors of both us and our parent.

   US Airways is a Delaware corporation, with its executive office located at 2345 Crystal Drive, Arlington, Virginia 22227. Our telephone number is (703) 872-7000.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratios of earnings to fixed charges for US Airways and its subsidiary for the periods indicated:

                                                 Six
                                               months
                                                ended
                                              June 30,  Year ended December 31,
                                              --------- ------------------------
                                              2000 1999 1999 1998 1997 1996 1995
                                              ---- ---- ---- ---- ---- ---- ----
   US Airways................................   *  3.7  1.9  2.7  2.2  1.3  1.1

--------
* For the six months ended June 30, 2000, US Airways' earnings were not sufficient to cover its fixed charges. Additional earnings of $36 million would have been required to achieve a ratio of earnings to fixed charges of 1.0.

   For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income, fixed charges, capitalized interest and amortization of previously capitalized interest. Fixed charges consist of interest expense, amortization of debt issue expense and the portion of rental expense representative of interest expense.

                                USE OF PROCEEDS

   Except as set forth in the applicable prospectus supplement, each pass through trustee will use the proceeds from the sale of certificates issued by its pass through trust to purchase one or more secured promissory notes.

   If an owner trustee issues the secured promissory notes, the owner trustee will use the proceeds of the sale of the secured promissory notes to finance a portion of the purchase price of an aircraft or to refinance indebtedness or equity interests previously issued in respect of an aircraft. When the owner trustee purchases an aircraft, it will lease the aircraft to us.

   If we issue the secured promissory notes, we will use the proceeds from the sale of the secured promissory notes to finance the purchase of an aircraft which we will own or to refinance indebtedness or equity interests previously issued in respect of an aircraft.

   If a pass through trustee does not use all of the proceeds of any offering of certificates to purchase secured promissory notes on the date those certificates are issued, the proceeds of the offering not used to purchase secured promissory notes will be held for the benefit of the certificateholders under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not use a portion of the proceeds to purchase secured promissory notes by the time specified in the applicable prospectus supplement, it will return the unused portion of the proceeds to the certificateholders.

   In addition, we may offer certificates subject to delayed aircraft financing arrangements. For example, we may cause the proceeds from the sale of certificates to be invested with a depositary or cause the proceeds to be held in an escrow arrangement until they are used to purchase secured promissory notes. In these circumstances, we will describe in the applicable prospectus supplement how the proceeds of the certificates will be held or applied during any delayed aircraft financing period, including any depositary or escrow arrangement.

                        DESCRIPTION OF THE CERTIFICATES

   The following description is a summary of the terms of the certificates that we expect will be common to all series of certificates. We will describe the financial terms and other specific terms of any series of certificates in a prospectus supplement. Since the terms of a specific series of certificates may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.

   Because the following description is a summary, it does not describe every aspect of the certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the pass through trust agreement and the applicable supplements to the pass through trust agreement. For convenience, we will refer to the pass through trust agreement among the pass through trustee and us as the "Basic Agreement," and to the Basic Agreement as supplemented by the applicable supplements as the pass through trust agreement. The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The supplement to the Basic Agreement relating to each series of certificates and the forms of the other agreements described in this prospectus and the applicable prospectus supplement will be filed as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by us with the SEC.

General

   Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates by this prospectus. We will create a separate pass through trust for each series of certificates by entering into a separate supplement to the Basic Agreement. Each supplement to the Basic Agreement will contain the additional terms governing the specific pass through trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

   Certificates will be issued pursuant to the pass through trust agreement. Unless otherwise stated in the applicable prospectus supplement, each pass through certificate will be issued in minimum denominations of $1,000 or a multiple of $1,000.

   Each certificate will represent a fractional undivided interest in the property of the pass through trust that issued the pass through certificate. Except as otherwise provided in a supplement to the Basic Agreement, all payments and distributions made on or with respect to a pass through certificate will be made only from the property owned by the pass through trust that issued the pass through certificate. The certificates will not represent an interest in or obligation of US Airways, the pass through trustee, any of the owner trustees or loan trustees, in their individual capacities, or any owner participant. Except as otherwise provided in a supplement to the Basic Agreement, each holder of a pass through certificate will be deemed to agree to look solely to the income and proceeds from the property of the pass through trust as provided in the pass through trust agreement.

   The property of each pass through trust for which a series of certificates will be issued will include:

  . the secured promissory notes held in the pass through trust;

  . all monies at any time paid on or with respect to secured promissory notes held by the pass through trust;

  . all monies due and to become due under the secured promissory notes held by the pass through trust;

  . if so specified in the relevant prospectus supplement, rights under any escrow arrangement to withdraw the proceeds from escrow either to purchase secured promissory notes or to return unused proceeds to the holders of that series of certificates;

  . funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust; and

  . if so specified in the relevant prospectus supplement, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other form of credit enhancement.

   As described in more detail below, the rights of a pass through trust to receive monies due or to become due under secured promissory notes held by that pass through trust may be subject to the effect of any cross-subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates.

   An intercreditor agreement refers to an agreement among the pass through trusts and, if applicable, a liquidity provider under a liquidity facility, the issuer of a insurance policy, the provider of an interest rate swap or other hedging instrument, and the issuer of any other instrument providing credit enhancement, as creditors of the issuers of the secured promissory notes owned by the pass through trusts. An intercreditor agreement will set forth the terms and conditions upon which payments made on or in respect of the secured promissory notes and payments made under any liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other instrument of credit enhancement will be received, shared and distributed among the several pass through trusts, the liquidity provider, the issuer of the insurance policy, the entity that provides the interest rate swap or other hedging instrument, and the issuer of any other instrument of credit enhancement. In addition, the intercreditor agreement will set forth agreements among the pass through trusts, the liquidity provider, the issuer of the insurance policy, the provider of the interest rate swap or other hedging instrument, and the issuer of any other instrument of credit enhancement relating to the exercise of remedies under the secured promissory notes and the indentures.

   Cross-subordination refers to a concept where payments on a junior class of secured promissory notes issued under one indenture are distributed to a pass through trust that holds a senior class of promissory notes issued under a different indenture. The effect of this distribution mechanism is that holders of a junior class of promissory notes issued under one indenture may not actually receive payments made on or with respect to that junior class of promissory notes until the holders of senior classes of promissory notes issued under other indentures have received all scheduled payments on their notes. However, the subordination provisions may permit payments to junior certificateholders after a default on the secured promissory notes even if the more senior certificateholders have not been repaid in full.

   Secured promissory notes owned by a pass through trust may be leased aircraft notes, owned aircraft notes or a combination of leased aircraft notes and owned aircraft notes.

   Leased aircraft notes will be issued in connection with the leveraged lease of an aircraft to us. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to us under a lease between us, as lessee, and an owner trustee, as lessor. Each owner trustee will issue leased aircraft notes on a non-recourse basis under a separate leased aircraft indenture between it and the applicable loan trustee. The owner trustee will use the proceeds of the sale of the leased aircraft notes to finance or refinance a portion of the purchase price paid or to be paid by the owner trustee for the applicable leased aircraft. The owner trustee will obtain the remainder of the funding for the leased aircraft from an equity contribution from the owner participant that is the beneficiary of the owner trust and, to the extent set forth in the applicable prospectus supplement, additional debt secured by the applicable leased aircraft or other sources. A leased aircraft also may be subject to other financing arrangements. Generally, neither the owner trustee nor the owner participant will be personally liable for any principal or interest payable under any leased aircraft indenture or any leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the secured promissory notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the secured promissory notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. We will make payments or advances under a lease and the related documents sufficient to pay when due all scheduled principal and interest payments on the leased aircraft notes issued to finance the aircraft subject to that lease.

   We will issue owned aircraft notes under separate owned aircraft indentures. We will issue owned aircraft notes in connection with the financing or refinancing of an aircraft that we own. Owned aircraft notes will be obligations that have recourse to us and the related aircraft. Any owned aircraft may secure additional debt or be subject to other financing arrangements.

   An indenture may provide for the issuance of multiple series of secured promissory notes. If an indenture provides for multiple series of secured promissory notes, it may also provide for differing priority of payments among the different series. We will refer to all secured promissory notes issued under an indenture that are entitled to the same priority of payment as a "class." Secured promissory notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold secured promissory notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only secured promissory notes of a single class may be held in the same pass through trust.

   Except as set forth in the prospectus supplement for any series of certificates, interest payments on the secured promissory notes held by a pass through trust will be passed through to the registered holders of certificates of that pass through trust at the annual rate shown on the cover page of the prospectus supplement for the certificates issued by that pass through trust. The certificateholders' right to receive payments made in respect of the secured promissory notes is subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of certificates.

   We refer you to the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including:

  . the specific designation, title and amount of the certificates;

  . the initial public offering price, amounts and interest rate (fixed or floating) payable on and distribution dates for the certificates;

  . the currency or currencies (including currency units) in which the certificates may be denominated;

  . the specific form of the certificates, including whether or not the certificates are to be issued in accordance with a book-entry system;

  . a description of the secured promissory notes to be purchased by the pass through trust issuing that series of certificates, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which the secured promissory notes may or must be redeemed or defeased in whole or in part, by us or an owner trustee,
    (b) whether the secured promissory notes will bear interest at a fixed or floating rate, (c) the payment priority of the secured promissory notes in relation to any other secured promissory notes issued with respect to the related aircraft, (d) whether the secured promissory notes are sold at a discount below the stated principal amount, and (e) any intercreditor or other rights or limitations between or among the holders of secured promissory notes of different priorities issued with respect to the same aircraft;

  . a description of the aircraft to be financed with the proceeds of the issuance of the secured promissory notes;

  . a description of the note purchase agreement setting forth the terms and conditions upon which that pass through trust will purchase secured promissory notes;

  . a description of the indentures under which the secured promissory notes to be purchased by that pass through trust will be issued;

  . a description of the events of default, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies under the indentures pursuant to which the secured promissory notes to be purchased by that pass through trust will be issued;

  . if the certificates or secured promissory notes bear floating rate interest, a description of any interest rate swap or other hedging instrument that may be extended into;

  . if the certificates relate to leased aircraft, a description of the leases to be entered into by the owner trustees and us, including (a) the names of the owner trustees that will own the leased aircraft and lease the leased aircraft to us and (b) a description of the events of default under the leases and the remedies exercisable upon an event of default;

  . if the certificates relate to leased aircraft, a description of the provisions of the leased aircraft indentures governing (a) the rights of the related owner trustee and/or owner participant to cure our failure to pay rent under the leases and (b) any limitations on the exercise of remedies with respect to the leased aircraft notes;

  . if the certificates relate to leased aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the owner participant, the owner trustee, the pass through trustees, the loan trustee and we agree to enter into a leveraged lease transaction;

  . if the certificates relate to an owned aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the applicable pass through trustees, the loan trustee and we agree to enter into a financing transaction for the owned aircraft;

  . a description of the limitations, if any, on amendments to leases, indentures, pass through trust agreements, participation agreements and other material agreements entered into in connection with the issuance of secured promissory notes;

  . a description of any cross-default provisions in the indentures;

  . a description of any agreement among the holders of secured promissory notes, any liquidity providers, any issuer of a insurance policy, any entity that provides an interest rate swap or other hedging instrument and any other person issuing an instrument of credit enhancement covering the receipt and distribution of monies with respect to the secured promissory notes and the enforcement of remedies under the indentures, including a description of any applicable intercreditor and cross-subordination arrangements;

  . a description of any cross-collateralization provisions in the indentures;

  . a description of any liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other credit enhancement relating to the certificates;

  . if the certificates relate to aircraft that have not yet been delivered or financed, a description of any deposit or escrow agreement or other arrangement providing for the deposit and investment of funds pending the purchase of secured promissory notes and the financing of an owned aircraft or leased aircraft;

  . the names of the underwriters, dealers or agents, if any, through or to which we will sell the certificates, the compensation, if any, of underwriters, dealers or agents and the net proceeds from the offering of the certificates;

  . the material United States federal income tax considerations applicable to the certificates; and

  . any other special terms pertaining to the certificates.

   The concept of cross-default mentioned above refers to a situation where a default under one indenture or lease automatically triggers a default under other indentures or leases. We currently do not expect any indentures or leases to contain cross-default provisions. The concept of cross-collateralization mentioned above refers to the situation where an aircraft mortgaged to secure obligations incurred under one indenture also serves as collateral for obligations under one or more other indentures. If the indentures that are cross-collateralized relate to aircraft that we lease, the lease assigned to a loan trustee to secure obligations under one indenture may also serve as collateral under one or more other indentures. We currently do not expect any indentures to be cross-collateralized.

   If any certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to the certificates and the foreign currency or currency units will be set forth in the applicable prospectus supplement.

Payments and Distributions

   We will make rental and other payments and advances for a leased aircraft under the lease and other documents relating to that leased aircraft. In order to secure its obligations to pay the principal of, and interest on, the leased aircraft notes issued to finance or refinance a portion of the purchase price of a leased aircraft, the applicable owner trustee will assign the scheduled rental payments under the lease and may assign certain other payments or advances under other related documents to the applicable loan trustee. As is customary in the leveraged leasing industry, indemnities, insurance and similar payments due under a lease and other documents may be excluded from any assignment. Pursuant to the terms of the applicable indenture, the loan trustee will, on behalf of the applicable owner trustee, apply the proceeds of the payments and advances assigned to the loan trustee to make the corresponding scheduled payments of principal of, and interest on, the leased aircraft notes issued under that indenture. The loan trustee will distribute payments of principal of, and interest on, the leased aircraft notes to the pass through trustee for each pass through trust that holds those leased aircraft notes. After the loan trustee has made all scheduled payments of principal of, and interest on, the leased aircraft notes issued under the applicable indenture, the loan trustee will, except under certain circumstances, pay the remaining balance, if any, to the owner trustee for the benefit of the owner participant. Distribution of payments by a loan trustee to a pass through trustee may be affected by the terms of an intercreditor agreement.

   We will make scheduled payments of principal of, and interest on, the unpaid amount of the owned aircraft notes to the loan trustee under the indenture pursuant to which those owned aircraft notes were issued. The loan trustee will distribute payments of principal of, and interest on, the owned aircraft notes to the pass through trustee for each pass through trust that holds those owned aircraft notes.

   Each certificateholder will be entitled to receive a pro rata share of any distribution in respect of payments of principal of, and interest on, the secured promissory notes held in the pass through trust that issued its certificate. A pass through trustee's right to receive payments distributed by a loan trustee may be affected by the terms of an intercreditor agreement. The terms of any intercreditor agreement and any cross-subordination will be in the prospectus supplement relating to a series of certificates.

   Each pass through trust will receive scheduled payments of principal of, and interest on, the secured promissory notes held by it and will, in turn, distribute those scheduled payments to its certificateholders on the regular distribution dates and in the currencies specified in the prospectus supplement relating to its certificates. However, a pass through trust may not be able to distribute scheduled payments of principal and interest to its certificateholders as scheduled in the prospectus supplement if the secured promissory notes held by the pass through trust are in default or if payments are diverted to other pass through trusts in accordance with an intercreditor agreement. In addition to distributions of scheduled payments of principal and interest on regular distribution dates, if the applicable series of certificates is entitled to the benefits of a liquidity facility, insurance policy, interest rate swap on other hedging instrument, or other form of credit enhancement, the pass through trustee will also distribute on a regular distribution date payments received as a result of a drawing or other payments made under a liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other form of credit enhancement. The prospectus supplement relating to the certificates will describe the terms of any liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other form of credit enhancement.

   A pass through trustee may from time to time receive payments of principal of, and interest on, secured promissory notes on dates other than scheduled payment dates. These special payments may occur if the secured promissory notes owned by the pass through trust are sold or redeemed early, or if a scheduled payment is paid more than five days late. Each pass through trustee will distribute special payments to its certificateholders on dates determined as described in the applicable prospectus supplement. In the event a special payment is received by a pass through trustee, the pass through trustee will mail a notice to its certificateholders of record stating the anticipated distribution date for the payment. Scheduled payments that are not more than five days late will be treated as regular payments and paid to certificateholders of record on the regular distribution dates.

   If any regular distribution date or special distribution date is not a business day, distributions scheduled to be made on that date may be made on the next succeeding business day without additional interest.

Pool Factors

   Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders. The pool balance for each pass through trust as of any distribution date will be computed after giving effect to any distribution to certificateholders to be made on that date.

   Unless otherwise described in the applicable prospectus supplement, the "pool factor" for a pass through trust as of any distribution date for that trust is the quotient (rounded to the seventh decimal place) computed by dividing (a) the pool balance by (b) the aggregate original face amount of the certificates issued by that pass through trust. The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the secured promissory notes or other property of that pass through trust and distribution to certificateholders of the payment of principal to be made on that date. The pool factor for a pass through trust initially will be 1.0000000. The pool factor for a pass through trust will decline as described in this prospectus and the related prospectus supplement to reflect reductions in the pool balance of that pass through trust. As of any distribution date for a pass through trust, each certificateholder will have a pro rata share of the pool balance of that pass through trust equal to the product obtained by multiplying the original denomination of the holder's pass through certificate by the pool factor for the pass through trust that issued that pass through certificate.

   Each pass through trust will have a separate pool factor. We expect the pool factor for each pass through trust to decline in proportion to the scheduled repayments of principal on the secured promissory notes held by that pass through trust. However, the pool factor for a pass through trust will not decline in proportion to scheduled repayments of principal if there is an early redemption or purchase of secured promissory notes held by a pass through trust or if a default occurs in the repayment of secured promissory notes held by a pass through trust. In the event of a redemption, purchase or default, the pool factor and the pool balance of each pass through trust affected by the redemption, purchase or default will be recomputed.

Reports to Certificateholders

   The pass through trustee will include with each distribution to certificateholders a statement setting forth the following information:

  . the amount of the distribution allocable to principal and the amount allocable to premium, if any;

  . the amount of the distribution allocable to interest;

  . the pool balance and the pool factor for the pass through trust after giving effect to the distribution; and

  . any additional or different information as may be described in the applicable prospectus supplement.

   As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution to certificateholders, the pass through trustee will request from DTC a securities position listing containing the names of all DTC participants reflected on DTC's books as holding interests in the certificates on that record date. On each distribution date, the applicable pass through trustee will mail to each DTC participant holding certificates the statement described above and will make available additional copies as requested by the DTC participants for forwarding to certificateholders.

   After the end of each calendar year, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year a report containing the sum of the amount of distributions allocable to principal, premium and interest with respect to that pass through trust for the preceding calendar year or, in the event the person was a holder of a pass through certificate during only a portion of the preceding calendar year, for the applicable portion of the preceding calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year any other items that are readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of preparing its federal income tax returns. The reports and other items described in this section will be prepared on the basis of information supplied to the pass through trustee by DTC participants and will be delivered by the pass through trustee to DTC participants to be available for forwarding by DTC participants to certificateholders in the manner described above.

   If the certificates are issued in the form of physical certificates, the pass through trustee of that pass through trust will prepare and deliver the information described above to each record holder of a pass through certificate issued by that pass through trust as the name and period of ownership of the holder appears on the records of the registrar of the certificates.

Voting of Secured Promissory Notes

   A pass through trustee has the right to vote and give consents and waivers with respect to the secured promissory notes held by that pass through trust. However, the pass through trustee's right to vote and give consents or waivers may be restricted or may be exercisable by another person in accordance with the terms of an intercreditor agreement, as described in the applicable prospectus supplement. The pass through trust agreement will set forth:

  . the circumstances in which a pass through trustee may direct any action or cast any vote with respect to the secured promissory notes held in its pass through trust at its own discretion;

  . the circumstances in which a pass through trustee will seek instructions from its certificateholders; and

  . if applicable, the percentage of certificateholders required to direct the pass through trustee to take action.

   If the holders of certificates are entitled to the benefits of a liquidity facility, and the liquidity facility is used to make any payments to certificateholders, the provider of the liquidity facility may be entitled to exercise rights to vote or give consents and waivers with respect to the secured promissory notes held by the pass through trust that issued the certificates, as described in the applicable prospectus supplement. If the holders of certificates are entitled to the benefits of a insurance policy or other form of credit enhancement, the issuer of such policy or other form of credit enhancement may be entitled to exercise rights to vote or give consents and waivers with respect to the secured promissory notes held by the pass through trust that issued the certificates, as described in the applicable prospectus supplement. If the holders of certificates are entitled to the benefits of an interest rate swap or other hedging instrument, the counterparty to such swap or other hedging instrument may be entitled to exercise rights to vote or give consents and waivers with respect to the secured promissory notes held by the pass through trust that issued the certificates, as described in the applicable prospectus supplement.

Events of Default and Certain Rights upon an Event of Default

   The prospectus supplement will describe the events of default that can occur under the pass through trust agreement and under the indentures relating to the secured promissory notes held by the related pass through trust.

   Defaults under a leased aircraft indenture will include events of default under the lease that is assigned as security under that leased aircraft indenture. The owner trustee and the owner participant may have rights to cure the defaults under a leased aircraft indenture that result from a default under the lease. The applicable prospectus supplement will describe these cure rights. Unless otherwise provided in a prospectus supplement, with respect to any certificates entitled to the benefits of a liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other instrument of credit enhancement, a drawing or other payment made under that liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other instrument of credit enhancement for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment under the lease will not cure a default related to our failure to make the payment.

   Unless otherwise provided in a prospectus supplement, all of the secured promissory notes issued under the same indenture will relate to a specific aircraft and there will be no cross-collateralization or cross-default provisions in the indentures. This means that events resulting in a default under a particular indenture will not necessarily result in a default under any other indenture. If a default occurs in fewer than all of the indentures, payments of principal of, and interest on, the secured promissory notes issued under indentures with respect to which a default has not occurred will continue to be made as originally scheduled.

   The pass through trustees, as holders of the secured promissory notes, may enter into an intercreditor agreement that may have the practical effect of subordinating a junior class of secured promissory notes issued under one indenture to senior classes of secured promissory notes under other indentures. This concept, referred to as cross-subordination, is described above under "Description of the Certificates--General" and, if applicable, will be described in the applicable prospectus supplement.

   If the secured promissory notes outstanding under an indenture are held by more than one pass through trust, then the ability of the holders of certificates issued by any one pass through trust to cause the loan trustee to take actions under an indenture may be limited. In particular, a pass through trustee's ability to direct a loan trustee to take action under an indenture will depend, in part, on the proportion of (a) the aggregate principal amount of the secured promissory notes outstanding under the indenture that are held in that pass through trust to (b) the aggregate principal amount of all secured promissory notes outstanding under the indenture. This means that a pass through trustee may not have the ability to direct a loan trustee to accelerate secured promissory notes or exercise remedies under an indenture without the concurrence of the other pass through trustees. In addition, the ability of a pass through trustee to exercise remedies under an indenture may be limited by the terms of an intercreditor agreement.

   If the secured promissory notes outstanding under an indenture are held by more than one pass through trust, then each pass through trust will hold secured promissory notes with different terms than the secured promissory notes held in the other pass through trusts. In these circumstances, the holders of certificates issued by different pass through trusts may have divergent or conflicting interests. As long as the same institution acts as the pass through trustee of each pass through trust, in the absence of instructions from the holders of certificates issued by each pass through trust, the pass through trustee could for the same reason be faced with a potential conflict of interest upon a default under an indenture. If the pass through trustee is faced with a conflict of interest because that pass through trustee acts as pass through trustee for multiple trusts, the pass through trustee faced with the conflict will resign as trustee of one or all the pass through trusts, and one or more successor pass through trustees will be appointed in accordance with the terms of each pass through trust agreement.

   The prospectus supplement for a series of certificates will describe whether and under what circumstances a pass through trustee may or will sell all or part of the secured promissory notes held in the pass through trust. A pass through trustee's right to sell secured promissory notes may be restricted or may be exercisable by another person, if the applicable series of certificates are subject to any intercreditor, subordination or similar arrangements. If the certificates of any series are subject to any intercreditor, subordination or similar arrangement, the proceeds from the sale of the related secured promissory notes will be distributed as contemplated by those arrangements. To the extent received by any pass through trustee, proceeds from the sale of secured promissory notes will be treated as special payments, deposited in a special payments accounts and distributed to the certificateholders of the pass through trust on a special distribution date.

   The market for secured promissory notes in default may be very limited, and neither we nor the pass through trustee can assure you that they could be sold for a reasonable price. In addition, as long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding which secured promissory notes to sell to available buyers. If the pass through trustee sells any secured promissory notes with respect to which a default under an indenture exists for less than their outstanding principal amount, the certificateholders of that pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any owner trustee, any owner participant or any pass through trustee. Neither a pass through trustee nor the holders of certificates will be able to take any action with respect to any secured promissory notes unless a default has occurred under the indenture relating to those secured promissory notes.

   Following a default under an indenture, all payments received by a pass through trustee or with respect to secured promissory notes issued under the indenture, other than scheduled payments received on or within five days of the date the scheduled payments are due, will be treated as special payments and deposited in a special payments account. All amounts deposited in the special payments account will be distributed to the certificateholders on a special distribution date. The rights of any pass through trustee to receive payments made on or with respect to any secured promissory note following a default under any indenture may be limited by intercreditor, subordination or similar arrangements.

   Any funds held in the special payments account for a pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in permitted short-term investments pending the distribution of those funds on a special distribution date. Permitted investments will be specified in the related prospectus supplement.

   The Basic Agreement provides that the pass through trustee of each pass through trust will give to the certificateholders of that pass through trust notice of all uncured or unwaived defaults known to it with respect to that pass through trust. The Basic Agreement requires each pass through trustee to provide the notice of default within 90 days after the occurrence of the default. However, except in the case of default in the payment of principal, premium, if any, or interest on any of the secured promissory notes held in a pass through trust, the pass through trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interest of the certificateholders. The term "default" as used in this paragraph means only the occurrence of a default under an indenture with respect to secured promissory notes held in a pass through trust as described above, except that in determining whether any default under an indenture has occurred, any related grace period or notice will be disregarded.

   The Basic Agreement requires the pass through trustee to act with a specified standard of care while a default is continuing under an indenture. In addition, the Basic Agreement contains a provision entitling the pass through trustee to be offered reasonable security or indemnification by the certificateholders of the pass through trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.

   The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default with respect to the related pass through trust. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past default, or rescind or annul any direction given under any indenture.

Merger, Consolidation and Transfer of Assets

   We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other entity unless:

  . the surviving successor corporation or transferee is validly existing under the laws of the United States or any state of the United States or the District of Columbia;

  . the surviving successor corporation or transferee holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code;

  . the surviving successor corporation or transferee expressly assumes all of our obligations contained in the Basic Agreement and any supplement to the Basic Agreement, the note purchase agreement, any indentures, any participation agreements and, with respect to aircraft leased by us, the applicable leases; and

  . we have delivered a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions.

Modifications of the Basic Agreement

   The Basic Agreement contains provisions permitting us and the pass through trustee of each pass through trust to enter into a supplement to the pass through trust agreement, without the consent of the holders of any of the certificates issued by a pass through trust in order to do the following, among others:

  . to provide for the formation of a pass through trust and the issuance of a series of certificates and to set forth the terms of the certificates;

  . to evidence the succession of another corporation or entity to us and the assumption by that corporation or entity of our obligations under the pass through trust agreement;

  . to add to our covenants for the benefit of holders of certificates, or to surrender any right or power in the pass through trust agreement conferred upon us;

  . to cure any ambiguity or correct or supplement any defective or inconsistent provision of the pass through trust agreement, so long as those changes will not materially adversely affect the interests of the holders of the certificates, or to cure any ambiguity or correct any mistake or, to give effect to or provide for replacement liquidity facilities, if applicable, to the certificates;

  . to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

  . to modify, eliminate or add to the provisions of the pass through trust agreement to the extent necessary to continue the qualification of the pass through trust agreement under the Trust Indenture Act of 1939, and to add to the pass through trust agreement other provisions as may be expressly permitted by the Trust Indenture Act excluding, however, the provisions referred to in section 316(a)(2) of the Trust Indenture Act as in effect at the date of the Basic Agreement or any corresponding provision in any similar Federal statute enacted after that date;

  . to provide for a successor pass through trustee or to add to or change any provision of the pass through trust agreement as necessary to facilitate the administration of the pass through trusts created under the pass through trust agreement by more than one pass through trustee;

  . to provide certain information to the pass through trustee as required in the pass through trust agreement;

  . to add to or change the pass through trust agreement to facilitate the issuance of any certificates in bearer form or to facilitate or provide for the issuance of any certificates in global form in addition to or in place of certificates in certificated form;

  . to provide for the delivery of certificates or any supplement to the Basic Agreement in or by means of any computerized, electronic or other medium, including computer diskette; and

  . to make any other amendments or modifications to the Basic Agreement so long as those amendments or modifications apply only to certificates of a series issued after the date of the amendment or modification.

   No supplement to the pass through trust agreement may be made that will adversely affect the status of any pass through trust as a grantor trust for United States federal income tax purposes without the consent of the certificateholders.

   The Basic Agreement also contains provisions permitting us and the pass through trustee of each pass through trust, with the consent of a majority in interest of the certificateholders of the pass through trust and, with respect to any aircraft leased by us, with the consent of the applicable owner trustee, which cannot be unreasonably withheld, to execute a supplement to the pass through trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to that pass through trust, and the applicable pass through trust supplement, or modifying the rights of the certificateholders, except that no supplement may, without the consent of each affected certificateholder:

  . reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the secured promissory notes held in the pass through trust or distributions in respect of any pass through certificate issued by the pass through trust, or change the date or place of any payment in respect of any pass through certificate, or make distributions payable in currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

  . permit the disposition of any secured promissory note held in the pass through trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable secured promissory notes;

  . reduce the percentage of the aggregate fractional undivided interests of the pass through trust provided for in the applicable supplement to the Basic Agreement that is required in order to obtain the consent of the holders for that supplement or for any waiver provided for in the Basic Agreement or the supplement;

  . modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment except to increase any such percentage or to provide that certain other provisions of the Basic Agreement and any applicable supplement cannot be waived or modified without the consent of all applicable certificateholders; or

  . alter the priority of distributions described in any applicable intercreditor agreement, in a manner materially adverse to the interests of the certificateholders of the pass through trust.

Modification of Indenture and Related Agreements

   The prospectus supplement will specify the pass through trustee's obligations in the event that a pass through trustee, as the holder of any secured promissory notes held in a pass through trust, receives a request for its consent to any amendment, modification or waiver under the indenture under which the secured promissory notes were issued, under the lease relating to the aircraft leased by us that was financed with the proceeds of the secured promissory notes, under any liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other instrument of credit enhancement or under other documents relating to the secured promissory notes.

Cross-Subordination Issues

   The secured promissory notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold secured promissory notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only secured promissory notes of the same class may be held in the same pass through trust. In this event, payments made on account of a junior class of certificates issued under a prospectus supplement may, under circumstances described in the prospectus supplement, be subordinated to the prior payment of all amounts owing to certificateholders of a pass through trust that holds a senior class of secured promissory notes issued under any indenture. The prospectus supplement related to an issuance of certificates will describe any cross-subordination provisions and any related terms, including the percentage of certificateholders under any pass through trust that is permitted to:

  . grant waivers of defaults under any indenture under which secured promissory notes held by that pass through trust were issued;

  . consent to the amendment or modification of any indenture under which secured promissory notes held by that pass through trust were issued; or

  . direct the exercise of remedial actions under any indenture under which secured promissory notes held by that pass through trust were issued.

Termination of the Pass Through Trusts

   The obligations of the parties to each pass through trust agreement will terminate upon the distribution to certificateholders of that pass through trust of all amounts required to be distributed to them under the pass through trust agreement. The pass through trustee will send to each certificateholder of record of the pass through trust notice of the termination of that pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for that pass through trust. The final distribution to any certificateholder will be made only upon surrender of the certificateholder's certificates at the office or agency of the pass through trustee, paying agent or transfer agent, as specified in the notice of termination.

Delayed Purchase of Secured Promissory Notes

   If all of the proceeds from the sale of the certificates are not used on the date the certificates are issued to purchase the secured promissory notes contemplated to be held in the pass through trust that issued those certificates, the secured promissory notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In this event, the portion of the proceeds from the sale of the certificates that are not used to purchase secured promissory notes on the date the certificates are issued will be held under an arrangement described in the applicable prospectus supplement pending the purchase of the secured promissory notes. The arrangements with respect to the payment of interest on funds held pending purchase of secured promissory notes will also be described in the applicable prospectus supplement. If any proceeds are not subsequently used to purchase secured promissory notes by the final date for purchase of secured promissory notes specified in the applicable prospectus supplement, the proceeds will be returned to the holders of the certificates.

Liquidity Facility, Insurance Policy, Swap or Hedging Instrument, and Other Credit Enhancements

   A prospectus supplement may provide that one or more payments of interest to be paid with respect to the certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of a liquidity facility for the holders of a series of certificates may have a claim on property of the pass through trust senior to the claims of the holders of the certificates of that series as described in the related prospectus supplement. The prospectus supplement will also specify the circumstances under which a liquidity provider will be entitled to direct the exercise of remedies under any indenture.

   A prospectus supplement may provide for an interest rate swap or other hedging instrument to be entered into with respect to any certificates or secured promissory notes that bear floating rate interest. The entity that provides an interest rate swap or other hedging instrument for the holders of a series of certificates may have a claim on property of the pass through trust senior to the claims of the holders of the certificates of that series as described in the related prospectus supplement. The prospectus supplement will also specify the circumstances under which an entity that provides an interest rate swap or other hedging instrument will be entitled to direct the exercise of remedies under any indenture and will describe the relevant U.S. federal income tax consequences, if any, to the certificateholders.

   A prospectus supplement may provide that one or more payments of interest to be paid with respect to the certificates of one or more series will be supported by a insurance policy issued by an institution identified in the related prospectus supplement. The provider of a insurance policy for the holders of a series of certificates may have a claim on property of the pass through trust senior to the claims of the holders of the certificates of that series as described in the related prospectus supplement. The prospectus supplement will also specify the circumstances under which an entity that provides a insurance policy will be entitled to direct the exercise of remedies under any indenture.

   The prospectus supplement will also describe any other credit enhancements, if any, that may apply to the certificates.

The Pass Through Trustee

   Unless otherwise provided in the prospectus supplement for any series of certificates, the pass through trustee for each series of certificates will be State Street Bank and Trust Company of Connecticut, National Association. With certain exceptions as to itself in its individual capacity, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the pass through trust supplements, the certificates, the secured promissory notes, the indentures, the leases or other related documents. The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding certificates of that series issued under the Basic Agreement. Subject to those provisions, the pass through trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of certificates issued under the Basic Agreement unless they have offered to the pass through trustee indemnity satisfactory to it. The Basic Agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold certificates issued under the Basic Agreement and may, in accordance with the Basic Agreement, otherwise deal with us and, with respect to the aircraft leased by us, any owner trustee with the same rights it would have if it were not the pass through trustee.

   The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor pass through trustee. If the pass through trustee ceases to be eligible to continue as pass through trustee with respect to a pass through trust or becomes incapable of acting as pass through trustee or becomes insolvent, we may remove that pass through trustee, or any certificateholder of the applicable pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor pass through trustee. Any resignation or removal of the pass through trustee with respect to a pass through trust and appointment of a successor pass through trustee for the pass through trust does not become effective until acceptance of the appointment by the successor pass through trustee. Under these resignation and successor pass through trustee provisions, it is possible that a different pass through trustee could be appointed to act as the successor pass through trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor pass through trustees in the event of a resignation or removal.

   The Basic Agreement provides that we will pay the pass through trustee's fees and expenses and indemnify the pass through trustee against certain liabilities.

Book-Entry Registration

 General

   Unless otherwise specified in the applicable prospectus supplement, the certificates will be subject to the procedures and provisions described below.

   Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. This means that one physical certificate or a number of physical certificates representing all of the certificates will be registered with the Depository Trust Company ("DTC"). Each global certificate will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Certificateholders will not be entitled to receive a physical certificate representing an interest in its certificates, except as set forth below under "--Physical Certificates". Unless and until physical certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

   DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934.

   Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

  . a person that is registered as a "clearing agency" under the federal securities laws;

  . a federal reserve bank; or

  . any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

   A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

   DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in the accounts of DTC participants. The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly have indirect access to the DTC system.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificateholders have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Certificateholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificateholders will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be. Under a book-entry format, certificateholders may experience some delay in their receipt of payments because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. We expect DTC to forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. We also expect that DTC participants will forward payments to indirect DTC participants or certificateholders, as the case may be, in accordance with standing instructions and customary industry practices. DTC participants will be responsible for forwarding distributions to certificateholders. Accordingly, although certificateholders will not possess physical certificates, DTC's rules provide a mechanism by which certificateholders will receive payments on the certificates and will be able to transfer their interests.

   Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificateholders will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificateholders will be permitted to exercise the rights under the pass through trust agreement only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. Additionally, DTC has advised us that in the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take such action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants and to certificateholders in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

   A certificateholder's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to such certificates may be limited due to the lack of a physical certificate to evidence ownership of the certificates and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

   Neither we nor the pass through trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

   The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to certificates denominated in a currency other than United States dollars.

   The information contained in this prospectus concerning DTC and its book entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

 Same-Day Settlement and Payment

   As long as the certificates are registered in the name of DTC or its nominee, we will make all payments under any lease or any owned aircraft indenture in immediately available funds. The pass through trustees will pass through to DTC all payments received from us, including the final distribution of principal with respect to the certificates of any pass through trust in immediately available funds.

   Any certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

 Physical Certificates

   Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

  . we advise a pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we or the pass through trustee is unable to locate a qualified successor;

  . we elect to terminate the book-entry system through DTC; or

  . after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC through DTC participants that the continuation of a book-entry system through DTC participants is no longer in the certificateholders' best interest.

   If physical certificates are to be issued by a pass through trust, the applicable pass through trustee will notify all certificateholders through DTC of the availability of physical certificates. Upon surrender by DTC of certificates representing the global physical certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as physical certificates to certificateholders.

   After physical certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.

   Physical certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. Neither the pass through trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the pass through trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge.

                  DESCRIPTION OF THE SECURED PROMISSORY NOTES

   The statements made under this caption are summaries of terms that we expect will be common to all secured promissory notes. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, the statements refer to all secured promissory notes and all indentures. Most of the financial and other specific terms of any series of secured promissory notes will be described in a prospectus supplement to be attached to this prospectus. Since the terms of the secured promissory notes may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below.

   The following information is a summary and does not describe every aspect of the secured promissory notes. The summary is subject to all the provisions of the applicable secured promissory notes, indentures, leases, note purchase agreements, pass through trust agreements, participation agreements, intercreditor and subordination agreements, liquidity facilities and other agreements and arrangements relating to any series of secured promissory notes.

   Additional provisions with respect to the secured promissory notes and the associated aircraft financing transactions will be described in the applicable prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provisions in this summary, the provision of the prospectus supplement will control.

General

   The secured promissory notes will be issued under indentures. Promissory notes secured by an aircraft that is leased to us will be non-recourse and will be issued under an indenture between an owner trustee and a loan trustee. Promissory notes secured by an aircraft that we own will be our full recourse obligations and will be issued under an indenture between a loan trustee and us.

   The leased aircraft notes will be non-recourse obligations of the applicable owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific aircraft leased to us. Unless otherwise specified in the applicable prospectus supplement, leased aircraft notes will not be secured by any other aircraft.

   We will be the issuer of owned aircraft notes. The owned aircraft notes will be our direct recourse obligations. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific aircraft that we own. Unless otherwise specified in the applicable prospectus supplement, the owned aircraft notes will not be secured by any other aircraft.

   If specified in a prospectus supplement, we will have the right (a) to arrange a sale and leaseback of one or more aircraft that we own referred to in the prospectus supplement and the assumption, on a non-recourse basis, of the related owned aircraft notes by an owner trustee or (b) to substitute other aircraft, cash or U.S. government securities or a combination thereof in place of the aircraft that we own securing the related owned aircraft notes. The terms and conditions of any sale and leaseback or aircraft substitution will be described in the applicable prospectus supplement. In addition, if specified in a prospectus supplement, we may also structure a financing for an aircraft, using a structure other than a U.S. leveraged lease or mortgage, such as a "cross- border" lease, a synthetic lease or other special structure, or as a combination of a lease or mortgage and a synthetic lease, cross-border lease or other special structure.

   If specified in a prospectus supplement, one of our affiliates may act as an owner participant in a leveraged lease transaction. If one of our affiliates acts as owner participant, it may transfer its interest in the owner trust to a third party at any time during the term of the lease. In connection with that transfer, the lease and other documents may be amended and the secured promissory notes issued under the applicable indenture may be amended or refinanced.

Principal and Interest Payments

   The secured promissory notes will bear interest at the rates (which may be fixed or floating) set forth in the applicable indenture or may be issued at a discount. We expect that the rates set forth in the applicable indenture for each series of secured promissory notes will be the same rate as the annual rate for the certificates issued by the pass through trust that purchases that series of secured promissory notes. Interest on the secured promissory notes will be payable by the issuer of those secured promissory notes on each day that is a regular distribution date for the certificates issued by the pass through trust that purchases those secured promissory notes.

   The issuer of any series of secured promissory notes will repay principal in accordance with the schedule set forth in the applicable prospectus supplement. The principal amortization schedule for each individual aircraft financing will vary to reflect the economic terms of the individual financing.

   If any date scheduled for any payment of principal, premium, if any, or interest with respect to a secured promissory note is not a business day, the payment will be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable prospectus supplement.

Redemption

   The applicable prospectus supplement will describe the circumstances under which the secured promissory notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. In addition, the prospectus supplement will describe the premium, if any, applicable upon redemptions or purchases and other terms applying to the redemptions or purchases of the secured promissory notes.

Security

   The leased aircraft notes will be secured by:

  . an assignment by the related owner trustee to the related loan trustee of that owner trustee's rights, except for certain rights described below, under the lease or leases or other agreements with respect to the related aircraft leased by us, including the right to receive scheduled payments of rent under the applicable lease; and

  . a mortgage granted to the related loan trustee in the aircraft financed by the issue of those leased aircraft notes, subject to our rights under the lease or leases relating to that aircraft and other property rights, if any, described in the applicable prospectus supplement.

   With respect to the leased aircraft, the assignment by the related owner trustee to the related loan trustee of its rights under the related lease will exclude, among other things:

  . rights of the owner trustee and the related owner participant to indemnification by us for certain matters;

  . insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance that we maintain pursuant to the lease or that the owner trustee or the owner participant maintains;

  . insurance proceeds payable to the owner trustee or to the owner participant under certain casualty insurance maintained by the owner trustee or the owner participant as permitted by the lease; and

  . any rights of the owner participant or the owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing indemnification and insurance.

   In addition, the assignment will be limited to provide that, unless and until a default occurs and is continuing under an indenture with respect to a leased aircraft, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.

   All of the leases will be net leases. Under a net lease, we are obligated, among other things and at our expense, to cause each aircraft leased by us to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul, or cause to be maintained, serviced, repaired and overhauled, the aircraft.

   Unless otherwise specified in the applicable prospectus supplement, the secured promissory notes will not be cross-collateralized and consequently the secured promissory notes issued in respect of any one aircraft will not be secured by any other aircraft or, in the case of leased aircraft notes, the lease related to any other aircraft.

   The owned aircraft notes will be secured by a mortgage granted to the related loan trustee of all of our right, title and interest in and to the applicable aircraft that we own. Under the terms of each owned aircraft indenture, we will be obligated, among other things and at our expense, to cause each owned aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul, or cause to be maintained, serviced, repaired or overhaul, the aircraft.

   The prospectus supplement will describe the required insurance coverage with respect to the aircraft financed with the proceeds from the pass through certificates issued.

   Except in certain circumstances, we will keep each aircraft registered under the Transportation Code. In addition, we will record the indentures, the leases and other documents necessary for a valid conveyance of an interest in the aircraft under the Transportation Code. Each indenture will be effective to create a valid security interest in the aircraft that is subject to that indenture. When that indenture and other appropriate documents are filed with the FAA in accordance with the Transportation Code and Uniform Commercial Code financing statements are filed in all appropriate jurisdictions, the loan trustee will have a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions.

   The Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if such aircraft is registered or located outside of the United States.

   The loan trustee will invest and reinvest funds, if any, held by it from time to time under an indenture. The loan trustee will, at our direction, invest and reinvest funds, in certain investments described in the applicable indenture. We will not be entitled to direct the loan trustee to invest and reinvest funds with respect to a leased aircraft, in the case of a default under the applicable lease or, with respect to an owned aircraft, in the case of a default under the applicable indenture. We will pay the net amount of any loss resulting from these investments.

   Section 1110 of the U.S. Bankruptcy Code provides in relevant part that, unless certain events occur after the commencement of a Chapter 11 case, the right of a secured party with a security interest in "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code), or of a lessor or conditional vendor of such equipment, to take possession of such equipment in compliance with the provisions of a security agreement, lease, or conditional sale contract, and to enforce any of its other rights or remedies under such security agreement, lease, or conditional sale contract, to sell, lease or otherwise retain or dispose of such equipment, is not limited or otherwise affected after 60 days after the order for relief under Chapter 11 of the U.S. Bankruptcy Code by any other provision of the U.S. Bankruptcy Code or by any power of the bankruptcy court.

   Section 1110 of the U.S. Bankruptcy Code provides that the right to take possession and to enforce other rights and remedies to sell, lease or otherwise dispose of an aircraft shall be subject to the automatic stay of Section 362 of the U.S. Bankruptcy Code if (A) before the date that is 60 days after the date of the order for relief under Chapter 11 of the U.S. Bankruptcy Code, the trustee, subject to the approval of the court, agrees to perform all obligations of the debtor under such security agreement, lease or conditional sale contract and (B) any default (other than a default that is a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor) under such security agreement, lease or conditional sale contract (x) is cured before the date that is 60 days from the date of such order in the case of a default that occurs before the date of the order of relief, (y) is cured before the later of the date that is 30 days after the date of such default or the date that is 60 days from the date of the order for relief in the case of a default that occurs after the date of the order for relief and before the date that is 60 days from the date of such order for relief, or (z) is cured in compliance with the terms of the security agreement, lease or conditional sale agreement in the case of a default that occurs on or after the expiration of 60 days from the date of the order of relief. "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that at the time such transaction is entered into holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

   Unless otherwise specified in the applicable prospectus supplement, it will be a condition to the pass through trustee's obligation to purchase secured promissory notes with respect to each aircraft that our outside counsel provide its opinion to the pass through trustee that the loan trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such owned aircraft. This Section 1110 opinion will not address the possible replacement of an aircraft after an "Event of Loss", as defined in the applicable indenture, in the future.

Ranking of Secured Promissory Notes

   Some of the secured promissory notes related to one or more aircraft may be subordinated and junior in right of payment to other secured promissory notes related to the same aircraft. The terms of any subordination will be described in the related prospectus supplement.

Payments Under Leases and Limitation of Liability

   We will lease each leased aircraft from an owner trustee for a term commencing on the delivery date of the aircraft to the owner trustee and expiring no earlier than the latest maturity date of the related leased aircraft notes, unless previously terminated as permitted by the terms of the related lease. We will make basic rent and other payments under each lease and the related documents to an owner trustee, as lessor. The owner trustee will assign all payments of basic rent and certain other payments to the related loan trustee. The loan trustee will, on behalf of the owner trustee, apply the funds assigned to it under the related indenture to pay scheduled principal of, premium, if any, and interest due from such owner trustee on the leased aircraft notes issued under the related indenture. The balance of any basic rent or other assigned amount under each lease and related documents, after payment of amounts due on the leased aircraft notes issued under the related indenture, will be paid over to the applicable owner trustee. In certain cases, the basic rent and other payments under a lease may be adjusted, but each lease will provide that under no circumstances will total payments by us be less than the scheduled payments on the related leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the secured promissory notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the secured promissory notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. Our obligations to pay rent and to cause other payments to be made under each lease and related documents will be general unsecured obligations.

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

   Except in circumstances in which we purchase a leased aircraft and assume the related leased aircraft notes, the leased aircraft notes will not be our obligations. None of the owner trustees, the owner participants or the loan trustees will be personally liable to any holder of leased aircraft notes for amounts payable under the leased aircraft notes. Except as provided in the indentures relating to the leased aircraft notes, no owner trustee or loan trustee will be liable or incur any liability under the indentures. Except when we have assumed any leased aircraft notes and except when an owner participant provides funds to be used by an owner trustee to pay principal of, or interest on, the secured promissory notes, all amounts payable under any leased aircraft notes will be made only from:

  . the assets subject to the lien of the applicable indenture with respect to the aircraft or the income and proceeds received by the related loan trustee from that aircraft (including assigned rent payable by us under the related lease); or

  . payments made in connection with optional redemptions or purchases by the related owner trustee or the related owner participant.

   If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the secured promissory notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment.

   Except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or under any leased aircraft notes except for its own willful misconduct or gross negligence. In general, none of the owner participants will have any duty or responsibility under the leased aircraft indentures or under the leased aircraft notes.

   Our obligations under each owned aircraft indenture and under the owned aircraft notes will be secured obligations.

Defeasance of the Indentures and the Secured Promissory Notes in Certain Circumstances

   Unless otherwise specified in the applicable prospectus supplement, an indenture may provide that the obligations of the related loan trustee, the related owner trustee or us, as the case may be, under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal, premium and interest with respect to all secured promissory notes issued under that indenture, are irrevocably deposited with the related loan trustee. The discharge may occur only if, among other things, there has been published by the IRS a ruling or regulation to the effect that holders of the secured promissory notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred. Certain obligations, including the obligations to register the transfer or exchange of secured promissory notes, to replace stolen, lost, destroyed or mutilated secured promissory notes and to maintain paying agencies and hold money for payment in trust may not be defeased.

   Upon defeasance of the secured promissory notes, or upon payment in full of the principal of, premium, if any, and interest on all secured promissory notes issued under any indenture on the applicable maturity date, or upon deposit with the applicable loan trustee of sufficient money no earlier than one year prior to the date of such maturity, the holders of the secured promissory notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to this lien of the indenture and the lien will terminate.

Assumption of Obligations by US Airways

   Unless otherwise specified in the applicable prospectus supplement, upon our purchase of any leased aircraft prior to the end of the applicable term, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the indenture and the leased aircraft notes relating to that lease. If we assume leased aircraft notes, provisions relating to maintenance, possession and use of the related aircraft, liens and insurance will be incorporated into the indenture. If we assume leased aircraft notes in connection with our purchase of a leased aircraft, leased aircraft notes issued under the indenture will not be redeemed and will continue to be secured by the aircraft. We may not assume leased aircraft notes unless, among other things, we have provided an opinion of counsel to the effect that:

  . the loan trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code, except that the opinion need only be given if, immediately prior to the assumption, the owner trustee would have been entitled to the benefits of Section 1110; and

  . holders of the secured promissory notes being assumed will not recognize income, gain or loss for federal income tax purposes as a result of the assumption and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the assumption had not occurred.

Additional Notes

   We will describe in a prospectus supplement any circumstances and conditions under which we or the owner trustee may finance modifications, alterations, additions, improvements to, or replacement parts for, an aircraft through the issuance and sale of additional secured promissory notes. A supplement to the applicable indenture will establish the terms, conditions and designations of any additional secured promissory notes.

Intercreditor Issues

   Secured promissory notes may be issued in different classes, which means that the secured promissory notes may have different payment priorities even though they are issued by the same borrower, relate to the same aircraft and are issued under the same indenture. If multiple classes of secured promissory notes are issued, the related prospectus supplement will describe the priority of distributions among the secured promissory notes, the ability of any class to exercise and/or enforce any or all remedies with respect to the related aircraft, and, if the secured promissory notes are leased aircraft notes, the related lease, and other intercreditor terms and provisions.

Owner Participant; Revisions to Agreements

   If specified in the applicable prospectus supplement, at the time certificates are issued, we may still be seeking owner participants to invest in certain leveraged lease transactions for the aircraft. The prospective owner participants may request revisions to the forms of participation agreement, lease, trust agreement and indenture so that the terms of the agreements applicable to these aircraft may differ from the description of the agreements contained in the applicable prospectus supplement.

   The terms of those agreements, however, will be required to:

  . contain certain mandatory document terms; or

  . not vary certain mandatory economic terms.

   In addition, we will be obligated:

  . to certify to the pass through trustee that the modifications will not materially and adversely affect the certificateholders; and

  . if the forms of documents are modified in any material respect that is adverse to the certificateholders, to obtain written confirmation from each rating agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates.

                            U.S. INCOME TAX MATTERS

General

   The following summary describes the material U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered by this prospectus and in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to US Airways, is accurate in all material respects with respect to the matters discussed in this prospectus. Except as otherwise specified, the summary is addressed to the initial beneficial owners of certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates, the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust that will hold the certificates as capital assets. This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, for example, banks or insurance companies, nor does it address the tax treatment of U.S. certificateholders that do not acquire certificates at the initial offering price as part of the initial offering. This summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. It does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

   The summary is based on laws, regulations, rulings and decisions in effect on the date of this prospectus. Changes to existing law could have a retroactive effect and could alter the tax consequences discussed below. No rulings have been sought from the IRS with respect to the federal income tax consequences, discussed below, and no assurances can be given that the IRS will not take contrary positions. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of those taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of that pass through trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates.

Tax Treatment of the Pass Through Trusts and Certificateholders

   Each pass through trust will not itself be subject to U.S. federal income taxation. Each U.S. certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the secured promissory notes and any other property held in the related pass through trust, in accordance with the U.S. certificateholder's method of accounting. Accordingly, each U.S. certificateholder's share of interest paid on the secured promissory notes will be taxable as ordinary income, as it is paid or accrued, and a U.S. certificateholder's share of any premium paid on redemption of a secured promissory note will be treated as capital gain. If the proceeds from the sale of certificates are invested with a depositary or held pursuant to an escrow arrangement prior to the purchase of secured promissory notes by a pass through trust, each U.S. certificateholder's share of interest paid on the resulting deposits will be taxable as ordinary income as it is paid or accrued in accordance with the holder's method of accounting for U.S. federal income tax purposes. In addition, the deposits may be subject to the original issue discount rules, with the result that a U.S. certificateholder may be required to include any original issue discount in income from a deposit using the accrual method of accounting regardless of its normal method. If certificates issued by a pass through trust are supported by a liquidity facility, insurance policy, or other instrument of credit enhancement, any amounts received by the pass through trust under the liquidity facility, insurance policy, or other instrument of credit enhancement for unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

   Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended, referred to as the Code. Certain fees and expenses, including fees paid to the pass through trustee and the provider of the liquidity facility, insurance policy, or other instrument of credit enhancement, if applicable, will be paid by parties other than the certificateholders. These fees and expenses could be treated as constructively received by the pass through trust, in which event a U.S. certificateholder could be required to include in income and entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of fees or expenses will be allowed only to the extent that all of the certificateholder's miscellaneous itemized deductions, including the certificateholder's share of fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Effect of Subordination on Certificateholders of Subordinated Trusts

   In the event that any pass through trust is subordinated in right of payment to any other pass through trust and the subordinated trust receives less than the full amount of the interest, principal or premium paid with respect to the secured promissory notes held by it because of the subordination of the pass through trust, the certificateholders of the subordinated trust would probably be treated for federal income tax purposes as if they had (a) received as distributions their full share of principal, interest, or premium, (b) paid over to a preferred class of certificateholders an amount equal to their share of the amount of the shortfall, and (c) retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to the certificateholders of the subordinated trust on account of the shortfall.

   Under this analysis, (a) subordinated certificateholders incurring a shortfall would be required to include as current income any interest or other income of the subordinated trust that was a component of the shortfall, even though such amount was in fact paid to a preferred class of certificateholders,
(b) a loss would only be allowed to subordinated certificateholders when their right to receive reimbursement of the shortfall becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse the shortfall), and (c) reimbursement of the shortfall prior to a claim of worthlessness would not be taxable income to certificateholders because the amount reimbursed would have been included in income. These results should not significantly affect the inclusion of income for certificateholders on the accrual method of accounting, but could accelerate inclusion of income to certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Original Issue Discount

   The secured promissory notes may be issued with original issue discount. The prospectus supplement will state whether any secured promissory notes to be held by the related pass through trust will be issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not negligible must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to this income, under a method that takes into account the compounding of interest.

Sale or Other Disposition of the Certificates

   Upon the sale, exchange or other disposition of a certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange (other than any amount attributable to accrued but unpaid interest that the U.S. certificateholder has not included in gross income previously which will be taxable as ordinary income) and the U.S. certificateholder's adjusted tax basis in the secured promissory notes and other property held by the corresponding pass through trust and any deposits. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum U.S. federal income tax rate on long-term capital gains generally is 20%.

Foreign Certificateholders

   Under present U.S. federal income tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of a certificate), and subject to the discussion of backup withholding below:

  . interest paid (including any original issue discount) on a certificate to, or on behalf of, any beneficial owner of a certificate that is not a U.S. person will not be subject to U.S. federal income tax or withholding tax provided that (a) the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock or the stock of an owner participant, (b) the non-U.S. certificateholder is not (A) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (B) a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or us, and (c) the interest payments are not effectively connected with the non-U.S. certificateholder's conduct of a U.S. trade or business; and

  . a non-U.S. certificateholder will not be subject to U.S. federal income tax on any capital gain realized on the sale, exchange or other disposition of a certificate, unless (a) the non-U.S. certificateholder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or exchange and certain other requirements are met or (b) the gain is effectively connected with the non-U.S. certificateholder's conduct of a U.S. trade or business.

   The certification referred to above may be made on an IRS Form W-8 BEN (or any successor form prescribed by the IRS) or substantially similar substitute form.

Information Reporting and Backup Withholding

   In general, information reporting requirements will apply to certain payments within the United States of principal, interest, original issue discount and premium on the certificates, and to payments of the proceeds of certain sales of certificates made to U.S. certificateholders other than certain exempt recipients (such as corporations). A 31% backup withholding tax may apply to the payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to non-U.S. certificateholders, payments made on a certificate and proceeds from the sale of a certificate owned by a non-U.S. certificateholder will generally not be subject to information reporting requirements or the backup withholding tax if the non-U.S. certificateholder provides the required certification of its non-U.S. status or otherwise establishes an exemption.

   Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the certificateholder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

   The Treasury Department recently issued final regulations governing backup withholding and information reporting requirements. The regulations do not significantly alter the substantive withholding and information reporting requirements discussed above; they unify current certification procedures and forms and clarify reliance standards. The regulations will generally become effective for payments made after December 31, 2000.

                              ERISA CONSIDERATIONS

   Unless otherwise indicated in the applicable prospectus supplement, the certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, referred to as ERISA, or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of an employee benefit plan must determine that the purchase and holding of a certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans, as defined in section 3(32) of ERISA, and certain church plans, as defined in section 3(33) of ERISA, are not subject to Title I of ERISA or section 4975 of the Code. The certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

   Certificates may be sold to one or more underwriters for public offering and sale by them to investors or other persons directly or through one or more dealers or agents. Any underwriter, dealer or agent involved in the offer and sale of the certificates will be named in an applicable prospectus supplement.

   The certificates may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices based on the prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the certificates, including certificates not listed on any securities exchange. We do not intend to apply for listing of the certificates on a national securities exchange. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the certificates upon the terms and conditions as will be set forth in any prospectus supplement. In connection with the sale of certificates, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of certificates for whom they may act as agent. Underwriters may sell certificates to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

   If a dealer is used directly by us in the sale of certificates in respect of which this prospectus is delivered, the certificates will be sold to the dealer, as principal. The dealer may then resell the certificates to the public at varying prices to be determined by the dealer at the time of resale. Any dealer used directly by us and the terms of any sale to that dealer will be set forth in the related prospectus supplement.

   Certificates may be offered and sold through agents designated by us from time to time. Any agent involved in the offer or sale of the certificates in respect of which this prospectus is delivered will be named in, and any commissions payable by us to that agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, that agent will be acting on a best efforts basis for the period of its appointment.

   We may directly solicit offers to purchase certificates and sales under those offerings may be made by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the certificates. We will describe the terms of these sales will be described in the prospectus supplement. Except as set forth in the applicable prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with our direct sales of the certificates, although those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any direct sales.

   Any underwriting compensation that we pay to underwriters, dealers or agents in connection with the offering of certificates, and any discounts, concessions or commissions that underwriters allow to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the certificates may be deemed to be underwriting discounts and commissions under the Securities Act. We may indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act. We may reimburse underwriters, dealers and agents for expenses incurred in connection with the offer or sale of certificates.

   Underwriters, dealers and agents may engage in transactions with, or perform services for, us, our parent and our subsidiaries and affiliates in the ordinary course of business.

   If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase certificates at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in that prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of certificates sold pursuant to contracts will be equal to, the respective amounts stated in that prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, in all cases be subject to our approval. Contracts will not be subject to any conditions except that the purchase by an institution of the certificates covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. A commission indicated in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of certificates pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

   If any underwriter is utilized in the sale of any certificates, the applicable prospectus supplement will contain a statement as to the intention, if any, of the underwriter at the date of the prospectus supplement to make a market in the certificates. No assurances can be given that there will be a market for the certificates.

   The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

                           SELLING CERTIFICATEHOLDERS

   Certificates issued pursuant to this prospectus may be reoffered pursuant to this prospectus by the holders of certificates, from time to time, in transactions on the open market, in negotiated transactions, through the writing of options on the certificates or through a combination of these methods of sale, at negotiated prices, fixed prices that may be changed, market prices prevailing at the time of sale or prices relating to the prevailing market prices. The selling certificateholders may effect these transactions by selling the certificates to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling certificateholders, the purchasers of certificates for whom the broker-dealer may act as agent or to whom they may sell as principal or both. We will not receive any part of the proceeds from the resale by the selling certificateholders of any certificates pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we will bear all expenses, other than selling discounts and commissions and fees and expenses of the selling certificateholders, in connection with the registration of the certificates being reoffered by the selling certificateholders.

   The identity of the selling certificateholders, the number of certificates sold by the selling certificateholders and the price per certificate will be determined at the time of the consummation of the particular transaction. Specific information regarding the transaction, the identity of the selling certificateholders and the number of certificates to be resold may be provided at the time of the applicable transaction by means of a supplement or a post-effective amendment to this prospectus, as applicable.

   The selling certificateholders and any broker-dealers who act in connection with the sale of those certificates may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of those certificates as principal may be deemed to be underwriting discounts and commissions under the Securities Act. We intend to make available public information concerning our self in compliance with the Securities Act and the related regulations and, accordingly, Rule 144 or Rule 145 under the Securities Act may be available for use by holders of certificates to effect transfers of those securities, subject to compliance with the remaining provisions of those rules.

                                 LEGAL OPINIONS

   Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates will render an opinion with respect to the validity of the securities being offered by this prospectus. Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of the certificates by, and the valid and binding effect on, the pass through trustee.

                                    EXPERTS

   The consolidated financial statements of US Airways, Inc. and its subsidiary as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 that are included in US Airways' Annual Report on Form 10-K for the year ended December 31, 1999, have been incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants and upon the authority of KPMG LLP as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Judiciary Plaza,        Seven World Trade Center, Citicorp Center
450 Fifth Street, N.W.  Suite 1300                500 West Madison Street, Suite 1400
Washington, D.C. 20549  New York, NY 10048        Chicago, IL 60661

   You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

   The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

   This prospectus includes by reference the documents listed below that we previously have filed with the SEC and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

Filing                                             Period
------                                             ------
Annual Report on Form 10-K     Year ended December 31, 1999
Quarterly Report on Form 10-Q  Quarters ended June 30, 2000 and March 31, 2000
Current Reports on Form 8-K    Filed January 13, 2000
                               Filed January 19, 2000
                               Filed February 11, 2000
                               Filed February 24, 2000
                               Filed February 29, 2000
                               Filed March 15, 2000
                               Filed March 24, 2000
                               Filed April 11, 2000
                               Filed April 19, 2000
                               Filed May 2, 2000
                               Filed May 9, 2000
                               Filed May 30, 2000
                               Filed June 20, 2000
                               Filed July 11, 2000
                               Filed July 19, 2000
                               Filed July 26, 2000
                               Filed August 10, 2000
                               Filed August 17, 2000
                               Filed September 12, 2000
                               Filed October 10, 2000

   We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date of the closing of each offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   You may obtain any of these documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                                   Secretary
                                US Airways, Inc.
                               2345 Crystal Drive
                           Arlington, Virginia 22227
                                (703) 872-7000.



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




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